                                                                   EXHIBIT 10.19
                                                                       EXECUTION
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                            LOAN AND TRUST AGREEMENT



                                  by and among



                      THE INDUSTRIAL DEVELOPMENT AUTHORITY
                           OF THE COUNTY OF MARICOPA,


                          CHAPARRAL CITY WATER COMPANY


                                       and


                        BANK ONE, ARIZONA, NA, as Trustee

                 ----------------------------------------------

         The Industrial Development Authority of the County of Maricopa
              Water System Improvement and Refunding Revenue Bonds
                     (Chaparral City Water Company Project)


                  $7,600,000                                    $1,320,000
    Water System Improvement Revenue Bonds          Water System Refunding Revenue Bonds
                 Series 1997A                                   Series 1997B

                 ----------------------------------------------


                          Dated as of December 1, 1997

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

                                TABLE OF CONTENTS
                                                                                       Page

                                    ARTICLE I

                          INTRODUCTION AND DEFINITIONS

Section 1.01. Description of this Agreement and the Parties .........................    1
Section 1.02. Definitions ...........................................................    2
Section 1.03. Content of Certificates and Opinions ..................................   14
Section 1.04. Accounting Principles .................................................   14
Section 1.05. Actions by Issuer and Company .........................................   15

                                   ARTICLE II

                        ASSIGNMENT AND PLEDGE OF SECURITY

Section 2.01. Assignment and Pledge of the Issurer and Company ......................   15
Section 2.02. Further Assurance .....................................................   16
Section 2.03. Defeasance ............................................................   16
Section 2.04. Survival of Certain Provisions ........................................   18

                                   ARTICLE III

                           THE BONDS AND THE BORROWING

Section 3.01. The Bonds .............................................................   19
Section 3.02. Application of Bond Proceeds and Company Funds ........................   23
Section 3.03. Bond Fund .............................................................   23
Section 3.04. Debt Service Reserve Fund .............................................   24
Section 3.05. Rebate Fund ...........................................................   26
Section 3.06. Refunding Fund ........................................................   28
Section 3.07. Project Fund ..........................................................   29
Section 3.08. Costs of 1997 Project .................................................   29
Section 3.09. Disbursements from and Records of the Project Fund ....................   30
Section 3.10. Substantial Completions ...............................................   31
Section 3.11. Issuance of Parity Debt ...............................................   32
Section 3.12. Payments by the Company ...............................................   35
Section 3.13. Redemption of the Bonds ...............................................   37
Section 3.14. Paying Agent ..........................................................   41
Section 3.15  Investments ...........................................................   42
Section 3.16. Release of and Liens on Property ......................................   43
Section 3.17. Moneys to be Held in Trust ............................................   43
Section 3.18. Rights to Funds .......................................................   44

                                       i

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

                                   ARTICLE IV

                                   THE PROJECT

Section 4.01. Acquisition, Construction, Installation, Equipment and Improvement ....   44
Section 4.02. Company Required to Pay Costs in Event Project Fund Insufficient ......   44

                                    ARTICLE V

            COVENANTS AND WARRANTIES OF THE COMPANY AND OF THE ISSUER

Section 5.01. Corporate Organization Authorization and Powers .......................   45
Section 5.02. Payment of Principal, Premium and Interest on Parity
              Debt; Interest on Overdue Payments ....................................   46
Section 5.03. Covenants .............................................................   46
Section 5.04. Annual Reports and Other Current Information ..........................   51
Section 5.05. Corporate Reorganization ..............................................   52
Section 5.06. Right to Notice .......................................................   52
Section 5.07. Maintenance of Property ...............................................   52
Section 5.08. Compliance With Laws ..................................................   53
Section 5.09. Payment of Taxes ......................................................   53
Section 5.10. Compliance with Covenants .............................................   53
Section 5.11. Licenses and Permits ..................................................   53
Section 5.12. Financial Covenants ...................................................   54
Section 5.13. Limitations on Incurrence of Additional Indebtedness ..................   54
Section 5.14. Sale, Lease or other Disposition of Property ..........................   55
Section 5.15. Consolidation, Merger, Sale or Conveyance .............................   55
Section 5.16. Restrictions on Guaranties ............................................   56
Section 5.17. Limitations on Creation of Liens ......................................   56
Section 5.18. Insurance .............................................................   58
Section 5.19. Compliance with Laws and Regulations ..................................   59
Section 5.20. Environmental Compliance ..............................................   60
Section 5.21. Survival of Representations ...........................................   62

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

Section 6.01. Default by the Company ................................................   62
Section 6.02. Remedies Upon Events of Default .......................................   64
Section 6.03. Application of Moneys after Default ...................................   66
Section 6.04. Remedies Cumulative ...................................................   68
Section 6.05. Performance of the Company's Obligations ..............................   68
Section 6.06. Holders' Control of Proceedings .......................................   68
Section 6.07. Remedies Subject to Provisions of Law .................................   69
Section 6.08. Limitation on Suits by Holders ........................................   69

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
Section 6.09. Waiver of Certain Defenses ............................................   70
Section 6.10. Opportunity to Cure ...................................................   70
Section 6.11. Rights of Bond Insurer Upon an Event of Default .......................   70

                                   ARTICLE VII

                                   THE TRUSTEE

Section 7.01. Rights and Duties of the Trustee ......................................   71
Section 7.02. Fees and Expenses of the Trustee; Indemnification .....................   75
Section 7.03. Resignation or Removal of the Trustee .................................   75
Section 7.04. Successor Trustee .....................................................   75

                                  ARTICLE VIII

                                   THE ISSUER

Section 8.01. Rights and Duties of the Issuer .......................................   76
Section 8.02. Expenses of the Issuer ................................................   78
Section 8.03. Limitation on Recourse and Liability ..................................   78
Section 8.04. Unrelated Bond Issues .................................................   79
Section 8.05. Indemnification .......................................................   79
Section 8.06. Representations and  Warranties of the Issuer .........................   81

                                   ARTICLE IX

                                 THE BONDHOLDERS

Section 9.01. Action by Bondholders .................................................   82

                                    ARTICLE X

                                THE BOND INSURER

Section 10.01. Provisions Regarding the Bond Insurer ................................   82
Section 10.02. Claims Upon the Bond Insurance Policy ................................   83
Section 10.03. Indemnification ......................................................   85
Section 10.04. Information to and Rights of Bond Insurer ............................   85
Section 10.05. Consent of Bond Insurer ..............................................   86

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01. Amendment .............................................................  87
Section 11.02. Successors and Assigns ................................................  89

                                       iii


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
Section 11.03. Notices ..............................................................   89
Section 11.04. Business Days ........................................................   90
Section 11.05. Agreement Not for the Benefit of Other Parties; Bond
               Insurer is Third Party Beneficiary ...................................   90
Section 11.06. Severability .........................................................   91
Section 11.07. Counterparts .........................................................   91
Section 11.08. Captions .............................................................   91
Section 11.09. Governing Law ........................................................   91
Section 11.10. Suspension of Publications or Mail ...................................   91
Section 11.11. Conflict of Interest .................................................   91
Section 11.12. Continuing Disclosure ................................................   91

         SCHEDULE A            Description of Existing Liens
         SCHEDULE B            Form of Project Fund Requisition
         SCHEDULE C            Credit Facility Requirements
         SCHEDULE D            Costs of Issuance
         SCHEDULE E            Descriptions of 1997 Project and 1985 Project

         EXHIBIT I             Form of Series 1997A Bond
                               Form of Series 1997B Bond

                                    ARTICLE I

                          INTRODUCTION AND DEFINITIONS

        Section 1.01. Description of this Agreement and the Parties. This LOAN AND TRUST AGREEMENT (the "Agreement") is entered into as of December 1, 1997 by and among THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF MARICOPA, a nonprofit corporation designated a political subdivision of the State of Arizona (the "State") incorporated with the approval of Maricopa County, Arizona (the "County"), pursuant to the provisions of the Constitution of the State and under Title 35, Chapter 5, Arizona Revised Statutes, as amended (the "Issuer"), CHAPARRAL CITY WATER COMPANY, an Arizona corporation (the "Company"), and BANK ONE, ARIZONA, NA, as trustee (with its successors, the "Trustee").

        This Agreement is a financing document combined with a trust agreement under the Act and provides for the following transactions:

               (a) the Issuer's issuance of its $7,600,000 Water System Improvement Revenue Bonds (Chaparral City Water Company Project), Series 1997A (the "Series 1997A Bonds");

               (b) the Issuer's issuance of its $1,320,000 Water System Refunding Revenue Bonds (Chaparral City Water Company Project), Series 1997B (the "Series 1997B Bonds" and together with the Series 1997A Bonds, the "Bonds");

               (c) the Issuer's loan of the proceeds of the Series 1997A Bonds to the Company for the purposes of (i) paying costs of certain improvements to the water furnishing facilities of the Company located in various locations in the Town of Fountain Hills, City of Scottsdale and unincorporated Maricopa County (as hereinafter more fully described, the "1997 Project"), which water furnishing facilities constitute a "project" within the meaning of the Act, (ii) funding a reserve fund and
        (iii) paying issuance expenses incurred in connection with the issuance and sale of the Series 1997A Bonds;

               (d) the Issuer's loan of the proceeds of the Series 1997B Bonds to the Company for the purpose of refunding the 1985 Bonds, which 1985 Bonds were used to pay the costs of certain improvements to the Company's water furnishing facilities which constitute a "project" within the meaning of the Act (as hereinafter more fully described, the "1985 Project");

               (e) the Company's repayment of the loan of Bond proceeds from the Issuer through payment to the Trustee of all amounts necessary to pay the Bonds issued by the Issuer;

               (f) the Issuer's assignment to the Trustee in trust for the benefit and security of the Bond Insurer and the Bondholders of the Issuer's rights under this Agreement and the revenues to be received from the Company hereunder except as otherwise provided herein; and

               (g) the Company's securing, as permitted by Section 3.11 hereof, of Parity Debt.

        In consideration of the mutual agreements and representations contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Issuer and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondholders and the Bond Insurer and holders of Parity Debt to the extent herein provided, provided that any financial obligation of the Issuer hereunder shall not be a general obligation of the Issuer nor a debt or pledge of the faith and credit of the Issuer or the County, but shall be payable solely from the funds and revenues assigned and pledged under this Agreement. The Issuer has no taxing power.

        Section 1.02. Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

        "Accountant" means a firm of Independent certified public accountants (which may be the external auditing firm of the Company) and which is acceptable to the Trustee.

        "Act" means Title 35, Chapter 5, Arizona Revised Statutes, unless otherwise specified herein, as amended from time to time.

        "Additional Indebtedness" means any Indebtedness incurred by the Company subsequent to the issuance of the Bonds.

        "Additional Parity Indebtedness" means any Additional Indebtedness of the Company that is secured by the Collateral on a parity basis, as provided hereunder, with the Bonds.

        "Affiliate" of any specified corporation or other entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, "control" when used with respect to any specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through appointment of the Governing Body, ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Aggregate Project" means the 1985 Project and the 1997 Project collectively.

        "Agreement" means this Loan and Trust Agreement, dated as of December 1, 1997, as it may be supplemented and amended in accordance with its terms.

        "Ambac Assurance" means Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance company.

        "Annual Debt Service" means, for the Fiscal Year in question, the aggregate of the payments made (other than from moneys irrevocably deposited with the Trustee or otherwise irrevocably held in trust in a segregated account for the benefit of a lender for purposes of such payments), in respect of principal of and interest on Indebtedness of the Company during such period, also taking into account with respect to Capitalized Interest, the provisions pertaining to credit for Capitalized Interest.

        "Authorized Officer" means (i) in the case of the issuer, the President, any Vice President, Secretary/Treasurer or Assistant Secretary/Treasurer of the Issuer, and when used with reference to an act or document of the Issuer also means any other person authorized to perform the act or execute the document, and (ii) in the case of the Company, the Chairman, the President, any Vice President, the Secretary or Assistant Secretary of the Company, and when used with reference to an act or document of the Company, also means any other person or persons authorized to perform the act or execute the document.

        "Beneficial Owners" means actual purchasers of the Bonds whose ownership interest is evidenced only in the Book-Entry System maintained by the Depository.

        "Bond" or "Bonds" means, collectively, the Series 1997A Bonds and the Series 1997E Bonds, and any Bond or Bonds duly issued in exchange or replacement therefor and, where appropriate with respect to redemption, portions thereof in authorized denominations.

        "1985 Bonds" means the Issuer's Industrial Development Revenue Bonds (Chaparral City Water Company Project) Series 1985, dated as of April 1, 1985 in the original principal amount of $3,023,000 and currently outstanding in the principal amount of $1,320,000.

        "Bond Fund" means the fund by that name established pursuant to Section 3.03, including the Policy Payments Account therein established pursuant to
Section 10.02.

        "Bondholder," "Holder," "Owner" or "Registered Owner" means (a) with respect to the Parity Bonds, the registered owner of any of the Parity Bonds from time to time as shown in the books kept by the Trustee as bond registrar and transfer agent, and (b) with respect to Parity Debt, the persons or entities identified in accordance with the provisions of Section 3.11 (c) hereof.

        "Bond Insurance Policy" means the municipal bond insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

        "Bond Insurer" means, with respect to the Bonds, Ambac Assurance.

        "Bond Purchase Agreement" means the Bond Purchase Agreement dated December 5, 1997 among the Issuer, the Company and Banc One Capital Corporation.

        "Bond Year" means. during the period while any Bonds remain outstanding, the annual period (or, in the case of the first Bond Year, a period of 12 months or less) provided for the computation of Rebate Amount for the Bonds under
Section 148(f) of the Code.

        "Book-Entry System" means a system for clearing and settlement of securities transactions among participants of a Depository (and other parties having custodial relationships with such participants) through electronic or manual book-entry changes in accounts of such participants maintained by the Depository hereunder for recording ownership of the Bonds by Beneficial Owners and transfers of ownership interests in the Bonds.

        "Business Day" means a day on which banks located in each of the cities in which the principal corporate trust offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

        "Capitalized Interest" means the interest (exclusive of accrued interest paid by the initial purchasers upon delivery of the Bonds) accruing upon the Bonds during the period of construction of the 1997 Project.

        "Capitalization Ratio" means the ratio of total Indebtedness of the Company to the sum of total Indebtedness and total shareholders' equity, as reflected in or derived from the most recent audited financial statements or unaudited quarterly financial statements of the Company, as applicable.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or where pertinent, its statutory predecessor, the Internal Revenue Code of 1954, as amended (the "1954 Code"). References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and under the 1954 Code; as amended from time to time, and any successor provisions to those Sections, regulations or proposed regulations and, in addition, all revenue rulings, announcements, notices, procedures and judicial determinations under the foregoing applicable to the Bonds.

        "Collateral" means the Mortgage and any other Lien on or security interest granted in Property of Company herein and under any other mortgage or security agreement or other document of similar import.

         "Company" means Chaparral City Water Company, a corporation for profit duly organized and validly existing under the laws of the State, and its lawful successors and assigns to the extent permitted by this Agreement.

        "Computation Date" means each date (including the date on which the Bonds are paid in full) on which the Rebate Amount for the Bonds is computed or is required to be computed in accordance with Section 148(f) of the Code.

        "Condemnation Proceeds" shall have the meaning set forth in Section
4.04.

        "Consultant" means a person or firm which is not unacceptable to the Trustee or the Bond Insurer, is a recognized professional consultant of favorable reputation, having the skill and experience necessary to render the particular report or certificate required, and is Independent.

        "Continuing Disclosure Agreement" means the Continuing Disclosure Certificate of the Company dated as of December 1, 1997.

        "Costs of Issuance" means underwriter's discount or fees, counsel fees (including bond counsel, Issuer's counsel, Issuer's financial advisor, counsel to the Company, Trustee's counsel, and any other specialized counsel fees incurred in connection with the issuance of the Bonds), recording fees, title insurance, rating agency fees, Trustee fees incurred in connection with the issuance of the Bonds and the Trustee's acceptance fee and first year administration fee, Accountant fees related to the issuance of the Bonds, printing costs, costs incurred in connection with the public approval process for the Bonds, and any other fees or costs deemed costs of issuance for purposes of Section 147(g) of the Code.

        "County" means the County of Maricopa, Arizona.

        "Credit Facility" means any irrevocable transferable letter of credit, insurance policy, guaranty or other agreement constituting a credit enhancement or liquidity facility which is in a commercially reasonable form.

        "Debt Service Coverage Ratio" means the ratio of Income Available For Debt Service of the Company to Annual Debt Service.

        "Debt Service Reserve Fund" means the fund by that name established pursuant to Section 3.04.

        "Debt Service Reserve Fund Requirement" means (a) for the Bonds, an amount which is equal to the maximum Annual Debt Service on Outstanding Bonds in the current or any future Fiscal Year and (b) for Parity Bonds secured by the Debt Service Reserve Fund, the amounts required by Section 3.11(b)(2) hereof.

        "Defeasance Obligations" means the non-callable Permitted Investments defined in clauses (i) and (ii) of such definition.

        "DEPOSITORY" MEANS The Depository Trust Company, New York, New York or any successor depository designated pursuant to Section 3.01(e).

        "Event of Bankruptcy" MEANS if (i) the Company shall commence a voluntary case under the federal bankruptcy laws, or shall become insolvent or unable to pay its debts as, they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial pan of its Property;
(ii) a trustee, receiver, conservator, custodian or similar official or agent shall be appointed for the Company or for any substantial part of its Property and such trustee or receiver shall not be discharged within 90 days; or (iii) the Company shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall not be discharged within 90 days.

        "Event of Default" means any one of the events set forth in subsection 6,01(a).

        "Fiscal Year" means the fiscal year ending December 31 or any other fiscal year designated from time to time in writing by the Company to the Trustee for purposes of making historical calculations or determinations set forth in the Agreement on a Fiscal Year basis, or for purposes of combinations or consolidation of accounting information. With respect to any successor or assignee of the Company whose actual fiscal year is different from that designated above, the actual fiscal year of such successor or assignee which ended within the Fiscal Year designated above shall be used.

        "Funds," collectively, means the Bond Fund, the Refunding Fund, the Project Fund and the Debt Service Reserve Fund.

        "Governing Body" means, with respect to the Company, its board of directors, board of trustees, or other board or group of individuals in which the power to direct the management and policies of the Company are vested.

        "Government Obligations" means (i) direct obligations (other than an obligation subject to variation in principal repayment) of the United States of America ("United States Treasury Obligations"), (ii) obligations fully and unconditionally guaranteed as to timely payment of principal and interest by the United States of America, (iii) obligations fully and unconditionally guaranteed as to timely payment of principal and interest by any agency or instrumentality of the United States of America when such obligations are backed by the full faith and credit of the United States of America, or (iv) evidences of ownership of proportionate interests in future interest and principal payments on obligations described in clause (i) above held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor and the underlying government obligations are not available to any person claiming through the custodian or to whom the custodian may be obligated.

        "Government Restriction" means the occurrence of the following: (i) changes in applicable laws or governmental regulations shall have occurred which prevent, have prevented or will prevent the Company and all other investor-owned water utilities under similar circumstances, from generating sufficient income Available for Debt Service to comply with the particular requirement of the financing document in question, (ii) the effect upon the Company and all other such utilities under circumstances similar to the circumstances set forth in clause (i) above shall have been confirmed by a signed Consultant's opinion or report delivered to the Trustee, (iii) an Officer's Certificate shall have been delivered to the Trustee stating that the Company has generated the highest level of Income Available for Debt Service which, in the opinion of such officer, could reasonably be generated given the circumstances set forth in clause (i) above, and (iv) there shall have been delivered to the Trustee, if requested by the Trustee, an Opinion of Counsel as to any conclusions of law supporting the opinion or report of the Consultant.

        "Guaranty" shall mean a loan commitment or other financial obligation of the Company which loan commitment or obligation guarantees in any manner, whether directly or indirectly, any obligation of any other Person; provided, however, that notwithstanding the foregoing, none of the following shall be deemed to constitute a Guaranty: (a) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (b) rentals payable in future years under leases, other than leases properly capitalized under generally accepted accounting principles, and (c) any indemnification agreement entered into by the Company in connection with surety bonds, performance bonds, bid bonds, material bonds, labor bonds, stay bonds, appeal bonds and other similar bonds, except to the extent that a surety bond requires reimbursement of cash deposits by the Company. Nothing in this definition or otherwise shall be construed to count a Guaranty more than once.

        "Historic Test Period" means (i) the most recent Fiscal Year of the Company, if audited financial statements with respect to such Fiscal Year are available or (ii) if such audited financial statements are not available, the most recent period for which such audited financial statements are available,

        "Income Available for Debt Service" means, as to any period of time, net income before depreciation, amortization and interest of the Company, as determined in accordance with generally accepted accounting principles consistently applied; provided, that no determination thereof shall take into account (a) any gain or loss resulting from either the extinguishment of Indebtedness or the sale, exchange, revaluation or other disposition of capital assets or other long term assets not in the ordinary course of business, (b) all items which under generally accepted accounting principles are considered extraordinary items and which are substantially non-cash charges, and (c) the net proceeds of insurance (other than proceeds of business interruption insurance and casualty insurance, but only to the extent that the loss resulting from the casualty is included in expenses for the applicable period of time) and condemnation awards.

        "Indebtedness" means all obligations for payments of principal and interest with respect to money borrowed, incurred or assumed by the Company, all Guaranties, and all purchase money mortgages, financing or capital leases, installment purchase contracts or other similar instruments in the nature of a borrowing by which the Company will be unconditionally obligated to pay: Nothing in this definition or otherwise shall be construed to count any Indebtedness more than once.

        "Indemnified Party" means the Issuer, the members of its Board of Directors, its officers, counsel, financial advisors and agents, the County, and its Board of Supervisors and agents and the Trustee, its directors, officers. agents, attorneys and employees (each of the foregoing is individually referred to herein as an "Indemnified Party" and collectively are referred to herein as the "Indemnified Parties").

        "Independent" means an individual who is not, or a firm no member, stockholder, director, officer or employee of which is, an officer, member, director or employee of the Company or any Affiliate.

        "Insurance Consultant" means an Independent Person or firm appointed by the Company, and satisfactory to the Trustee, who is qualified to survey risks and to recommend insurance coverage for water furnishing facilities and services and organizations engaged in like operations, has actuarial personnel experienced in the area of insurance for which the Company is insuring and who has a favorable national reputation for skill and experience in such surveys and such recommendations.

        "Interest Payment Date" means the first (1st) day of each June and December commencing June 1, 1998, provided that, if such day is not a Business Day, any payment due on such date may be made on the next Business Day without additional interest and with the same force and effect as if made on the specified date for such payment.

        "Issuer" means The Industrial Development Authority of the County of Maricopa, a nonprofit corporation designated a political subdivision of the State incorporated with the approval of the County pursuant to the provisions of the Constitution of the State and under Title 35, Chapter 5, Arizona Revised Statutes, as amended.

        "Laws and Regulations" shall have the meaning given in Section 5.19(x).

        "Lien" means any mortgage, pledge, security interest, lien, judgment lien or other material encumbrance on title, including, but not limited to, any mortgage or pledge of, security interest in or lien or encumbrance on any Property of the Company which secures any Indebtedness or any other obligation of the Company, or which secures any obligation of any Person, excluding liens applicable to Property in which the Company has only a leasehold interest unless the lien secures Indebtedness of the Company.

        "Moody's" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "Mortgage" means the Deed of Trust, dated as of December 1, 1997, from the Company to Bank One, Arizona, NA, as trustee thereunder, with the Trustee as beneficiary, as amended in accordance with its terms.

        "Mortgaged Property" means the real property subject to the Mortgage.

        "1985 Project" means the Company's water furnishing facilities financed with proceeds of the Series 1985 Bonds and refinanced with the proceeds of the Series 1997E Bonds, as further described in Schedule E attached hereto.

        "1997 Project" means the Company's water furnishing facilities financed with the proceeds of the Series 1997A Bonds, as further described in Schedule E.

        "Officer's Certificate" means a certificate signed by an Authorized Officer, which if not otherwise specified herein may be an Authorized Officer of the Issuer or the Company.

        "Opinion of Bond Counsel" means an opinion of any Independent firm of attorneys, of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by municipalities, and duly admitted to practice law before the highest court of any state of the United States.

        "Opinion of Counsel" means a written opinion of an Independent attorney or firm of attorneys selected by the Authorized Officer of the Company and (except as otherwise provided in this Agreement) may be counsel for the Issuer, the Company or for the Trustee.

        "Original Purchaser" means Banc One Capital Corporation.

        "Outstanding," when used to modify the term "Bonds," refers to Bonds issued under this Agreement, excluding: (i) Bonds which have been exchanged or replaced, or delivered to the Trustee for credit against a sinking fund installment; (ii) Bonds which have been paid, subject to Section 2.03 herein;
(iii) Bonds which have become due and for the payment of which moneys have been duly provided to the Trustee, subject to Section 2.03 herein; and (iv) Bonds for which there have been irrevocably set aside with the Trustee sufficient money or Defeasance Obligations bearing interest at such rates and with such maturities as will provide sufficient funds to pay the principal of, premium, if any, and interest on such Bonds as provided in Section 2.03; provided, however, that if any such Bonds are to be redeemed prior to maturity, the Issuer shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee and provided further that if the Bonds have been paid by Ambac Assurance such Bonds shall remain outstanding in accordance with Section 2.03 hereof; and when used to modify other "Indebtedness," refers to Indebtedness which as of such date remains unpaid except Indebtedness for the payment or redemption of which sufficient moneys have been irrevocably deposited to such date in trust for the holders of such Indebtedness (whether upon or prior to the maturity or redemption date of any such Indebtedness), or which is deemed to have been paid with moneys or securities, pursuant to the provisions of the documents securing such Indebtedness; provided that if such Indebtedness is to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or irrevocable instructions shall have been made therefor and provided further, that the 1985 Bonds shall not be considered to be outstanding from and after the issuance of the Bonds.

        "Parity Bonds" means the Bonds and any other bonds issued by the Issuer pursuant to Section 3.11 secured by the Collateral on a parity basis, as provided hereunder, with the Bonds and any Additional Parity Indebtedness.

        "Parity Debt" means, collectively, the Bonds, any Parity Bonds and any other Additional Parity Indebtedness, so long as they remain Outstanding,

        "Paying Agent" means Bank One, Arizona, NA, and any successor Paying Agent designated from time to time pursuant to Section 3.14.

        "Permitted Encumbrance" means a Permitted Encumbrance as described in
Section 5.17.

        "Permitted Investments" means any of the following:

        (i) Cash (insured at all times by the Federal Deposit Insurance Corporation or otherwise collateralized with obligations described in paragraph
(ii) below);

        (ii) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

        (iii) Obligations of any of the following federal agencies, which obligations represent the full faith and credit of the United States of America, including:

                  -      Export-Import Bank
                  -      Farm Credit System Financial Assistance Corporation
                  - Rural Economic Community Development Administration (formerly the Farmers Home Administration)
                  -      General Services Administration
                  -      U.S. Maritime Administration
                  -      Small Business Administration
                  -      Government National Mortgage Association (GNMA)
                  -      U.S. Department of Housing & Urban Development
                         (PHA's)
                  -      Federal Housing Administration
                  -      Federal Financing Bank;

        (iv) Direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America:

                  - Senior debt obligations rated "AAA" by Moody's and "AAA" by S&P issued by the Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC)
                 -       Obligations of the Resolution Funding Corporation
                         (REFCORP)
                 -       Senior debt obligations of the Federal Home Loan Bank
                         System
                 - Senior debt obligations of other Government Sponsored Agencies approved by Atabac Assurance;

        (v) U.S. dollar denominated deposit accounts, federal funds and bankers' acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1" or "A-1 +" by S&P and "P-1" by Moody's and maturing no more than 360 days after the date of purchase. (Ratings on holding companies are not considered as the rating of the bank.);

                (vi) Commercial paper which is rated at the time of purchase in the single highest classification, "A-1 +" by S&P and "P-1" by Moody's and which matures not more than 270 days after the date of purchase;

                (vii) Investments in a money market fund rated "AAAm" or "AAAm-G" or better by S&P, including funds for which the Trustee or its affiliates act as advisor or custodian;

                (viii) Pre-refunded Municipal Obligations defined as follows:
        Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                       (A) which are rated, based on an irrevocable escrow
                account or fund (the "escrow"), in the highest rating category of S&P and Moody's or any successors thereto; or

                       (B) (i) which are fully secured as to principal and
                interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (ii) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity DATE or dates specified in the irrevocable instructions referred to above, as appropriate;

                (ix) General obligations of states of the United States of America with a rating of at least "A2/A" or higher by both Moody's and S&P;

                (x) Investment agreements approved in writing by Ambac Assurance and supported by appropriate opinions of counsel with notice to S&P; and

                (xi) Other forms of investments (including repurchase agreements) approved in writing' by Ambac Assurance with notice to S&P.

        "Person" means any natural person, firm, joint venture, association, partnership (including without limitation, general and limited partnerships), society, estate, trust, corporation. limited liability company, public body, agency or political subdivision thereof or any other similar entity.

        "project Fund" means the fund by that name established pursuant to
Section 3.07.

        "Property" means any and all land, leasehold interests, buildings, machinery, equipment, hardware, and inventory of the Company wherever located and whether now or hereafter acquired, and any and all rights, titles and interests in and to any and all property whether real or personal, tangible or intangible, and wherever situated and whether now or hereafter acquired.

        "Property, Plant and Equipment" means all Property of the Company which is property, plant and equipment under generally accepted accounting principles.

        "Rebate Amount" means as of each Computation Date for the Bonds, an amount equal to the sum of (i) plus (ii), computed in accordance with Section 14$(f) of the Code, where;

                (i) is the excess of

                        (a) the aggregate amount earned from the date of
                issuance of the Bonds (or during the computation period in case of a variable yield issue) on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to an excess described in this clause
                (i)) including any gain or deducting any loss from disposition of nonpurpose investments, over

                        (b) the amount that would have been earned if those
                nonpurpose investments (other than amounts attributable to an excess described in this clause (i)) had been invested at a rate equal to the yield on the Bonds; and

                (ii) is any income attributable to the excess described in clause (i) of this definition.

        "Rebate Consultant" means an Independent certified public accounting firm or other qualified Independent person or firm with knowledge of or experience in giving advice with respect to the provisions of Section 148(f) of the Code, designated by a Company Officer's Certificate and reasonably acceptable to the Trustee, and, initially, shall mean Arthur Andersen LLP..

        "Rebate Fund" means the fund by that name established pursuant to
Section 3.05.

        "Rebate Instructions" means the letter of instructions set forth as an exhibit to the Tax Compliance Certificate of the Issuer dated the date of the initial delivery of the Bonds.

        "Refunding Fund" means the fund by that name established pursuant to
Section 3.06.

        "Register" means the books kept and maintained by the Trustee, as registrar, for the registration and transfer of Bonds.

        "Related Bond Documents" means the Bond Purchase Agreement and any other document relating to the Bonds, the security therefor or the federal tax-exempt status thereof.

        "Release" shall have the meaning given in Section 5.19(a).

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies. Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns.

        "Series 1997A Bonds" means the $7,600,000 The Industrial Development Authority of the County of Maricopa, Water System Improvement Revenue Bonds (Chaparral City Water Company Project), Series 1997A, dated as of December 1, 1997.

        "Series 19978 Bonds" means the $1,320,000 The Industrial Development Authority of the County of Maricopa, Water System Refunding Revenue Bonds (Chaparral City Water Company Project), Series 1997B, dated as of December 1, 1997.

        "State" means the State of Arizona.

        "Supplemental Agreement" means any indenture, loan agreement, financing document or other agreement amending or supplementing the terms of this Agreement or providing for the issuance or securing of Parity Bonds or Additional Parity Indebtedness.

        "Tax Compliance Certificate" means, collectively, the separate tax compliance certificates dated the date of original issuance of the Bonds and signed by the Company, the Original Purchaser, the Bond Insurer, and, in reliance on the certificates of the foregoing, the Issuer, all regarding 'certain tax matters with respect to the Bonds.

        "Trustee" means Bank One, Arizona, NA and any successor Trustee designated pursuant to Section 7.04.

        "1985 Trustee" means The Valley National Bank of Arizona, now known as Bank One, Arizona, NA.

        "Value" means (i) when used in connection with Property of the Company, the cost basis of such property, net of accumulated depreciation, as it is carried on the books of the Company and in conformity with generally accepted accounting principles consistently applied; provided, however that, at the option of the Company's Authorized Officer, the value of any item of real property of the Company may be determined using an MAI appraisal dated no more than one year from the date as of which such real property's value is used for purposes of a test under this Agreement, filed with the Trustee, and (ii) when used in connection with Permitted Investments, the value of such investments determined as follows:

                (1) as to investments, the value determined by a nationally recognized pricing service that is used by the Trustee to reasonably determine the value of investments held in its capacity as a trustee;

                (2) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

                (3) as to any investment not specified above; the value thereof established by prior agreement between the Company, the Trustee and Ambac Assurance.

        "Variable Rate Indebtedness" means any Indebtedness that bears interest at a variable, adjustable or floating rate.

        Words importing persons include firms, associations and corporations, and the singular and plural forms of words shall be deemed interchangeable wherever appropriate.

        Section 1.03. Content of Certificates and Opinions. Any certificate or opinion made or given by an officer of the Company may be based, insofar as it relates to legal, accounting or other specialized matters, upon a certificate or opinion of or representation by counsel, an Accountant or a Consultant, unless such officer has actual knowledge that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate, opinion or representation made or given by counsel, such Accountant or Consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Company's Authorized Officer) upon an Officer's Certificate or any certificate of or representation by an officer of the Company, unless such counsel, Accountant or Consultant has actual knowledge that the certificate or opinion or representation with respect to the matters upon which such person's certificate or opinion or representation may be based, as aforesaid, is erroneous. The same officer of the Company, or the same counsel, Accountant or Consultant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Agreement, but different officers, counsel, Accountants or Consultants may certify to different matters, respectively.

        Section 1.04. Accounting Principles. Where the character or amount of any asset, liability or item of revenue or expense required to be determined, or any consolidation, combination or other accounting computation is required to be made, for the purposes of this Agreement or any agreement, document or certificate executed and delivered in connection with or pursuant to this Agreement, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        Where the application of generally accepted accounting principles shall require that with respect to any Fiscal Year of the Company, only a portion of the Company's income or expenses, or both, incurred during the Fiscal Year be included in any consolidation, combination or other accounting computation required to be made for purposes of this Agreement or any agreement, document, or certificate executed and delivered in connection with or pursuant to this Agreement, then for all such purposes the amount of such income and expenses so included shall be annualized by being multiplied by 365 (or 366) as appropriate) and divided by the number of days in the Fiscal Year of the Company determined under generally accepted accounting principles.

        As applied to any enterprise of a type with respect to which particular accounting principles shall, from time to time, have been generally adapted or modified, the term "generally accepted accounting principles" shall include such adaptations or modifications,

        Section 1.05. Action by Issuer and Company. Except as otherwise expressly provided herein, for all purposes of this Agreement, the Authorized Officer shall be authorized to act upon behalf of the Issuer, and the Authorized Officer shall be authorized to act upon behalf of the Company.

                               (End of Article I)


                                   ARTICLE II

                        ASSIGNMENT AND PLEDGE OF SECURITY

        Section 2.01. Assignment and Pledge of the Issuer and Company.

        (a) The Issuer does hereby:

               (i) transfer and absolutely and irrevocably assign to the Trustee, any right, title and interest of the Issuer in the Bond Fund, Refunding Fund, the Project Fund and the Debt Service Reserve Fund, including all accounts in those Funds, all moneys deposited therein and the investment earnings on such moneys and any securities in which moneys in those Funds are invested and the proceeds derived therefrom (except for any investment income that is required to be rebated to the United States under the Code); and

               (ii) further does hereby grant a security interest in, assign, pledge and set over to the Trustee for the securing of the performance of the obligations of the issuer hereinafter set forth: (a) the rights, title and interest of the Issuer under this Agreement, except for the Issuer's rights to
(1) inspect books and records, (2) give or receive notices, approvals, consents, requests, and other communications, (3) receive payment or reimbursement for expenses, (4) receive reimbursement for a portion of its annual administrative expenses, (5) immunity and limitation of liability, (6) indemnification from liability by the Company, and (7) security for the Company's indemnification obligation, including, but not limited to, the rights established under Sections 7.01, 8.01, 8.02, 8.03 and 8.05 of this Agreement, (b) all of the Issuer's rights, whether currently existing or hereafter acquired, to receive and enforce repayment of its loan of the proceeds of the Bonds and to enforce payment of the Bonds and all proceeds of such rights and loan and (c) all revenues to be received from the Company, but not including funds received by the Issuer for its own use, whether as administrative fees, reimbursement, or indemnification, and the rights thereto; and

               (iii) subject to the provisions of this Agreement and, in particular, the foregoing absolute and irrevocable assignment to the Trustee of any right, title and interest of the Issuer in the Funds, any and all other real or personal property of every name and nature from time to time hereafter by delivery or by writing of any kind assigned, pledged or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf, or with its written consent, to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

        (b) The Company joins in the pledge of, and grant of a security interest in, such Funds and investments to the extent of its interest therein.

        (c) The transfer, assignment, pledge and security interest described in this Section 2.01 is for the benefit of the Bond Insurer, the Bondholders and the holders of subsequent Parity Bonds; provided, however, that funds and investments held in the Refunding Fund and Rebate Fund established under Section
3.06 and Section 3,05, respectively, shall not be pledged to the Bonds and shall be applied solely as provided in said Section 3.06 and Section 3.05, respectively; and provided further that the Debt Service Reserve Fund shall secure subsequent Parity Bonds only if the requirements of Section 3.11(b)(2) are satisfied.

        Section 2.02. Further Assurance. The Issuer covenants that it will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered by the parties within its control, such instruments supplemental hereto and such further acts, instruments, and transfers as the Trustee may reasonably require for the better assuring, transferring, mortgaging, conveying, pledging, assigning, and confirming unto the Trustee, the Issuer's interest in and to all interests, revenues, proceeds, and receipts pledged hereby to the payment of the principal of, premium, if any, and interest on the Bonds in the manner and to the extent contemplated herein. The Issuer shall be under no obligation to prepare, record, or file any such instruments or transfers.

        Section 2.03. Defeasance. When the Parity Bonds have been paid or redeemed in full as provided in this Agreement, or after there have been deposited with the Trustee sufficient moneys, or Defeasance Obligations in such principal amounts, bearing interest at such rates and with such maturities as will provide, as determined by a nationally recognized Accountant's verification (which verification shall be addressed and delivered to the Issuer, the Trustee, the Bond Insurer and the Company), sufficient funds to pay the principal of, premium, if any, whether at maturity or upon earlier redemption, and interest on the Parity Bonds as the same shall become due and payable, and when all the rights hereunder of the Issuer, the Bondholders and Trustee have been provided for, and all other obligations secured hereby have been paid in full, upon written notice from the Company to the Issuer, the Bondholders and the Trustee, the Bondholders shall cease to be entitled to any benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, the security interests created by this Agreement (except in such funds and investment) shall terminate, this Agreement shall cease and become null and void with respect to the Parity Bonds (except for those provisions surviving by reason of Section 2.04 hereof), and the Issuer and the Trustee shall execute and deliver (but the Issuer need not prepare) such instruments as may be necessary to discharge the lien and security interests created under this Agreement; provided, however, that if any such Parity Bonds are to be redeemed prior to the maturity thereof, the Company shall have taken all action necessary to redeem such Parity Bonds and notice of such redemption shall have been duly given in accordance with this Agreement or irrevocable instructions so to give shall have been given to the Trustee; and provided further that the provisions of this Agreement relating to securing or for the benefit of Parity Debt, including, but not limited to, the sections herein creating the rights, duties and covenants of the Company relating to Parity Debt or the rights and duties of the Trustee with respect to defaults and remedies, shall survive such defeasance but shall terminate with respect to any series of Parity Bonds on the date on which such series of Parity Bonds is no longer Outstanding; and provided further, with respect to the Bonds, the Bond Insurer must consent to any forward supply contract in any defeasance escrow for the Bonds.

        Upon such defeasance, the funds and investments required to pay or redeem the Parity Bonds in full shall be irrevocably set aside for the purpose and moneys held for defeasance shall be invested only as provided above in this section, provided that other Defeasance Obligations may be substituted for Defeasance Obligations deposited with the Trustee if the Trustee, the Bond Insurer and the Issuer receive (i) verification from nationally recognized Accountants which firm shall be satisfactory to the Trustee that the principal and interest becoming due on investments held by the Trustee after such transaction and any other moneys available therefor will provide the Trustee with moneys which at all times will be sufficient to pay the principal of, premium, if any, and interest on the Parity Bonds as the same shall become due and payable, and (ii) an Opinion of Bond Counsel to the effect that such transaction is in compliance with this Agreement and will not adversely affect the exclusion from gross income under Section 103 of the Code of interest paid on the Parity Bonds.

        Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee only in Defeasance Obligations having maturity dates, or redemption dates, which, at the option of the holder of those obligations, shall be not later than the date or dates at which moneys will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by the Trustee to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income, interest or increment shall be transferred at the time of that determination in the manner provided herein for transfers of amounts remaining in the Funds.

        If any Parity Bonds are deemed to be paid and discharged pursuant to this Section and will not mature or be redeemed within 90 days, then, within 15 days after those Parity Bonds are so deemed to be paid and discharged, the Trustee shall cause a written notice to be given to each Holder at the close of business on the date on which the Parity Bonds are deemed to be paid and discharged at its address as it appears on the Register on that date on which the Parity Bonds are deemed to be paid and discharged. The notice shall: (i) state the numbers of the Parity Bonds deemed to be paid and discharged, or shall state that all Parity Bonds are deemed to be paid and discharged; (ii) set forth a description of the obligations held as described above; (iii) state whether any Parity Bonds will be called for redemption prior to their scheduled maturity or their redemption pursuant to mandatory redemption, including without limitation, the mandatory sinking fund requirements; and (iv) if any Parity Bonds will be so called for redemption, specify the date or dates on which those Parity Bonds are to be called for redemption pursuant to a notice of redemption given or irrevocable provision made for that notice pursuant to this Section.

        Any funds or property held by the Trustee solely for the benefit of the Parity Bonds defeased and not required for payment or redemption of the parity Bonds in full or for payment of rebate obligations pursuant to Section 3.05 shall, after satisfaction of all the accrued rights of the Issuer, the Bondholders and the Trustee, be distributed pursuant to the written instructions of the Company's Authorized Officer upon such notification, if any, as the Issuer or the Trustee may reasonably require and upon receipt by the Issuer and the Trustee of an Opinion of Bond Counsel that such distribution will not adversely affect the exclusion from gross income under Section 103 of the Code of interest paid on the Parity Bonds.

        Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by Ambac Assurance pursuant to the Bond Insurance Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of the trust estate created hereunder and all covenants, agreements and other obligations of the Issuer and the Company, respectively, to such Bondholders shall continue to exist and shall run to the benefit of Ambac Assurance, and Arribac Assurance shall be subrogated to the rights of such Bondholders.

        Section 2.04. Survival of Certain Provisions, Notwithstanding the payment in full of the Parity Bonds and the termination or expiration of this Agreement, any provisions hereof which relate to (a) the maturity of Parity Bonds; (b) the interest payments and dates thereof; (c) the optional and mandatory redemption provisions; (d) the credits against the sinking fund installments; (e) the exchange, transfer and registration of Parity Bonds; (f) the replacement of mutilated; destroyed, lost or stolen Parity Bonds; (g) the safekeeping and cancellation of Parity Bonds; (h) the nonpresentment of Parity Bonds; (i) the holding of moneys in trust; j) the Rebate Fund and the payment of Rebate Amounts to the United States and other provisions which relate to exclusion of interest on the Parity Bonds from gross income for federal income tax purposes; (k) the repayments to the Company from the Funds; (1) the indemnification of the Issuer or the Trustee; (m) the limited liability of the Issuer as herein provided; (n) the limitation on recourse against the Issuer or any incorporator, director, officer, counsel, financial advisor or agent of the Issuer as herein provided; (o) the Issuer's rights to inspect books and records, to give or receive notices, approvals, consents, requests and other communications and to be paid or reimbursed for fees and expenses; (p) the Issuer's rights established pursuant to Sections 8.01, 8.02, 8.03 and 8.05; (q) the Trustee's rights established pursuant to Sections 7.02 and 8.05; (r) the duties of the Trustee in connection with all of the foregoing; (s) the interpretation of this Agreement; (t) the governing law; (u) the forum for resolving disputes; and (v) the Issuer's right to rely on facts or certificates shall remain in effect and shall be binding upon the Issuer, the Company, the Trustee, the Paying Agents and the Holders, notwithstanding the release, discharge and satisfaction of this Agreement. The provisions of this Article shall survive the release, discharge and satisfaction of this Agreement,

                               (End of Article II)

                                   ARTICLE III

                           THE BONDS AND THE BORROWING

        Section 3.01. The Bonds

        (a) Details of the Bonds. The Bonds of each series shall be issued in fully registered form and shall be numbered from R-1 sequentially in the order of their issuance, or in any other manner deemed appropriate by the Trustee. The Bonds shall initially be issued in book entry form and Beneficial Owners may acquire beneficial interests in denominations of Five Thousand Dollars ($5,000) and integral multiples of $5,000. The Bonds shall be dated December 1, 1997, and shall bear interest from the Interest Payment Date to which interest has been paid or for which provision has been made or, if no interest has been paid or duly provided for, from December 1, 1997. The interest on the Bonds until they come due shall be payable on June 1 and December 1 of each year, beginning on June 1, 1998.

        The Bonds shall be signed on behalf of the Issuer by the manual or facsimile signature of an Authorized Officer. The authenticating certificate of the Trustee shall be manually signed on behalf of the Trustee.

        In case any officer whose facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

        The Series 1997A Bonds shall mature on December 1 of each of the years in the amounts and shall bear interest at the rates per annum as follows:


                           Year        Principal Amount      Interest Rate
                           ----        ----------------      -------------
                           1998          $  160,000              4.00%
                           1999             170,000              4.10
                           2000             180,000              4.20
                           2001             185,000              4.30
                           2002             195,000              4.40
                           2003             200,000              4.50
                           2004             210,000              4.60
                           2005             220,000              4.70
                           2006             230,000              4.75
                           2007             240,000              4.85
                           2011           1,000,000              5.20
                           2022           4,610,000              5.40

        The Series 19978 Bonds shall mature on December 1 of each of the years in the amounts and shall bear interest at the rates per annum as follows:

                           Year        Principal Amount      Interest Rate
                           ----        ----------------      -------------
                           2006           $  305,000               4.65%
                           2022            1,015,000               5.30

        The interest on the Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Bonds are subject to optional redemption, extraordinary optional redemption and mandatory redemption through sinking fund installments, all as described in this Agreement and in the form of Bonds.

        No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Agreement unless and until a certificate of authentication, substantially in the forms set forth in Exhibit I to this Agreement, shall have been signed by the Trustee. The authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Agreement. The certificate of the Trustee may be executed by any person authorized by the Trustee, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds. In authenticating the Bonds, the Trustee shall add the actual date of its authentication of Bonds.

        Additional details of the Bonds shall be as set forth in the forms of Bonds, as attached hereto as Exhibit I.

        (b) Conditions to Issuance of Bonds. Prior to delivery by the Trustee of any Bond, there shall have been received by the Trustee:

                (1) A request and authorization to the Trustee on behalf of the Issuer, signed by an Authorized Officer, to authenticate and deliver the Bonds to, or on the order of, the Original Purchaser, upon payment to the Trustee in immediately available funds of the amount specified therein (including without limitation, any accrued interest), which amount shall be deposited as provided in Sections 3.02 hereof.

                (2) A copy of the resolution adopted by the Board of Directors of the Issuer authorizing, inter alia, the execution and delivery of this Agreement and the issuance of the Bonds, certified by the Secretary/Treasurer or Assistant Secretary/Treasurer.

                (3) A copy of the resolution adopted by the Board of Directors of the Company authorizing, inter alia, the execution and delivery of this Agreement.

                (4) A duly executed counterpart of this Agreement.

                (5) The executed Bond Insurance Policy.

                (6) The opinion of Squire, Sanders & Dempsey L.L.P., as Bond Counsel.

        (c) Replacement Bonds. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds. The costs of a replacement shall be paid or reimbursed by the Bondholder, who shall indemnify the Issuer, the Trustee and the Company against all liability and expense in connection therewith.

        (d) Transfer and Exchange of Bonds. The Bonds will be transferred in the bond register kept by the Trustee upon presentation thereof with a written instrument of transfer in form satisfactory to the Trustee (a form of such instrument being set out in Exhibit I and duly executed by the Owner or its authorized representative, and no transfer shall be effective as to the Issuer or the Trustee unless shown in such register and noted thereon with a record of payments.

        The Issuer, the Company, and the Trustee may treat the person in whose name a Bond is registered as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary.

        Any Bond may be subdivided into and exchanged (at the expense of the Company) for two (2) or more Bonds of the same series upon surrender thereof at the corporate trust office of the Trustee, whereupon the Issuer and the Trustee shall cause new Bonds to be issued. No Bond shall be subdivided by any such exchange, however, so as to produce any Bond having immediately after such exchange an outstanding principal amount of less than $5,000.

        The Trustee shall not be required to make any exchange or transfer of any Bond (i) if such Bond (or any portion thereof) has been selected for redemption, (ii) during the ten (10) days preceding any date fixed for selection for redemption if such bond (or any portion thereof) is eligible to be selected for redemption or (iii) during the period of fifteen (15) days preceding any Interest Payment Date.

        At the request herewith of the Company, the Trustee is hereby appointed bond registrar and transfer agent and accepts such appointment. The Trustee shall keep a bond register in accordance with law showing at least (i) the names and addresses of Bondholders, and (ii) the dates on which transfers of ownership are registered. The Trustee shall also keep a record of redemption of the Bonds showing the amounts, the dates on which Bonds are redeemed and the registered owner bf the Bond at the time of redemption. The Company shall be obligated to pay all costs of the Trustee incurred in connection with any exchange or the transfer of Bonds, including, without limitation, the cost of preparation of a new Bond or Bonds.

        (e) Provisions for Book-Entry system. The Bonds will be subject to a Book-Entry System of ownership and transfer, except as provided in (iii) below. The general provisions for effecting such Book-Entry System are as follows:

               (i) At the request herewith of the Company, the Issuer hereby designates The Depository Trust Company, New York, New York, as the initial Depository hereunder.

               (ii) Notwithstanding the provisions regarding exchange and transfer of Bonds under (d) above the Bonds shall initially be evidenced by one typewritten certificate for each maturity, in an amount equal to the aggregate principal amount thereof. The Bonds so initially delivered shall be registered in the name of "Cede & Co." as nominee for The Depository Trust Company. The Bonds may not thereafter be transferred or exchanged on the registration books of the Trustee as bond registrar except:

               (A) to any successor Depository designated pursuant to (iii) below;

               (B) to any successor nominee designated by a Depository; or

               (C) if the Company shall elect to discontinue the Book-Entry System pursuant to (iii) below, the Authorized Officer of the Company will cause the Trustee to authenticate and deliver replacement Bonds in fully registered form in authorized denominations in the names of the Beneficial Owners or their nominees as certified by the Depository, at the expense of the Company; thereafter the provisions of (d) above regarding registration, transfer and exchange of Bonds shall apply.

               (iii) The Trustee, pursuant to a request in an Officer's Certificate for the removal or replacement of the Depository, and upon 30 days' notice to the Depository, may remove or replace the Depository. The Trustee agrees to remove or replace the Depository at any time pursuant to an Officer's Certificate. No action by the Issuer shall be required to effect such a removal or replacement. The Depository may determine not to continue to act as Depository for the Bonds upon 30 days written notice to the Trustee.

               If the use of the Book Entry System is discontinued, then after the Trustee has made provision for notification of the Beneficial Owners of their book entry interests in the Bonds by appropriate notice to the then Depository, the Issuer and the Trustee shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form and in denominations authorized by this Section to the assignees of the Depository or its nominee. Such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing or otherwise preparing, and delivering, such replacement Bond certificates) of the Company.

               (iv) So long as the Book-Entry System is used for the Bonds, the Trustee will give any notice of redemption or any other notices required to be given to Owners of Bonds only to the Depository or its nominee registered as the Owner thereof. Any failure of the Depository to advise any of its participants, or of any participant to notify the Beneficial Owner, of any such notice and its content or effect will not affect the validity of the redemption of the Bonds called for redemption or of any other action premised on such notice. Neither the Company nor the Trustee nor the Issuer is responsible or liable for the failure of the Depository or any participant thereof to make any payment or give any notice to a Beneficial Owner in respect of the Bonds or any error or delay relating thereto.

               (v) Notwithstanding any other provision of this Agreement or the Bonds to the contrary, so long as the Bonds are subject to a Book-Entry System, it shall not be necessary for the Registered Owner to present his Bond for payment of sinking fund installments. The sinking fund installments may be noted on books kept by the Trustee and the Depository for such purpose and the Bonds shall be tendered to the Trustee at their maturity.

        Section 3.02. Application of Bond Proceeds and Company Funds.

        (a) All proceeds of the sale of the Bonds ($8,837,720.76, which is the aggregate face amount of the Bonds less $95,000 in underwriter's discount (from the Series 1997A Bonds only) plus $12,720.76 of accrued interest) shall be paid to the Trustee against receipt therefor. Such proceeds shall be deposited or transferred by the Trustee in the following manner:

               (i) To the Bond Fund, $12,720.76, representing accrued interest on the Bonds from their date to the date of delivery of the Bonds.

               (ii) To the Debt Service Reserve Fund, $557,070 from, proceeds of the Series 1997A Bonds and $98,690 from the Company.

               (iii) To the Project Fund, $228,658.57 from the proceeds of the Series 1997A Bonds, to be transferred on the date of original issuance of the Bonds to the Bond Insurer for the premium for the Bond Insurance Policy.

               (iv) To the Refunding Fund, $1,320,000, representing the principal amount of the Series 1997B Bonds, and $15,197.10 from the Company, to be transferred on the date of original issuance of the Bonds to the 1985 Trustee for purposes of reimbursing the issuer of the letter of credit supporting the 1985 Bonds for certain amounts utilized to refund the 1985 Bonds on December 11, 1997.

               (v) To the Project Fund, $6,719,271.43, representing the balance of the principal amount of the Series 1997A Bonds.

        (b) Company agrees to deposit with the Trustee, prior to the original delivery of the Bonds, the sum of $283,267.44 in immediately available funds.

        Section 3.03. Bond Fund.

        (a) Establishment and Purpose. A Bond Fund is hereby established with the Trustee and moneys shall be deposited therein as provided in this Agreement. The Trustee acknowledges that it holds the Bond Fund as agent for the Bondholders as their interests appear. The moneys in the Bond Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided in this Agreement or any Supplemental Agreement, shall be applied by the Trustee solely to pay principal (including sinking fund installments) of, premium, if any, and interest on the Bonds. Moneys transferred to the Bond Fund from the Debt Service Reserve Fund shall be applied only to payment of principal (including sinking fund installments) of, premium, if any, and interest on the Bonds and any Parity Bonds secured by the Debt Service Reserve Fund as permitted by Section 3.11(b)(2).

        (b) Unclaimed Moneys. In case any moneys deposited with the Trustee for the payment of the principal (including sinking fund installments) of, premium, if any, or interest on any Bond remain unclaimed six months prior to the date when such moneys would escheat under applicable law, the Trustee shall so notify the Issuer and the Company in writing, and upon receipt of an Officer's Certificate so directing shall pay over to the Company the amount so deposited and thereupon the Trustee and the Issuer shall be released from any further liability with respect to the payment of such principal, premium or interest and the Owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Company as an unsecured creditor for the payment thereof.

        Section 3.04. Debt Service Reserve Fund.

        (a) A Debt Service Reserve Fund is hereby established with the Trustee and moneys shall be deposited therein as provided in this Agreement. On the date of issuance of the Bonds, the Company shall cause to be deposited therein moneys or Permitted Investments in an amount which, together with the proceeds of the Series 1997A Bonds deposited thereto pursuant to Section 3.02, shall be at least equal to the Debt Service Reserve Fund Requirement. The moneys in the Debt Service Reserve Fund and any investments held as a part of such Fund shall be held in trust and, except as otherwise provided herein, shall be applied by the Trustee solely to the payment of the principal (including sinking fund installments) of and interest on the Bonds and any Parity Bonds secured by the Debt Service Reserve Fund.

        (b) If on the third Business Day prior to any Interest Payment Date the amount in the Bond Fund is less than the amount then required to pay the principal (including sinking fund installments) and interest then due on such Interest Payment Date on the Bonds and Parity Bonds secured thereby, the Trustee shall apply the amount in the Debt Service Reserve Fund to the extent necessary to meet the deficiency. The Company shall remain liable for any required sums which it has not paid to the Bond Fund and any subsequent payment thereof shall be used to restore the funds so applied.

        On any date on which a payment is due to the Rebate Fund pursuant to subsection 3.05, the Trustee shall transfer from the Debt Service Reserve Fund to the Rebate Fund an amount after any required transfer to the Bond Fund (to the extent available) equal to such payment.

        (c) If the Value of the Permitted Investments in the Debt Service Reserve Fund on June 2 or December 2 of any year (less any payment made therefrom on that day pursuant to subsection 3.04(b)) exceeds the Debt Service Reserve Fund Requirement, the Trustee shall transfer the excess to the Bond Fund to be applied to the payment of interest or principal on the Bonds and Parity Bonds secured thereby on the next Interest Payment Date.

        (d) If and to the extent that the Value of the Permitted Investments in the Debt Service Reserve Fund on any Valuation Date (as defined below) is less than the Debt Service Reserve Fund Requirement as a result of a payment made pursuant to subsection 3.04(b), the Company shall on or before the first day of each of the twelve succeeding months deposit into the Debt Service Reserve Fund an amount which, together with amounts deposited in prior months pursuant to this Section 3.04(d), shall be at least equal to 1/12th of the deficiency in the Debt Service Reserve Fund Requirement multiplied by the number of months elapsed since such valuation Date.

        The Trustee shall determine the Value of the Debt Service Reserve Fund on each December 2 and on each June 2 (each, a "Valuation Date"). If and to the extent that the Value of the Permitted Investments in the Debt Service Reserve Fund on any Valuation Date is less than 90% of the Debt Service Reserve Fund Requirement (except as a result of a payment made pursuant to subsection 3.04(b)), the Trustee shall provide written notice to the Company and the Company shall on or before the first day of the sixth succeeding month deposit into the Debt Service Reserve Fund an amount which, together with amounts on deposit therein, shall be equal to the Debt Service Reserve Fund Requirement.

        (e) On the terms and conditions specified in this subsection (e), all or any portion of the cash or investments held is the Debt Service Reserve Fund, as directed by an Officer's Certificate of the Company with consent of the Bond Insurer, may be withdrawn and used for any purpose permitted under the Act and replaced with a Credit Facility, or an existing Credit Facility in the Debt Service Reserve Fund may be replaced with a substitute Credit Facility, in the event the Company provides a Credit Facility from an insurer or bank which complies with the requirements of Schedule C; provided, however, that the issuer of such Credit Facility shall not have a senior security interest in any of the Funds; and provided further that any such transfer involving cash or investments constituting original proceeds of any Parity Bonds shall require an Opinion of Bond Counsel addressed to the Issuer, the Bond Insurer and the Trustee that such transfer will not adversely affect the exclusion from gross income under Section 103 of the Code of interest paid on the Parity Bonds and such transfer is permitted under the Act.

        The Company shall obtain a substitute Credit Facility within six months of the rating on an existing issuer of such Credit Facility being reduced below "A+" or "A1" by S&P or Moody's, respectively, and shall, at least three months prior to the expiration of a Credit Facility, obtain a substitute Credit Facility or deposit cash into the Debt Service Reserve Fund to satisfy the Debt Service Reserve Requirement. If a Credit Facility has been drawn down, any monies available to repay the issuer of such Credit Facility must first be used to reinstate the Credit Facility.

        If at any time the Company shall deliver to the Issuer, the Trustee and the Bond Insurer (i) a Credit Facility together with approval thereof by the Bond Insurer, (ii) an Opinion of Counsel stating that the delivery of such Credit Facility to the Trustee is authorized under this Agreement, complies with the terms thereof and will not result in interest on the Bonds being included in gross income for federal income tax purposes, and (iii) written evidence from S&P, if the Parity Bonds are rated by S&P, and from Moody's, if the Parity Bonds are rated by Moody's, to the effect that such rating agency has reviewed the proposed substitute Credit

Facility, and that (x) the issuance of the Credit Facility to the Trustee or (y) if a Credit Facility is then in effect, the substitution of the proposed Credit Facility for the Credit Facility then in effect, will not, by itself, result in a reduction or withdrawal of its rating on the Parity Bonds, then the Trustee shall accept such substitute Credit Facility and promptly surrender the previously held Credit Facility, if any, to the issuer thereof for cancellation.

        (f) So long as no Event of Default exists under this Agreement, the Company may make withdrawals of money from the Debt Service Reserve Fund in accordance with the provisions of this subsection (f), Upon receipt by the Trustee of an Officer's Certificate of the Company not fewer than fifteen Business Days prior to an Interest Payment Date, the Trustee shall transfer moneys from the Debt Service Reserve Fund to the Bond Fund in the amount which is directed therein; provided, that any amounts of money withdrawn or transferred pursuant hereto shall not exceed the aggregate of (i) the amount of money the Company shall deposit concurrently with that withdrawal or request into the Debt Service Reserve Fund, and (ii) amounts of any investment income credited to the Debt Service Reserve Fund pursuant hereto, to the extent that the Trustee has not previously withdrawn or transferred moneys from the Debt Service Reserve Fund on account of such investment income. Notwithstanding anything to the contrary in this subsection (f), no withdrawal shall be made pursuant to this subsection (f) if, after such withdrawal, the Value of the Debt Service Reserve Fund would be less than the Debt Service Reserve Requirement.

        (g) The Trustee shall give notice to the Bond Insurer within two Business Days after knowledge of any draw upon the Debt Service Reserve Fund other than (i) withdrawals of amounts in excess of the Debt Service Reserve Requirement and (ii) withdrawals in connection with a refunding of the Bonds.

        Section 3.05. Rebate Fund. There is hereby created and ordered maintained as a separate deposit account in the custody of the Trustee a fund to be designated as the Rebate Fund. Money and investments in the Rebate Fund shall not be used for the payment of debt service on the Parity Bonds and any provision hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder. Moneys and investments in the Rebate Fund are not included within the trust estate executed in the granting clauses hereof and shall be invested pursuant to the procedures and in the manner provided for investment of moneys in the Funds.

        Unless otherwise provided in Subsequent Rebate Instructions (defined below), in accordance with the Rebate Instructions provided as Attachment A-1 to the Tax Compliance Certificate, promptly after the end of each Computation Date (which shall be done annually or such longer interval permitted in accordance with Section 5.04 hereof and when otherwise required hereby, including the payment in full of all Outstanding Bonds), the Authorized Officer of the Company shall engage, and furnish information to, the Rebate Consultant to calculate the Rebate Amount as of the end of the relevant computation period or the date of such payment in full and shall provide to the Trustee copies of such calculations. Upon the occurrence of an Event of Default and at the request of the Trustee, the Rebate Consultant shall calculate the Rebate Amount as of the date requested by the Trustee and provide such calculation to the Trustee on or before the date so requested. In either event, the Trustee shall then notify the

Authorized Officer of the Company in writing of the amount then on deposit in the applicable account in the Rebate Fund.

        If the Rebate Consultant fails to make the calculation of Rebate Amount by the 30th day after the end of each Computation Date, including the date of payment in full of the Bonds, the Trustee shall retain an Independent certified public accounting firm or other qualified Independent Person, at the expense of the Company, to make or cause to be made such calculation and shall provide to such Authorized Officer copies of such calculations.

        If the amount then on deposit in the Rebate Fund is in excess of the Rebate Amount as computed by the Rebate Consultant, the Trustee shall forthwith pay that excess amount to the Company. If the amount then on deposit in the Rebate Fund is less than the Rebate Amount, the Company shall, within five days after receipt of the aforesaid notice from the Trustee, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Rebate Amount.

        If at any time when the Trustee is required to retain or pay a Rebate Consultant, there is an insufficient amount of money in the Rebate Fund to retain or pay for the fees and expenses of the Rebate Consultant, the Trustee, after delivering to the Company a demand for payment of an amount sufficient to pay the Rebate Consultant and the Company having failed to do so promptly, shall withdraw, with the prior consent of the Bond Insurer, from the Debt Service Reserve Fund, and second from any other fund established hereunder, such amount as may be needed to pay for the fees and expenses of the Rebate Consultant. If at any time when the Trustee is required to withdraw money from the Rebate Fund to make a payment to the United States of America the amount held by the Trustee in the Rebate Fund is insufficient to permit such withdrawal and payment, then the Trustee, after delivering a demand for such deficiency to the Company, shall withdraw, first, from the Debt Service Reserve Fund, and second, from any other fund established hereunder and transfer the amount so withdrawn in each case to the Rebate Fund in such amounts as may be needed to make the amount held for the credit of the Rebate Fund, after such transfers, equal to the amount required to be withdrawn and paid to the United States of America.

        This Section shall supersede all other sections of this Agreement, to the end that the interest on the Bonds shall not be included in gross income for federal income tax purposes as a result of the inadequacy at any time of the Rebate Fund, unless the total amount held by the Trustee in all Funds established hereunder is insufficient, and no money for such purpose is provided by the Company.

        Within 60 days after the end of the first Computation Date (which shall not be later than the end of the fifth Bond Year) and every Computation Date thereafter, the Trustee, acting on behalf of the Issuer, shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund an amount equal to 90% (or such greater percentage not in excess of 100% as the Company may direct the Trustee to pay) of the Rebate Amount earned during the relevant computation period.

        Within 60 days after the payment in full of all Outstanding Bonds, the Trustee shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund an amount equal to 100% of the Rebate Amount earned during the relevant computation period. Any moneys remaining in the Rebate Fund following such payment shall be paid to the Company.

        The Trustee shall comply with any written instructions relating to this
Section 3.05 furnished after the issuance of the Bonds from the Company and accompanied by an Opinion of Bond Counsel addressed to the Issuer and the Trustee to the effect that compliance with such instructions will not adversely affect any exclusion of interest on any of the Bonds from gross income for federal income tax purposes (the "Subsequent Rebate Instructions"), even if such Instructions are different from or inconsistent with this Section. The Company, the Issuer, and the Trustee shall be entitled to rely conclusively on the calculations made pursuant to this Section and any Subsequent Rebate Instructions and shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in reliance upon those calculations.

        The Trustee shall obtain and keep records of the computations made pursuant to this Section and all original source documents and other information necessary to, or from, such computations for a period ending six years after the last of the Bonds is retired.

        The Trustee shall keep and make available to the Company such records concerning the investments of the gross proceeds of the Bonds and the investments of earnings from those investments as may be required by the Rebate Consultant in order to enable the Rebate Consultant to make the aforesaid computations as are required under Section 148(f) of the Code. The Company shall obtain and keep such records of the computations made pursuant to this Section as are required under Section 148(f) of the Code.

        The Trustee shall establish in the Rebate Fund and any other Fund such accounts and subaccounts as it deems desirable in order to assist it in determining applicable accounting for tax purposes and record keeping activities in connection therewith.

        All computations and determinations pursuant to this Section shall be made in accordance with Section 148(f) of the Code and the Rebate Instructions.

        Notwithstanding any provision of this Agreement to the contrary, the undertaking of the Issuer to pay money to the United States shall be limited to the obligation to cause, when required by Code Section 148, funds held in the Rebate Fund to be paid to the United States.

        Section 3.06. Refunding Fund. A Refunding Fund is hereby established to be held by the Trustee and proceeds of the Series 1997B Bonds shall be deposited therein as provided in Section 3.02. The moneys in the Refunding Fund shall be applied solely to reimburse certain amounts to the issuer of the letter of credit supporting the 1985 Bonds, which letter of credit will be drawn on to redeem the 1985 Bonds on December 11, 1997.

        Section 3.07. Project Fund.

        (a) The Project Fund is hereby established to be held by the Trustee and proceeds of the Series 1997A Bonds shall be deposited therein as provided in
Section 3.02 hereof. Any moneys received by the Trustee from any other source for the payment of costs of the 1997 Project also shall be deposited to the credit of the Project Fund. The moneys in the Project Fund shall be held by the Trustee and shall pursuant to Section 3.09 be applied to the payment of the costs of the 1997 Project.

        (b) The Authorized Officer of the Company may revise the definition of the 1997 Project by filing with the Issuer, the Trustee and the Bond Insurer;

                (i) a revised description of the 1997 Project and an Opinion of Bond Counsel that such revised 1997 Project constitutes a "project" within the meaning of the Act and was included within the project described in the TEFRA notice published pursuant to Section 147(f) of the Code; and

                (ii) a certificate of such Authorized Officer that the average reasonably expected economic life of the facilities being financed by the Series 1997A Bonds (after giving effect to such change or disbursement) is not less than 5/6ths of the average maturity of the Series 1997A Bonds or, if such certificate is not presented with the changes or disbursement or at the request of the Trustee, an Opinion of Bond Counsel addressed to the Issuer, the Trustee and the Bond Insurer to the effect that such change or disbursement will not cause the interest on the Series 1997A Bonds to be included in the gross income of the Holders for federal income tax purposes.

        (c) Moneys in the Project Fund may be invested in Permitted Investments pursuant to Section 3.15 hereof.

        Section 3.08. Costs of 1997 Project. For the purposes of this Agreement, the costs of the 1997 Project shall embrace the costs of acquiring, constructing, furnishing, renovating, remodeling, improving and equipping the 1997 Project as generally described in Schedule E hereto. Without intending to limit restrict any proper definition of costs under the Act, costs may include the following:

        (a) obligations incurred for labor, materials and services and to contractors, builders and others in connection with the acquisition, construction and installation of the 1997 Project, for machinery, equipment and furnishings, for necessary water lines and connections, utilities and landscaping, for the restoration or relocation of any property damaged or destroyed in connection with such construction and installation, for the removal or relocation of any structures, and for the clearing of lands and further including such utilities and improvements as the Company determines to be reasonably necessary in connection with the 1997 Project;

        (b) the cost of acquiring by purchase, if such purchase shall be deemed expedient, such other lands, property, rights, rights of way, easements, franchises and other interests as may be deemed necessary or convenient by the Company for the construction and installation of the 1997 Project and options and partial payments thereon, the cost of demolishing or removing any buildings or structures on lands so acquired, including the cost of acquiring any lands to which such buildings or structures may be moved and the amount of any damages incident to or consequent upon the acquisition, construction and installation of the 1997 Project;

        (c) Capitalized Interest and the reasonable fees of the Trustee and any other Paying Agent for the payment of such Capitalized Interest;

        (d) the reasonable fees and expenses of the Trustee and Paying Agent, for its services prior to and during the construction, premiums on builder's risk insurance (if any) in connection with the 1997 Project during construction;

        (e) the cost of borings and other preliminary investigations to determine foundation or other conditions, expenses necessary or incident to determining the feasibility or practicability of constructing and installing the 1997 Project and fees and expenses of engineers, architects and management and other consultants for making studies, surveys and estimates of costs and of revenues and other estimates, fees and expenses of engineers and architects for preparing plans and specifications and supervising construction, as well as for the performance of all other duties of engineers and architects set forth herein and the fees and expenses of construction managers or project supervisors, all in relation to the acquisition, construction, improvement, installation and equipping of the 1997 Project and the issuance of Bonds therefor;

        (f) legal expenses and fees, and all other items of expense not specified elsewhere in this Section and incident to the acquisition, construction, remodeling, furnishing and equipping of the 1997 Project, the financing thereof and the acquisition of lands, property, rights, rights of way, easements, franchises and interests in or relating to lands, including abstracts of title, title insurance, title guaranty, cost of surveys and other expenses in connection with such acquisition, and expenses of administration properly chargeable to the acquisition, construction, remodeling, furnishing and equipping of the 1997 Project;

        (g) any obligation or expense hereafter incurred or paid by the Company for any of the foregoing purposes;

        (h) any other costs which may, pursuant to the Act, be paid from the Project Find;

        (i) payment or reimbursement of Costs of Issuance of the Bonds upon receipt by the Trustee of a written requisition in substantially the form of Schedule B, signed by an Authorized Officer of the company; and

        (j) on the date of original issuance of the Bonds, the bond insurance premium payable to the Bond Insurer for the issuance of the Bond Insurance Policy.

        Section 3.09. Disbursements from and Records of the Project Fund. (a) Except with respect to the disbursement to be made pursuant to subparagraph (j) of Section 3.08, any disbursements from the Project Fund shall be made by the Trustee only upon the written order of the Authorized Officer of the Company. Except with respect to disbursements made pursuant to subparagraph (e) of this Section 3.09, each such written order shall be in the form attached as Schedule B hereto consecutively numbered.

        (b) Except with respect to disbursements made pursuant to subparagraph
(e) of this Section 3.09, any disbursement for any item not described in the description of the 1997 Project attached hereto as Schedule E as of the original delivery of this Agreement shall be accompanied by items described in Section 3.07(b).

        (c) Except with respect to disbursements made pursuant to subparagraph
(e) of this Section 3.09, in the case of any contract providing for the retention of a portion of the contract price, the Officer's Certificate shall request disbursement from the Project Fund of only the net amount remaining after deduction of any such portion, and when the amount of any such retention is due and payable, then such retention may be paid upon such a written order from the Project Fund.

        (d) Except with respect to disbursements made pursuant to subparagraph
(e) of this Section 3.09, all requisitions, certificates and opinions received by the Trustee, as required in this Article as conditions of payments from the Project Find, may be relied upon by the Trustee, and shall be retained by the Trustee until the 60th month following certification of the substantial completion of the 1997 Project pursuant to Section 3.10, subject at all reasonable times to examination by the Issuer, and the Holders of not less than 25 percent (25%) in aggregate principal amount of the Parity Bonds then Outstanding.

        (e) In the case of payment of Costs of Issuance and subject to the limitations set forth in Section 5.03 hereof, the Trustee shall disburse from the Project Fund, to each payee set forth on Schedule D hereto, moneys to pay Costs of Issuance upon receipt of an invoice (a copy of each such invoice shall also be provided by the Trustee to the Company) provided that the amount of each payment shall not exceed the amount for each payee set forth in Schedule D hereto, unless otherwise directed and agreed to by the Authorized Officer of the Company, and provided further the amount to be paid to the Bond Insurer for the premium for the Bond Insurance Policy shall be released by the Trustee without the need for such an invoice pursuant to the provisions of Section 3.02 hereof.

        (f) Prior to any disbursement from the Project Fund, other than disbursements made pursuant to Sections 3.08(i) and 3.08(j), the Company shall deliver, or cause to be delivered, an opinion reasonably satisfactory in form and substance to Ambac Assurance addressed to Ambac Assurance relating to certain matters under the laws of the State of Arizona set forth in paragraphs 1 through 7 of the opinion dated December 11, 1997, delivered by Erik Eriksson, Managing Counsel of the Company, to the extent such matters are not covered by such opinion under Arizona law as a result of the third to last paragraph of such opinion; provided that, if such opinion is not rendered by January 15, 1998 the Company shall pay to Ambac Assurance an additional premium with respect to the Bond Insurance Policy in the amount of $134,083,46.

        Section 3.10. Substantial Completion. When in its determination the 1997 Project shall be substantially completed and ready for use and operation, the Authorized Officer of the Company shall submit to the Issuer and the Trustee a signed certificate stating that (i) the acquisition, construction, furnishing, renovating, remodeling, improving and equipping of the 1997 Project have been substantially completed and all costs then due and payable in connection therewith have been paid, (ii) such acquisition, construction, furnishing, renovating, remodeling, improving and equipping have been accomplished in such a manner as to conform in all material respects with all applicable zoning, planning, building, environmental and other regulations of all governmental authorities having jurisdiction, including, without limitation, the Arizona Corporation Commission, and (iii) such acquisition, construction, furnishing, renovating, remodeling, improving and equipping have been accomplished in all material respects to its satisfaction so as to permit efficient operation of the 1997 Project as a "project." Said certificate also shall specify the date by which the foregoing three events had occurred. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights of or against third parties which then exist or subsequently may come into being.

        The balance in the Project Fund not reserved by the Company for the payment of any remaining part of the costs of the 1997 Project shall be transferred by the Trustee first to the Debt Service Reserve Fund to the extent necessary to make the balance in the Debt Service Reserve Fund equal to the Debt Service Reserve Fund Requirement, then used upon an Officer's Certificate for payment of costs of any extension or improvement to the property of the Company, which costs were incurred subsequent to original delivery of the Bonds; provided that any such use shall be accompanied by the items described in Section 3.07(b) hereof. To the extent use of such balance is not so used within 60 days of delivery of the certificate described in the first paragraph this Section, the balance shall then be transferred to the Bond Fund.

        Section 3.11. Issuance of Parity Debt. Although the Issuer shall be under no obligation to issue Parity Bonds, Parity Bonds may be issued by the Issuer and Additional Parity Indebtedness may be issued or incurred by the Company for the purpose of financing or refinancing projects to be owned or used by the Company, or for refunding of obligations previously issued, whether by the Issuer or another entity, or for any other use or purpose permitted by applicable law. Any Parity Bonds issued shall comply with the Issuer's procedures in effect at the time of issuance of such Parity Bonds. Parity Debt, to the extent applicable, shall bear such date or dates, interest rate or rates, maturities, redemption dates, redemption prices and other terms as shall be specified in the resolution or documents authorizing the issuance or incurrence thereof, or as provided in a Supplemental Agreement, which Supplemental Agreement shall not include the Issuer as a party if (i) the Parity Debt is not Parity Bonds and (ii) no provision of this Agreement which affects the Issuer is amended except with its written consent.

        Parity Debt may be issued subsequent to the issuance of the Bonds only if:

                (a) the Trustee receives an Officer's Certificate that the Indebtedness incurred by the Company in connection with such Parity Debt does not violate the covenants with respect to Indebtedness set forth in Section 5.13;

               (b) the Trustee receives the following:

               (1) in the case of Parity Bonds, (i) executed counterparts of a Supplemental Agreement providing for the payment of and terms of the Parity Bonds, and assigning to the Trustee the Issuer's rights under the Supplemental Agreement, which Supplemental Agreement may amend this Agreement to the extent permitted by Section 11.01(a)(3);

               (2) in the case of Parity Bonds that the Company intends to be secured by the Debt Service Reserve Fund, as set forth in the related Supplemental Agreement, the Trustee shall hold in the Debt Service Reserve Fund upon the issuance of such Parity Debt, an amount of money, Permitted Investments or Credit Facility, which collectively are sufficient to make the Value of the Debt Service Reserve Fund at least equal to the lesser of (A) 10% of the original principal amount of such Parity Bends plus the maximum Annual Debt Service on the Bonds or (B) the maximum Annual Debt Service on the Outstanding Bonds and such Parity Bonds in the current or any future Fiscal Year.

               (3) In the case of Parity Bonds, a copy or copies duly certified by an Authorized Officer of the Issuer, of the resolution or resolutions of the Issuer authorizing the execution and delivery on behalf of the Issuer of such Supplemental Agreement, any bond purchase agreement and the issuance of the Parity Bonds and the principal amount, interest rates, maturities, redemption provisions and other matters with respect to the Parity Bonds;

               (4) A copy or copies of resolutions duly certified by an Authorized Officer of the Company authorizing the execution and delivery of the Supplemental Agreement, any bond purchase agreement, and the issuance of the Parity Debt;

               (5) An Opinion of Counsel in form and substance acceptable to the Trustee substantially to the effect that (i) any Supplemental Agreement has been properly authorized and is or creates a valid, binding obligation of the Company, enforceable in accordance with its terms (subject to creditor's rights generally and other customary qualifications) and (ii) the issuance of Parity Debt have been duly authorized;

               (8) In the case of Parity Bonds, an Opinion of Bond Counsel substantially to the effect that (i) the Parity Bonds constitute legal, valid and binding special limited obligations of the Issuer, and (ii) the issuance of Parity Debt is in conformity with the requirements of this Agreement;

               (7) An Officer's Certificate that upon the issuance and delivery of the Parity Debt and the application of its proceeds, no Event of Default, or event which with the giving of notice or passage of time or both would become an Event of Default, will exist under this Agreement;

               (8) An Opinion of Counsel in form and substance acceptable to the Trustee (and in the case of Parity Bonds, the Issuer) substantially to the effect that the documents submitted to the Trustee in connection with the issuance of the Parity Debt comply with the requirements of this Agreement;

                (9) An Opinion of Bond Counsel substantially to the effect that the issuance of the Parity Debt will not result in the interest of any Bond then Outstanding becoming included in gross income for federal income tax purposes; and

                (10) Such other certificates, documents, instruments and opinions relating to the issuance of the Parity Debt or the security therefor as the Trustee (and in the case of Parity Bonds, the Issuer) may reasonably request, addressing, but not limited to compliance with the Act, tax exemption (the extent applicable), and compliance with applicable laws;

                (c) the instrument evidencing such Parity Debt (which may be a Supplemental Agreement or other document satisfactory to the Trustee) shall include, to the reasonable satisfaction of the Trustee, (a) a cross default provision with this Agreement, (b) provisions under which the Trustee is advised as to whom the Trustee may conclusively treat as the Owners of such Parity Debt for purposes of this Agreement, and (c) provisions (which may be contained in a separate agreement to which the Trustee is a party) to the effect that the Holders of the Parity Debt (or a representative of their interests who shall be acceptable to the Trustee) shall agree to be bound by those provisions of this Agreement relating to the Collateral and enforcement thereof, including rights and obligations of the Trustee relating thereto, including, but not limited to, such provisions contained in Sections 3.16, Articles V, VI, VII and XI and in the Mortgage; provided, however, the Trustee shall not be obligated to assume additional duties or incur additional expenses or liabilities under such instrument except upon such terms and conditions as may be acceptable to the Trustee; and

                (d) the Company shall provide to the Trustee and the Issuer, as necessary, direction to take such actions (including amending or supplementing this Agreement and any other collateral agreement or debt instrument entitled to be paid from the proceeds of such Collateral document) and the Company, the Trustee and the Issuer, if necessary, shall execute and deliver, and the Company and the Trustee shall file and record, such instruments of security as are required by this Agreement, the instrument evidencing the Parity Debt, or by law, or as the Company, the Trustee or Opinion of Counsel determines to be necessary or appropriate, to grant to or otherwise secure for the holders of the Parity Debt a security interest in or mortgage lien on (as applicable) the Collateral securing the Parity Debt so that the Holders of Parity Debt shall be entitled to be paid from the proceeds of such Collateral on a parity (subject to Permitted Encumbrances and other intervening Liens) with that of all other holders of Parity Debt; and the Trustee may rely upon an Opinion of Counsel that such actions and instruments are permitted under this Agreement.

        Any Supplemental Agreement shall provide for the creation of separate funds and accounts and other security to be maintained for such Parity Debt.

        If the Trustee shall determine that all the foregoing conditions have been satisfied, it shall certify in writing to the Company that the proposed indebtedness is Parity Debt for purposes of this Agreement, and upon such certification, such Indebtedness shall be so deemed. In making this determination the Trustee may rely upon an Opinion of Counsel.

        Within 10 days following the incurrence of any Parity Debt, the Company shall file with the Trustee conformed copies of all documents and instruments supporting or evidencing such Parity Debt.

        The Company may, but shall not be obligated to, provide a credit enhancement for one or more issues of Parity Debt or one or more maturities within one or more issues of Parity Debt. Credit enhancement provided for one or more issues of Parity Debt may but need not extend to the Bonds or a maturity thereof or to any other issue, or maturity within any other issue, of Parity Debt.

        Parity Debt may, but need not, be issued in a manner that the interest thereon will be excludable from gross income for federal income tax purposes.

        Section 3.12. Payments by the Company.

        (a) Payments of Debt Service and Fund Requirements. The payments made by the Company shall be applied in the following offer of priority:

                (i) The Company shall pay or cause to be paid to the Trustee for deposit in the Bond Fund on or before the fourth business day preceding each Interest Payment Date, (i) commencing prior to the June 1, 1998 Interest Payment Date, not less than one half of the amount necessary to pay the principal (including sinking fund installments) of and premium, if any, coming due on the next payment date on the Bonds (whether by stated maturity, redemption or otherwise), and (ii) commencing prior to June 1, 1998, not less than the amount necessary to pay the interest then coming due on the next Interest Payment Date on the Bonds, less the amount, if any, then held in the Bond Fund and available to pay the same. The Company may make payments to the Bond Fund earlier than required by this section, but such payments shall not affect the accrual of interest except to the extent that Bonds are redeemed.

                (ii) The Company shall pay to the Trustee for deposit in the Rebate Fund the amounts required by Section 3.05 at the times required thereby ("Rebate Payments").

                (iii) The Company shall pay to the Trustee for deposit in the Debt Service Reserve Fund the amounts required by Section 3.04 at the times required thereby.

                (iv) At any time when any principal of the Bonds is overdue, the Company shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund an amount equal to interest on the overdue principal (including sinking fund installments). Redemption premiums shall not bear interest.

                (v) Notwithstanding anything herein to the contrary, the Company shall provide to the Trustee sufficient funds to pay all principal and interest on the Bonds, when and as due, whether or not provided for in the prior paragraphs.

        The Company hereby acknowledges and agrees that payments made by the Bond Insurer for principal of and interest on the Bonds do not discharge the Company's responsibility to pay such principal and interest.

        (b) Additional Payments. The Company shall make the following payments ("Additional Payments") within 30 days after demand:

                (i) To the Issuer, reimbursement for any and all costs, reasonable expenses and liabilities paid or incurred by the Issuer, including, but not limited to, reasonable fees and disbursements of counsel and financial advisors which relate directly or indirectly to the 1997 Project or are in satisfaction of any obligations of the Company to the Issuer hereunder which are not performed in accordance with the terms hereof by the Company;

                (ii) To the Issuer, reimbursement for or prepayment of any and all reasonable costs, expenses, and liabilities paid or incurred or to be paid or incurred by the Issuer or any of its directors, officers, employees and agents, including, but not limited to, reasonable fees and disbursements of counsel and financial advisors, and requested by the Company or required by this Agreement or by the Act in connection with the Issuer's rights and obligations hereunder;

                (iii) the fees and expenses of the Rebate Consultant;

                (iv) all attorneys' fees and disbursements or indemnity payments required under Section 5.20 or Article VIII hereof;

                (v) a fee to the Issuer in an annual amount not in excess of 0.1% of the original principal amount of the Bonds for the purpose of defraying a portion of the Issuer's administrative expenses, with such obligation to be invoiced by the Issuer on a quarterly, semi-annual, or annual basis in the Issuer's sole discretion and continuing while any portion of the Bonds are outstanding; provided that the Borrower shall notify the Issuer if the Borrower's payment under this item would violate any applicable law, including, without limitation, any applicable law relative to arbitrage;

                (vi) To the Trustee and the Paying Agent the reasonable fees, charges and expenses of the Trustee and Paying Agent under this Agreement, as well as reimbursement for any and all reasonable costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities paid or incurred by the Trustee or Paying Agent in satisfaction of any obligations of the Company hereunder which are not performed in accordance with the terms hereof by the Company; and

                (vii) To the Trustee and the Paying Agent, all reasonable costs and expenses, whether ordinary or extraordinary (including, without limitation, reasonable attorneys' fees) incurred in the preparation, negotiation, execution, interpretation and administration of this Agreement, any amendments to any of the foregoing, as well as all costs and expenses (including, without limitation, reasonable attorneys' fees) related to or in respect of the Trustee's and/or any Bondholder's efforts to collect and/or enforce any of the Trustee's and/or such Bondholders' rights and remedies hereunder (whether or not legal action is instituted in connection with such efforts).

        Section 3,13. Redemption of the Bonds. The Bonds shall be subject to redemption in denominations of $5,000 or multiples thereof prior to maturity under the circumstances, in the manner and subject to the conditions provided in this section and in the form of Bonds. Whenever Bonds of a series are called for redemption, the accrued interest on that series shall become due on the redemption date.

        If less than all of the Bonds of a series are to be called for optional or extraordinary optional redemption, the Bonds to be redeemed shall be redeemed in the maturities designated in an Officer's Certificate, and if less than an entire maturity is redeemed, whether by mandatory, optional or extraordinary optional redemption, the Bonds to be redeemed within such maturity will be selected by the Trustee by lot or in any customary manner as determined by the Trustee.

        (a) Mandatory Redemption from Sinking Fund Installments.

                (i) The Series 1997A Bonds maturing on December 1, 2011 shall be redeemed at their principal amounts without premium, on each December 1, commencing December 1, 2008, in each of the years and in the amounts as follows:

                                 Year          Principal Amount
                                 ----          ----------------
                                 2008              $255,000
                                 2009               265,000
                                 2010               280,000
                                 2011*              200,000


*   final maturity

                        The Series 1997A Bonds maturing on December 1, 2022 shall be redeemed at their principal amounts without premium, on each December 1, commencing December 1, 2011, in each of the years and in the amounts as follows:

                                 Year          Principal Amount
                                 ----          ----------------
                                 2011            $ 95,000
                                 2012             310,000
                                 2013             330,000
                                 2014             345,000
                                 2015             365,000
                                 2016             385,000
                                 2017             405,000
                                 2018             425,000
                                 2019             450,000
                                 2020             475,000
                                 2021             500,000
                                 2022*            525,000


 * final maturity


               (ii) The Series 1997B Bonds maturing on December 1, 2006 shall be redeemed at their principal amounts without premium, on each December 1, commencing December 1, 1998, in each of the years and in the amounts as follows:

                                 Year          Principal Amount
                                 ----          ----------------
                                 1998               $30,000
                                 1999                30,000
                                 2000                30,000
                                 2001                30,000
                                 2002                35,000
                                 2003                35,000
                                 2004                35,000
                                 2005                40,000
                                 2006*               40,000


  * final maturity


                The Series 1997B Bonds maturing on December 1, 2022 shall be redeemed at their principal amounts without premium, on each December 1, commencing December 1, 2007, in each of the years and in the amounts as follows:

                                Year          Principal Amount
                                ----          ----------------
                                2007               $40,000
                                2008                45,000
                                2009                45,000
                                2010                50,000
                                2011                50,000
                                2012                55,000
                                2013                60,000
                                2014                60,000
                                2015                65,000
                                2016                65,000
                                2017                70,000
                                2018                75,000
                                2019                80,000
                                2020                80,000
                                2021                85,000
                                2022*               90,000


 * final maturity



        In lieu of redeeming Bonds pursuant to this Section 3.13(a) the Trustee may, at the written request of the Company, use such funds otherwise available hereunder for redemption of Bonds to purchase Bonds then subject to mandatory sinking fund redemption in the open market at a price not exceeding par plus accrued interest, such Bonds to be delivered to the Trustee for the purpose of cancellation. The Company may deliver to the Trustee any Bond then subject to mandatory sinking fund redemption for cancellation. It is understood that in the case of any such purchase of Bonds or any such Bonds so delivered, the Issuer and the Company shall receive credit against its required mandatory sinking fund payments in the manner specified in a certificate of the Company or, if no certificate is delivered, in the inverse order thereof.

        In the event of a partial redemption of Bonds within a maturity, whether through optional redemption or extraordinary optional redemption, the amount of future sinking fund redemptions with respect to such maturity will be reduced as specified in a Company Officer's Certificate to take into account such partial redemption.

        (b) Optional Redemption. Each series of the Bonds may be redeemed by the Trustee on behalf of the Issuer at the times and prices as provided in the form of Bond, at the option of the Company upon written notice given by the Authorized Officer of the Company to the Trustee at least 30 days before mailing of the notice of redemption required under subsection (f)(i).

        (c) Extraordinary Optional Redemption. If proceeds derived from insurance or condemnation awards for damage, destruction or taking of any single item of property of the Company exceeds $50,000, then the Company may apply such proceeds to the redemption of

Bonds Outstanding in whole or pro rata between series in part, at any time on the earliest practicable date after receipt by the Trustee of an Officer's Certificate for which notice of redemption can practicably be given, at a redemption price equal to 100% of the principal amount of the Bonds redeemed, plus accrued interest to the redemption date, without premium.

        (d) Payment of Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date.

        (e) Application of Moneys for Redemption. Notwithstanding any other provisions of this Agreement, if at any time the amounts held for the Parity Bonds in the Bond Fund and the Debt Service Reserve Fund are sufficient to pay the principal or redemption price of all Outstanding Parity Bonds and the interest accruing to such Parity Bonds to maturity or the next date of redemption when such Parity Bonds are redeemable pursuant to this Section 3.13, the Trustee shall so notify the Issuer and the Company. Upon receipt of such notice, the Company may request the Trustee to apply such amounts to pay or redeem all such Outstanding Parity Bonds, as the case may be, on the next date when such Parity Bonds are redeemable pursuant to Section 3.13(b). The Trustee shall, upon receipt of such notice, proceed to pay or redeem all such Outstanding Parity Bonds in the manner provided by this Section 3.13, and shall transfer to the Bond Fund from the Debt Service Reserve Fund such amounts as are needed in connection therewith.

        (f) Notice of Redemption.

                (i) The Trustee shall cause notice of any redemption of Bonds hereunder to be (A) mailed at the expense of the Company to the Holders of all Bonds to be redeemed at the registered addresses appearing in the Register kept for such purpose pursuant to Section 3.01 hereof, and
         (B) transmitted electronically to the Depository and to one or more national information services such as Financial Information, Inc.'s Financial Daily Called Bond Service, Kenny Information Service's Called Bond Service and Moody's Investors Service, Inc. Municipal and Government; provided, however, failure to deliver notice as described in (i)(B) shall not affect the validity of the redemption of any Bond. Each such notice shall (1) be mailed no more than 45 nor fewer than 30 calendar days prior to the redemption date, (2) identify the Bonds to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (3) specify the Bonds being redeemed, their date of issue, their maturity date, redemption date and the redemption price, (4) set forth the name, address and telephone number of the person from whom information pertaining to the redemption may be obtained, and (S) state that on the redemption date the Bonds called for redemption will be payable at the designated corporate trust office of the Trustee, that from that date interest will cease to accrue, that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds. In addition, failure to mail notice as described in (i)(B) shall not affect the validity of the redemption of any Bond.

                (ii) If at any time of mailing of notice of an optional or extraordinary optional redemption of Bonds there has not been deposited with the Trustee moneys or Government Obligations sufficient to redeem all Bonds called for such redemption, such notice shall state that the redemption is conditional upon the deposit of moneys or Governmental Obligations sufficient for the redemption with the Trustee not later than the opening of business on the redemption date, and such notice will be of no effect and such Bonds shall not be redeemed unless such moneys are so deposited.

                (iii) Any notice of redemption shall be mailed by first class mail, postage prepaid; provided that any notice of redemption given to any holder of $1,000,000 or more in aggregate principal amount of Bonds shall be transmitted electronically or mailed by certified mail, return receipt requested.

A certificate of the Trustee shall conclusively establish the mailing of any such notice for all purposes.

        (g) Payment of Redeemed Bonds, Notice having been mailed in the manner provided in (f) above, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, plus interest accrued to the redemption date.

        If money or Government Obligations for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, is held by the Trustee or any Paying Agent on the redemption date, so as to be available therefor on that date and if notice of redemption has been deposited in the mail as aforesaid, then from and after the redemption date those Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be Outstanding hereunder. If those moneys shall not be so available on the redemption date, or that notice shall not have been deposited in the mail as aforesaid, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate as they would have borne had they not been called for redemption.

        All moneys deposited in the Bond Fund and held by the Trustee or a Paying Agent for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds.

        Section 3.14. Paying. The Trustee, and any other banks or trust companies designated as paying agent in any Supplemental Agreement, shall be the Paying Agent for the Bonds.

        Any bank or trust company with or into which any Paying Agent other than the Trustee may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Agreement. If the position of Paying Agent shall become vacant for any reason, the Trustee shall, within 30 days thereafter, appoint a bank or trust company to fill such vacancy. Notwithstanding anything in this Section 3.14 to the contrary, no successor Paying Agent shall be appointed (or be deemed to have succeeded to such function), unless Ambac Assurance approves such successor (or deemed successor) in writing.

        The Paying Agent shall enjoy the same protective provisions in the performance of its duties hereunder as are specified in this Agreement, including but not limited to Section 7.01, with respect to the Trustee, insofar as such provisions may be applicable.

        Section 3.15. Investments.

        (a) Pending their use under this Agreement, moneys in all funds held by the Trustee, subject to the requirements set forth in the Tax Compliance Certificate and applicable federal tax laws, shall be invested by the Trustee in Permitted Investments maturing or redeemable at the option of the holder at or before the time when such moneys are expected to be needed and shall be so invested at the oral or written request of an Authorized Officer of the Company if there is not then an Event of Default known to the Trustee. Moneys in the Debt Service Reserve Fund shall be invested by the Trustee in Permitted Investments (a) of a type (i) customarily sold in a recognized market or (ii) subject to liquidation or prepayment to the extent required to meet draws on the Debt Service Reserve Fund and (b) with an average aggregate weighted term to maturity not greater than five years. In the event that the Trustee is not provided with such direction by an Authorized Officer of the Company, the Trustee shall invest moneys in any Fund on hand from time to time in Permitted Investments described in clause (g) of the definition thereof. Any investments pursuant to this subsection shall be held by the Trustee as a part of the applicable fund or account and shall be sold or redeemed to the extent necessary to make payments or transfers or anticipated payments or transfers from such fund.

        (b) Except as set forth below, any interest realized on investments in any fund or account and any profit realized upon the sale or other disposition thereof shall be credited to the fund or account with respect to which they were earned and any loss shall be charged thereto. Earnings (which for such purposes include net profit and are after deduction of net loss) on moneys deposited in the Hoed Fund shall, subject to the provisions of Section 3.05 of this Agreement, be retained in the Bond Find. Earnings on moneys deposited in the Debt Service Reserve Fund shall, subject to Section 3.04(b) and (c), be retained in that Fund. Earnings on moneys in the Project Fund shall, subject to the provisions of Section 3.07, be retained in that Fund.

        (c) The Trustee may hold undivided interests in Permitted Investments for more than one Fund (for which they are eligible) and may make interfund transfers in kind.

        (d) Investments in all Funds shall be valued by the trustee in accordance with subparagraph (ii) of the definition of "Value" set forth in
Section 1.02 hereof, plus accrued interest where applicable.

        (e) Any investment made by the Trustee may be purchased from the Trustee or any of its affiliates.

        (f) The Trustee shall sell and reduce to cash a sufficient portion of investments, whenever the cash balance in any Fund or Account is insufficient to pay the current requirements from that Fund or Account.

        (g) The Trustee shall not be liable for any loss or the amount of any gain resulting from the making of any investment made in accordance with the provisions hereof except for its own negligence, willful misconduct or breach of trust.

        The Trustee shall comply with the Tax Compliance Certificate and any subsequent written instructions from the Authorized Officer of the Company accompanied by an Opinion of Bond Counsel and addressed to the Issuer and the Trustee, to the effect that compliance with such subsequent written instructions will not adversely affect any exclusion of interest on any of the Bonds from gross income for federal and Arizona income tax purposes.

        Section 3.16. Release of and Liens on Property.

        (a) Anything herein to the contrary notwithstanding, any sale, transfer, other disposition, encumbrance or pledge of Property in compliance with Section
5.14 hereof, shall be made free and clear of any Lien or security interest granted hereby or by the Mortgage, by any Supplemental Agreement, and by any other instrument encumbering Collateral to secure the payment of Parity Debt.

        (b) The Trustee is expressly authorized and directed, upon receipt of an Officer's Certificate, to execute and deliver all instruments and other documents as may be necessary or appropriate, in the judgment of the Company, to effectuate the releases and subordinations required under (c) and (d) above, including, without limitation, UCC amending or termination statements, requests for release and reconveyance, deeds of release, subordination agreements, and similar such documents.

        (c) The Company, at its expense, shall cause any financing statements, including all necessary amendments, supplements and appropriate continuation statements, to be recorded and filed, and to be kept recorded and filed, in such manner and in such places as may be required in order to perfect the security interest granted by the Mortgage or in any Supplemental Agreement, subject only to Permitted Encumbrances, to the extent that such perfection can be accomplished by filing and recording. Within the period beginning six months prior to and ending 90 days prior to the expiration of six years after December 1, 1997, and within six months prior to but in no event less than 90 days prior to the expiration of each six year period following a filing with the Trustee pursuant to this Section 3.16(c) until this Agreement has been discharged, the Company will cause to be filed with the Issuer and the Trustee an Opinion of Counsel to the effect that steps requisite to continue the perfection of the security interests granted by the Mortgage or under this Agreement or in any Supplemental Agreement, to the extent that such perfection can be accomplished under applicable law by filing and recording, have been taken.

        Section 3.17. Moneys to be Held in Trust. Except where moneys have been deposited with or paid to the Trustee or any Paying Agent pursuant to an instrument restricting their application to particular Parity Bonds (including the Bond Insurance which restricts the application of the proceeds thereof solely to the payment of principal of and interest on the Bonds), all moneys required or permitted to be deposited with or paid to the Trustee or any Paying Agent under any provision of this Agreement and any investments thereof, shall be held by the Trustee or that Paying Agent in trust. Except for (i) moneys deposited with or paid to the Trustee or any Paying Agent for the redemption of Parity Bonds, notice of the redemption of which shall have been duly given or arrangements satisfactory to the Trustee made, and (ii) moneys held by the Trustee pursuant to Section 3.03(b) hereof and (iii) moneys in the Rebate Fund, all moneys described in the preceding sentence held by the Trustee or any Paying Agent shall be subject to the provisions hereof while so held.

        Section 3.18. Rights to Funds. The Company agrees that all moneys held in the Funds and accounts created under the Agreement (other than amounts held in the Refunding Fund and Rebate Fund), including moneys in the Debt Service Reserve Fund and the Project Fund, are specifically pledged as security for the Holders of the Parity Bonds and the Bond Insurer, shall be under the control of the Trustee and, to the extent permitted by law, are not subject to attachment or any other lien by any creditor of the Company in the event the Company files a proceeding under the United States Bankruptcy Code, nor shall these movies be used for general operations of the Company in the event of such a filing.

                              (End of Article III)


                                   ARTICLE IV

                                  THE PROJECT

        Section 4.01. Acquisition, Construction, Installation, Equipment and Improvement. The Company (a) has acquired the sites of the 1997 Project or rights of use and access therein and shall construct and equip the 1997 Project on those sites with all reasonable dispatch, and (b) shall pay when due all fees, costs and expenses incurred in connection with that construction, installation, equipment and improvement from funds made available therefor in accordance with this Agreement or otherwise. It is understood that the 1997 Project is that of the Company and any contracts made by the Company with respect thereto, whether acquisition contracts, construction contracts or otherwise, or any work to be done by the Company on the 1997 Project are made or done by the Company in its own behalf and not as agent or contractor for the Issuer.

        Section 4.02. Company Required to Pay Costs in Event Project Fund Insufficient. If moneys in the Project Fund are not sufficient to pay all costs of the 1997 Project, the Company, nonetheless, will complete the 1997 Project and, unless Parity Bonds or other permitted Parity Debt shall have been issued for that purpose, shall pay all such additional costs of the 1997 Project from its own funds or other amounts made available to it for such purposes. The limitation of Section 147(g) of the Code notwithstanding, the Company shall pay all Costs of Issuance of the Bonds. The Company shall not be entitled to any reimbursement for any such additional costs of the 1997 Project or payment of Costs of Issuance from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the payments to be made in respect of the Bonds or otherwise.

                               (End of Article IV)


                                    ARTICLE V

     COVENANTS AND WARRANTIES OF THE COMPANY AND OF THE ISSUER

        Section 5.01. Corporate Organization, Authorization and Powers. The Company represents and warrants that:

        (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State, with the power to enter into and perform this Agreement, and, that by proper corporate action it has duly authorized the execution and delivery of this Agreement;

        (b) the Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied;

        (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the application of the proceeds of the Bonds as so contemplated, is in compliance with the Order of the Arizona Corporation Commission, Decision No. 60473 (the "ACC Order"), will not conflict with or constitute a material breach of or default under any bond, indenture, note or other evidence of indebtedness of the Company, or any contract, lease or other instrument to which the Company is a party or by which it or its properties are bound or cause the Company to be in material violation of any applicable statute or order, rule or regulation of any court or governmental authority which breach, default, or violation would materially and adversely affect the consummation of the transactions contemplated hereby or the ability of the Company to perform its obligations hereunder;

        (d) No consent of any other party and no consent, license, approval or authorization of, exemption by, or registration with any governmental body, authority, bureau or agency (other than those that have been obtained, including, without limitation, the ACC Order) is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, the application of the proceeds of the Bonds as so contemplated, and the construction, installation, equipment and improvement of the 1997 Project, except for governmental permits required in connection with commencement and during construction of the 1997 Project; and

        (e) it is not in breach, default, or in violation of any indenture, mortgage, deed of trust, note, loan agreement, or other agreement or instrument which would allow the obligee or obligees thereof to take any action which would materially and adversely affect its performance under this Agreement or its compliance with the requirements and conditions of the ACC Order.

        Section 5.02. Payment of Principal, Premium and Interest on Parity Debt; Interest on Overdue Payments. The Company covenants, so long as any Parity Debt is Outstanding, that it shall duly and punctually pay the principal of, the premium, if any, and the interest on each Parity Debt obligation at or prior to the due date thereof and at the times and at the place and in the manner provided therein when and as the same become payable, whether at maturity, upon call for redemption, by acceleration of maturity or otherwise, according to the true intent and meaning hereof. If any such payment is not so received, the Trustee upon actual notice of such nonpayment shall notify the Company by telephone, telegram, express mail or other expeditious means.

        To the extent permitted by law, the Company hereby waives any requirement that the Trustee or any holder thereof protect, secure, perfect or insure any security interest or lien on any Property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral including, without limitation, rights under A.R.S. Section 12-1641, et seq., if applicable.

        The obligations of the Company created pursuant to this section shall continue to be effective or be reinstated, as the case may be, if at any time any payments of any of the Parity Debt are rescinded or may otherwise be returned by the trustee or any holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

        To the extent permitted by law, the obligation of the Company to make payments on Parity Debt shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim and the Company agrees to make payment from all lawfully available sources.

        Section 5.03. Covenants.

        (a) The Issuer, to the extent within its control, covenants that it will not take any action, or fail to take any action, upon receipt of an Officer's Certificate and at the expense of the Company, if any such action or failure to take action would adversely affect the exclusions from gross income of the interest on the Bonds under Section 103(a) of the Code or cause the interest on the Series 1997B Bonds, or any portion thereof, to become as item of tax preference for purposes of the alternative minimum tax imposed on individuals and corporations under the Code.

        The Issuer does not have the power to make or direct investments, but the Issuer, to the extent within its control, will not directly or indirectly use or permit the use of any Proceeds of the Bonds or any other funds of the Issuer or the Company, or take or omit to take any action, that would cause the Bonds to be or become "arbitrage bonds" within the meaning of Section 148(a) of the Code or to fail to meet any other applicable requirements of Sections 141 through 150 (or their statutory predecessor) of the Code or cause the interest on the Series 1997B Bonds, or any portion thereof, to become an item of tax preference for purposes of the alternative minimum tax imposed on individuals and corporations under the Code. To that end, the Issuer will comply with all requirements of Sections 141, 142, 146, 147, 148, 149 and 150 (or their statutory predecessor) of the Code to the extent applicable to the Bonds. The Issuer is deemed to have complied with this paragraph if the Issuer complies with the Tax Compliance Certificate and any subsequent Officer's Certificate, accompanied by an Opinion of Bond Counsel, to the effect that compliance with such subsequent written instructions will not adversely affect any exclusions of interest on any of the Bonds from gross income for federal income tax purposes or cause the interest on the Series 1997B Bonds, or any portion thereof, to become an item of tax preference for purposes of the alternative minimum tax imposed on individuals and corporations under the Code.

        The Company covenants that it will not take any action, or fail to take any action, if any such action or failure to take action would adversely affect the exclusions from gross income of the interest on the Bonds under Section 103(a) of the Code or cause the interest on the Series 1997B Bonds, or any portion thereof, to become an item of tax preference for purposes of the alternative minimum tax imposed on individuals and corporations under the Code.

        The Company will not directly or indirectly (by parties within its control) use or permit the use of any Proceeds of the Bonds or any other funds of the Company, or take or omit to take any action, that would cause the Bonds to be or become "arbitrage bonds" within the meaning of Section 148(a) of the Code or to fail to meet any other applicable requirements of Sections 141 through 150 (or their statutory predecessor) of the Code or cause the interest on the Series 1997B Bonds, or any portion thereof, to become an item of tax preference for purposes of the alternative minimum tax imposed on individuals and corporations under the Code. To that end, the Company will comply with all requirements of Sections 141, 142, 146, 147, 148, 149 and 150 (or their statutory predecessor) of the Code to the extent applicable to the Bonds. In the event that at any time the Company is of the opinion that for purposes of this
Section 5.03 it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under this Agreement or otherwise, the Company shall so instruct the Trustee in writing, and the Trustee shall take such action as may be necessary in accordance with such instructions.

        The Issuer and the Company each hereby covenant and agree that it shall not enter into any arrangement, formal or informal, pursuant to which the Company (or any "related party," as defined in Treasury Regulations Section 1.150-1(b)) shall purchase the Bonds. This covenant shall not prevent the Company from purchasing Bonds in the open market for the purpose of tendering them to the Trustee for purchase and retirement.

        (b) The Company represents and warrants that the Aggregate Project is and will be located entirely within the limits of the County.

        (c) The Company represents and warrants that the construction of the 1997 Project was not commenced prior to the adoption of the resolution of the Issuer on July 8, 1997, with respect to the 1997 Project. The Company represents and warrants that the construction of the 1985 Project was not commenced prior to the adoption of the resolution of the Issuer on November 13, 1984, with respect to the 1985 Project.

        (d) The Company represents and warrants that it presently intends to use or operate the Aggregate Project in a manner consistent with its purposes as water furnishing facilities until the date on which the Bonds have been fully paid and knows of no reason why the Aggregate Project will not be so operated. If, in the future, there is a cessation of that operation, the Company will use its best efforts to resume that operation or accomplish an alternate use by the Company or others which will be consistent with the Act; provided, however, that this provision does not require the Company to operate any portion of the Aggregate Project after the Company shall determine in its discretion that such operations are no longer economic and does not prohibit the Company from selling the Aggregate Project in accordance with Section 5.14 or from merging into or consolidating with another corporation in accordance with Section 5.15.

        (e) The use of the Aggregate Project as it is proposed to be operated, complies with all currently applicable material requirements of zoning, development, pollution control, water conservation, environmental, and other laws, regulations, rules and ordinances of the federal government and the State and the respective agencies thereof and the political subdivisions in which the Aggregate Project is to be located.

        (f) The Company has obtained, or will obtain when required, all necessary approvals of and licenses, permits, consents and franchises from federal, state, county, municipal or other governmental authorities having jurisdiction over the Aggregate Project to acquire, construct, improve and equip the Aggregate Project, and to enter into, and execute and perform its obligations under this Agreement, in each case under presently applicable law and regulations, other than permits and licenses which are not now required and as otherwise provided in Section 5.11.

        (g) To the best of the Company's actual knowledge, none of the current Indemnified Parties (as hereinafter defined) has any significant or conflicting interest, financial, employment or otherwise, in the Company, the Aggregate Project or in any of the transactions contemplated under this Agreement.

        (h) There has been no material adverse change in the financial condition; prospects or business affairs of the Company or the feasibility or physical condition of the Aggregate Project subsequent to the date on which the Issuer granted its resolution approving the issuance of the Bonds.

        (i) The Company acknowledges, represents, warrants and agrees that the Company (a) understands the nature of the structure of the transactions related to the financing of the Aggregate Project; (b) is familiar with all of the provisions of this Agreement and all documents and instruments related to such financing to which the Company or the Issuer is a party or to which the Company is a beneficiary; (c) understands the risk inherent in such transactions, including without limitation, the risk of loss of the Aggregate Project; and (d) has not relied upon the Issuer for any guidance or expertise in analyzing the financial consequences of such financing transactions or otherwise relied upon the Issuer in any manner, except to issue the Bonds.

        (j) [RESERVED.]

        (k) All representations of the Company contained herein or in any certificate or other instrument delivered by the Company pursuant hereto, to this Agreement or in connection with the transactions contemplated hereby, shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Bonds as representations of facts existing as of the date of execution and delivery of the instrument containing such representations.

        (l) The Company represents and warrants that at least 95% of the net proceeds of the Series 1997A Bonds (as defined in Section 150 of the Code) will be used to provide land or property of a character subject to the allowance for depreciation under Section 167 of the Code and which constitute "facilities for the furnishing of water" within the meaning of Section 142(a)(4) of the Code. The Company will not request or authorize any disbursement pursuant to
Section 3.07 hereof, which, if paid, would result in less than 95% of the net proceeds of the Series 1997A Bonds being used to provide land or property of a character subject to the allowance for depreciation under Section 167 of the Code and which constitute "facilities for the furnishing of water" within the meaning of Section 142(a)(4) of the Code. The Company represents and warrants that at least 90% of the net proceeds of the 1985 Bonds was used to provide land or property of a character subject to the allowance for depreciation under
Section 167 of the Code and to provide facilities which constitute "facilities for the furnishing of water" within the meaning of Section 103(b)(4)(G) of the 1954 Code.

        The Company is a public service corporation as defined in Article 15,
Section 2 of the Constitution of the State of Arizona, and as such is authorized to furnish domestic water delivery services to all members of the public within its service area as set forth in its certificate of convenience and necessity issued by the Arizona Corporation Commission. The Company's rates and charges for such water furnishing services are regulated by the Arizona Corporation Commission. The Company, pursuant to regulations promulgated by the Arizona Corporation Commission, has responsibility for and control over the maintenance and repair of the Aggregate Project.

        The 1985 Project is, and the 1997 Project will be, owned and operated by the Company and the 1985 Project is, and the 1997 Project will be, a part of the water furnishing facilities owned and operated by the Company, and the water furnished thereby is, and will be, made available to members of the general public (including electric utility, industrial, agricultural, or commercial users). The Company makes and will make available to residential users within its service areas, municipal water districts within its service area, or any combination thereof, at least 25% of the capacity of the Aggregate Project. The Company has not and will not enter into any contract or contracts which, individually or in the aggregate, will guarantee the right of any person to receive or an obligation of any person to take or pay for more than 75% of the maximum daily capacity of the Aggregate Facility.

        (m) The Company represents and warrants that the costs of issuance financed by the Series 1997A Bonds will not exceed 2% of the proceeds of the Series 1997A Bonds (within the meaning of Section 147(g) of the Code), and the Company will not request or authorize any disbursement pursuant to Section 3.06 hereof or otherwise, which, if paid, would result in more than 2% of the aggregate face amount of the Series 1997A Bonds being so used. The Company represents and warrants that no costs of issuance will be financed with proceeds of the Series 1997B Bonds. None of the proceeds of the Bonds will be used to provide working capital.

        (n) The Company represents and warrants that in accordance with Section 147(b) of the Code, (1) the average maturity of the Series 1997A Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed by the Series 1997A Bonds, and (2) the average maturity of the Series 1997B Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being refinanced by the Series 1997B Bonds, in each case determined as of the later of the date the Bonds are issued or the date the facilities are expected to be placed in service.

        (o) The Company represents and warrants that none of the proceeds of the Series 1997A Bonds will be, and none of the proceeds of the 1985 Bonds were, used to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

        (p) The Company represents and warrants that not more than 25% of the proceeds of the Series 1997A Bonds will be, and not more than 25% of the proceeds of the Series 1997B Bonds were, used directly or indirectly to acquire land or any interest therein, and such land has not been, and is not to be, used for farming purposes.

        (q) The Company represents and warrants that no portion of the proceeds of the Series 1997A Bonds will be, and no portion of the proceeds of the 1985 Bonds were, used to acquire existing property or any interest therein unless such acquisition meets the rehabilitation requirements of Section 147(d) of the Code or met the rehabilitation requirements of Section 103(b)(17) of the 1954 Code, as appropriate.

        (r) The information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code as well as the federal tax election referred to in the Tax Compliance Certificate of the Company, is accurate and complete as of the date of the issuance of the Bonds.

        (s) The Aggregate Project does not include any offices except for offices (i) located at the site of the Aggregate Project and (ii) not more than a de minimis amount of the functions to be performed at which is not directly related to the day-to-day operations at the Aggregate Project.

        (t) The Company represents and warrants that at no time will any funds constituting gross proceeds of the Bonds be used in any fashion as would constitute failure of compliance with Section 148 of the Code.

        (u) The Company represents and warrants that the Bonds are not "federally guaranteed" within the meaning of Section 149(b) of the Code.

        (v) The Issuer represents and warrants that the Authorized Officer of the Issuer having responsibility for issuing the Bonds is authorized and directed, alone or in conjunction with any other officer, employee, consultant or agent of the Issuer, Company or any officer, employee, consultant or agent of the Company, to give an appropriate Tax Compliance Certificate of the Issuer, for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Issuer regarding the amount and use of all the Proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based, such Certificate to be premised on the reasonable expectations and the facts, estimates and circumstances on which those expectations are based and other facts and circumstances relevant to the tax treatment of interest on the Bonds, as provided by the Company, all as of the date of delivery of and payment for the Bonds.

        (w) Notwithstanding any provision of this Section 5.03 hereof, if the Company provides to the Issuer and the Trustee an Opinion of Bond Counsel to the effect that any action required under this Section is no longer required, or to the effect that some further action is required, to maintain the exclusions from gross income of the interest on the Bonds pursuant to Section 103(a) of the Code or to prevent interest on the Series 1997B Bonds, or any portion thereof, from becoming an item of tax preference for purposes of the alternative minimum tax imposed on individuals and corporations, the Company, the Issuer and the Trustee may rely conclusively on such opinion in complying with the provisions hereof, and the covenants hereunder shall be deemed to be modified to that extent.

        (x) Tax Covenants Survive Termination of the Agreement. All covenants and obligations of the Issuer and the Company contained in this Section 5.03 shall remain in effect and be binding upon the Issuer and the Company until all of the Bonds have been paid, notwithstanding any earlier termination of this Agreement or any provision for payment of principal of and premium, if any, and interest on the outstanding Bonds.

        Section 5.04. Annual Reports and Other Current Information. Within one hundred twenty (120) days after the close of each Fiscal Year, the Company shall furnish to the Trustee and the Bend Insurer, copies of audited financial statements of the Company prepared by an Accountant, together with a calculation of the ratios described in Section 5.12(a). The Company shall furnish to the Trustee and the Bond Insurer within one hundred twenty (120) days after the close of each Fiscal Year, a certificate signed by an Authorized Officer stating that the Company hag caused its operations for the year to be reviewed, that he is familiar with this Agreement, and that in the course of that review, the Company is in compliance with Section 5.12 and no default under this Agreement has come to its attention or, if such a default has appeared, a description of the default.

        Within ninety (90) days after the close of the first, second and third quarters of its Fiscal Year, the Company shall furnish to the Bond Insurer copies of the quarterly unaudited Financial Statements of the Company, together with the calculations by an Authorized Officer of the Company of the ratios described in Section 5.12(a). In addition, the Company shall from time to time render such reports concerning compliance with this Agreement as the Trustee or the Bond Insurer (in order to ascertain compliance of the Company or the Trustee with this Agreement) may reasonably request.

        Within sixty (60) days after the end of each Bond Year, the Trustee, in reliance upon a report of the Rebate Consultant, shall deliver to the Issuer and the County a certificate stating that all necessary actions have been taken as required by this Agreement and the Tax Compliance Certificate in order to ensure that all necessary actions have been taken, including, but not limited to, (a) the required annual arbitrage rebate calculations, (b) the transfer of funds to the Rebate Fund to reserve for the anticipated rebate requirement, and (c) payment of the Rebate Amount, if any, in accordance with Section 148(f) of the Internal Revenue Code of 1986; provided, however, that after delivery of the completion certificate pursuant to Section 3.10, the Company may request the Issuer to permit the Company to have the calculation of the Rebate Amount made on each Computation Date (rather than at the end of each Bond Year).

        The Company will deliver to the Trustee, the Issuer and the Bond Insurer within one hundred twenty (120) days after the end of each of the Company's Fiscal Years a certificate executed by an Authorized Officer of the Company stating that:

                (1) A review of the activities of the Company during such Fiscal Year and of performance hereunder has been made under such officer's supervision; and

                (2) Such officer is familiar with the provisions of this Agreement and the Tax Compliance Certificate, and to the best of such officer's knowledge, based on such review and familiarity, the Company has fulfilled all its obligations hereunder and thereunder throughout such Fiscal Year, and there have been no defaults under thin Agreement or the Tax Compliance Certificate or, if there has been a default in the fulfillment of any such obligation in such Fiscal Year, specifying each such default known to such officer and the nature and status thereof and the actions taken or being taken to correct such default.

        Section 5.05. Corporate Reorganization. The Company may cause a portion of its operations to be separately incorporated or otherwise organized or reorganized, but all such operations, whether separately incorporated or not, shall remain bound by this Agreement; provided, however, that prior to effecting any such reorganization, the Company shall deliver to the Issuer, the Trustee and the Bond Insurer, an Opinion of Bond Counsel that such reorganization will not affect the validity of the Bonds or the exclusions from gross income under
Section 103 of the Code of interest paid on the Bonds. The Company shall preserve all its rights and licenses to the extent reasonably necessary or desirable in the operation of its business affairs, provided that the Company shall not be obligated hereby to retain or preserve any rights or licenses no longer used or, in the judgment of its Governing Body, reasonably useful in the conduct of its business.

        Section 5.06. Right Notice. The Company shall, within 10 Business Days of the occurrence, give notice to the Trustee and the Bond Insurer of any Event of Default or occurrence which, with the passage of time or the giving of notice, may ripen into an Event of Default pursuant to this Agreement.

        Section 5.07. Maintenance of Property. The Company shall at all times cause its business to be carried on and conducted in an efficient manner and its Property to be maintained, preserved and kept in good repair, working order and condition and all necessary and proper repairs, renewals and replacement thereof to be made; provided, however, that nothing in the Agreement shall be construed (i) to prevent it from ceasing to operate any portion of its Property, if in the judgment of the Company, it is advisable not to operate the same for the time being, or if it intends to sell or otherwise dispose of the same as permitted hereunder and within a reasonable time endeavors to effect such sale or other disposition, or
(ii) to obligate it to retain, preserve, repair, renew or replace any property, leases, rights, privileges or licenses that are no longer used or, in the judgment of the Company, useful in the conduct of its business or that may be sold, pledged, encumbered or transferred pursuant to this Agreement.

        Section 5.08. Compliance With Laws. The Company shall do all things reasonably necessary to conduct its affairs and carry on its business and operations in such manner as to comply with any and all applicable laws of the United States and the several states thereof and duly observe and conform to all valid orders, regulations or requirements of any governmental authority relative to the conduct of its business and the ownership of its Property; provided, nevertheless, that nothing in the Agreement shall require it to comply with, observe and conform to any such law, order, regulation or requirement of any governmental authority so long as the validity thereof shall be contested in good faith.

        Section 5.09. Payment of Taxes. The Company shall promptly pay all lawful taxes, governmental charges and assessments at any time levied or assessed upon or against it or any of its Property; provided, however, that it shall have the right to contest in good faith by appropriate proceedings any such taxes, charges or assessments or the collection of any such sums and pending such contest may delay or defer payment thereof, provided that, if by non-payment of any such sums, the security interest of the Trustee in the Collateral will be impaired or any Property of the Company will be subject to imminent material loss or forfeiture, such sum shall be paid immediately.

        Section 5.10. Compliance with Covenants. The Company shall at all times comply with all material terms, covenants and provisions contained in any document or Lien at such time existing upon its Property or any part thereof or securing any of its Indebtedness and pay or cause to be paid, or to be renewed, refunded or extended, all of its Indebtedness secured by a Lien, as and when the same become due and payable.

        Section 5.11. Licenses and Permits. The Company shall procure and maintain all licenses, permits, approvals, certifications and accreditations issued by any regulatory bodies which are reasonably necessary or desirable for the maintenance of its Property, conduct of its operations and performance of its obligations under the Agreement, including, without limitation, the ACC Order; provided, however, that it need not comply with this section if and to the extent that its Governing Body shall have determined in good faith, evidenced by an Officer's Certificate, that such compliance is not in the best interest of the Company and that lack of such compliance would not materially impair the ability of the Company to pay its Indebtedness when due.

        Section 5.12. Financial Covenants.

        (a) The Company covenants, unless waived by the Bond Insurer, that:

        (1) At the end of each quarter of its Fiscal Year, its Capitalization Ratio shall not exceed sixty-five percent (65%).

        (2) For its Fiscal Year ending December 31, 1998, its Debt Service Coverage Ratio shall be at least 1.7, for the Fiscal Year ending December 31, 1999 shall be at least 1.9 and for each Fiscal Year ending December 31, 2000 and thereafter its Debt Service Coverage Ratio shall be at least 2.0.

        (b) Company covenants that it shall make no cash distribution to its shareholders during any period when its Capitalization Ratio, as computed for the quarter ended immediately prior to such distribution, exceeds 55%, except with the prior approval of the Bond Insurer.

        Section 5.13. Limitations on Incurrence of Additional Indebtedness.

        (a) The Company agrees that it shall not incur any Additional Indebtedness without meeting the financial tests set forth in (b) below; provided that, except as otherwise provided in this Agreement, at the time of incurrence thereof no Event of Default (or event which with notice or lapse of time, or both; would constitute an Event of Default) under this Agreement shall have occurred and shall be continuing unless such event will be cured upon incurrence of such Indebtedness and application of the proceeds thereof and the placing in service of any facilities financed thereby; and provided, further, that this requirement concerning no Event of Default shall not apply to Indebtedness incurred with the consent of the Bond Insurer.

        (b) Prior to incurrence of any Indebtedness, the Company shall deliver to the Trustee an Officer's Certificate certifying the Debt Service Coverage Ratio and Capitalization Ratio for the Historic Test Period, taking into account the aggregate of (i) the current aggregate Outstanding principal amount of all existing Indebtedness to be Outstanding after the issuance of the proposed Additional Indebtedness and (ii) the proposed Additional Indebtedness, is not less than 2.0 times and 65%, respectively.

        For the purpose of computing such Debt Service Coverage Ratio, the amount of Annual Debt Service on the proposed Additional Indebtedness shall be the amount of scheduled principal and interest to be paid thereon from the date of incurrence thereof to the end of the then Fiscal Year. For the purpose of computing Debt Service Coverage Ratio on any Additional Indebtedness to be incurred as Variable Rate Indebtedness, the amount of Annual Debt Service on such Variable Rate Indebtedness shall be deemed to be the average interest rate on such Variable Rate Indebtedness had it been outstanding and calculated during the 12 months prior to its incurrence.

        Section 5.14. Sale, Lease or other Disposition of Property.

        (a) The Company agrees that it will not, in any Fiscal Year sell, lease or otherwise dispose of Property, Plant and Equipment the Value of which would cause the aggregate Value of Property, Plant and Equipment so transferred in such Fiscal Year to exceed 5% of the total assets of the Company as shown on the financial statements for the Historic Test Period, except for the transfers, sales or leases of Property, Plant and Equipment as set forth in (b) below, provided, however, that the Company shall not sell, lease or otherwise dispose of the Aggregate Project, nor any portion thereof, without obtaining an Opinion of Bond Counsel that such sale, lease or other disposition will not adversely affect the validity of the Bonds or the exclusions from gross income under
Section 103 of the Code of interest paid on the Bonds, and provided further that the following transfers, sales or leases as set forth in (b) below shall not be permitted without the prior written consent of the Trustee and the Bond Insurer in any period during which a Default has occurred and is continuing;

        (b) In addition to transfers permitted under (a), and provided that for any sale, lease or other disposal of Property under subparagraphs (i) and (iii) below, the Company shall grant for the benefit of the beneficiary under the Mortgage a lien in such Property to be purchased, released or otherwise acquired similar to and in replacement of the lien in the Property to be sold, leased or otherwise disposed of, the Company may sell, lease or otherwise dispose of Property as follows:

               (i) in return for other Property of equal or greater value and usefulness;

               (ii) to any Person, if prior to such sale, lease or other disposition there is delivered to the Trustee an Officer's Certificate stating that, in the judgment of the signer, such Property has, or within the next succeeding 24 calendar months is reasonably expected to, become inadequate, obsolete, worn out, unsuitable, unprofitable, undesirable or unnecessary and the sale, lease or other disposition thereof will not impair the structural soundness, efficiency or economic value of the remaining Property;

               (iii) upon fair and reasonable terms no less favorable to the Company than would obtain in a comparable arm's-length transaction, if following such transfer the proceeds received by the Company are applied to acquire Property or to repay the principal of Indebtedness; or

               (iv) are distributions of cash to shareholders permitted under
Section 5.12(c) of this Agreement.

        Section 5.15. Consolidation, Merger, Sale or Conveyance. The Company may merge or consolidate with any other Person and may sell or convey all or substantially all of its assets to any Person, provided that any merger or consolidation pursuant to which the Company would cease to exist as a separate corporate entity, or any sale or conveyance of all or substantially all of the assets of the Company, shall be subject to an Opinion of Bond Counsel that such merger, consolidation, sale or conveyance will not adversely affect the validity of the Bonds or the exclusions from gross income under Section 103 of the Code of interest paid on the Bonds.

        The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets unless:

        (a) either it will be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such Person shall expressly assume in writing the due and punctual payment of the principal of and premium, if any, and interest on all Outstanding Bonds and Parity Debt, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement, which document shall be executed and delivered to the Issuer, the Trustee and the Bond Insurer by such Person; and

        (b) either it or the successor Person shall not immediately after such merger or consolidation, or such sale or conveyance, have failed to meet any of the covenants or agreements contained in this Agreement which could be an Event of Default in the performance or observance of any such covenant or agreement; and

        (c) there shall have been delivered to the Trustee, the Bond Insurer and the Issuer an Opinion of Bond Counsel to the effect that under then existing law the consummation of such merger, consolidation, sale or conveyance would not adversely affect the validity of the Bonds or the exclusions from gross income under Section 103 of the Code of interest paid on the Bonds; and

        (d) there is delivered to the Issuer, the Trustee and the Bond Insurer an Officer's Certificate demonstrating that immediately after such consolidation, merger, sale or conveyance, such Person could incur one dollar or more of Indebtedness under Section 5.13, taking into account such consolidation, merger, sale or conveyance;

        (e) there is delivered to the Issuer, the Trustee and the Bond Insurer an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance complies with the requirements of this Agreement, and all conditions precedent have been satisfied, and that such consolidation, merger, sale or conveyance is legal, valid and binding and enforceable, subject to reasonable exceptions for bankruptcy, insolvency and similar laws and the application of equitable principles; and

        (f) the Bond Insurer consents, which consent shall not be unreasonably withheld.

        Section 5.16. Restrictions on Guaranties.

        The Company agrees that it will not enter into, or become liable after the date of this Agreement in respect of, any Guaranty unless such Guaranty could then be incurred as Indebtedness under this Agreement of the type represented by the obligation guaranteed.

        Section 5.17. Limitations on Creation of Liens.

        (a) The Company agrees that it will not create or suffer to be created or exist any Lien upon Collateral, now owned or hereafter acquired by it other than Permitted Encumbrances.

        (b) Permitted Encumbrances shall consist of the following:

                (i) Liens arising by reason of good faith deposits with the Company in connection with leases of real estate, bids or contracts (other than contracts for the payment of money), deposits by the Company to secure public or statutory obligations, or to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or other similar charges;

                (ii) Any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with worker's compensation, unemployment insurance, pension or profit sharing plans or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

                (iii) Any judgment lien against the Company so long as such judgment is being contested and execution thereon is stayed or, in the absence of such contest and stay, such judgment lien will not materially impair the Property or subject the Property to material loss or forfeiture;

                (iv) (A) Rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or provision of law, affecting any Property to (1) terminate such right, power, franchise, grant, license or permit, provided that the reasonable exercise of such right as a result of a default by the Company thereunder has not or would not materially altered or alter the use of such Property or materially and adversely affected or affect the value thereof, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, such Property;
        (B) any liens on any Property for taxes, assessments, levies, fees, sewer charges, and other governmental and similar charges and any liens of mechanics, materialmen, laborers, suppliers or vendors for work or services performed or materials furnished in connection with such Property which are not due and payable or which are not delinquent or the amount or validity of which are being contested and execution thereon is stayed (or with respect to liens of mechanics, materialmen and laborers, have been due for less than 60 days) or the existence of which will not subject the Property to material loss or forfeiture; (C) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances, and irregularities in the title to any Property which do not materially impair the use of such Property or materially and adversely affect the value thereof; (D) rights reserved to or vested in any municipality or public authority to control or regulate any Property or to use such Property in any manner, the reasonable exercise of which rights as a result of a default by the Company thereunder have not or would not materially impaired or impair the use of such Property or materially and adversely affected or affect the value thereof; and (E) to the extent that it affects title to the Property, this Agreement;

                (v) The Mortgage or Existing Liens on Property described in Schedule A hereto which are existing on the date of authentication and delivery of the Bonds, including renewals thereof, provided that no such Existing Lien may be extended or modified to apply to any Property of the Company not subject to such Existing Lien on such date, unless such Existing Lien as so extended or modified otherwise qualifies as a Permitted Encumbrance hereunder;

               (vi) Any lease of Property which, in the judgment of the Company, is reasonably necessary or appropriate for or incidental to the use of such Property, taking into account the nature and terms of the lease and the nature and purposes of the Property;

                (vii) any Lien in favor of a trustee or other representative of the creditor on the proceeds of Indebtedness deposited with such representative (including earnings thereon) prior to the application of such proceeds;

               (viii) any Lien on Collateral securing all Parity Debt incurred in accordance with Section 5.13 on a parity (subject to any intervening Liens);

               (ix) any lease, sale or similar agreement entered into in connection with the issuance of and providing for or securing the payment of Parity Debt; and

               (x) Any Lien arising by reason of deposit in trust of cash (or securities permitted for such purpose pursuant to the terms of the documents governing the payment of or discharge of Indebtedness) in an amount the principal of, premium, if any, and interest on which will be sufficient to pay, without reinvestment, all or a portion of the principal of, premium, if any, and interest on, as the same shall become due (at maturity or earlier redemption), any Indebtedness which would otherwise be considered Outstanding.

        Section 5.18. Insurance. The Company agrees that it will maintain, or cause to be maintained, insurance (including one or more self-insurance or captive insurance company programs) covering such risks of an insurable nature and of the character usually insured by persons with property and operations similar to the Property and operations of the Company. Insurance in effect on the date hereof shall be subject to the review and approval by the Bond Insurer. The insurance required to be maintained pursuant hereto shall be subject to the review of an insurance Consultant within 120 days after December 31, 1998 and the completion of every second Fiscal Year thereafter. Insurance shall be provided by carriers rated "A" or better by S&P or, if not rated by S&P, then rated at least "A" by Moody's.

        The Company may self-insure if:

                (1) The self-insurance program has been reviewed by an Insurance Consultant;

                (2) The self-insurance program includes an actuarially sound claims reserve fund out of which each self-insured claim shall be paid; the adequacy of such fund shall be evaluated on an annual basis by an Insurance Consultant; and any deficiencies in any self-insured claims reserve fund will be remedied in accordance with the recommendation of the Insurance Consultant;

                (3) The self-insured claims reserve fund shall be held in the United States of America in a separate trust fund by an independent corporate trustee; and

                (4) In the event the self-insurance program shall be discontinued, the actuarial soundness of its claims reserve fund, as determined by an Insurance Consultant, shall be maintained.

The Company agrees that it shall not self-insure (except for deductibles determined not unreasonable by the Insurance Consultant) any Property, Plant and Equipment other than that of the Company.

        The Company covenants that any self-insurance trust funds established by it with respect to comprehensive general liability insurance shall be subject to review by an Insurance Consultant on an annual basis, and that the Consultant's report thereon shall be delivered to the Trustee as soon as is practicable.

        Section 5.19. Compliance with Laws an Regulations.

        (a) The Company has, after reasonable inquiry, no knowledge and has not given or received any written notice indicating that its Property, or the past or present use thereof or any practice, procedure or policy employed by it in the conduct of its business materially violates any applicable law, regulation, code, order, rule, judgment or consent agreement, including, without limitation, those relating to the ACC Order, zoning, building, use and occupancy, fire safety, health, sanitation, air pollution, hazardous or toxic materials, substances or wastes, parking, architectural barriers to the handicapped, or restrictive covenants or other agreements affecting title to the Property (collectively, "Laws and Regulations"). Without limiting the generality of the foregoing, neither the Company nor to the best of its knowledge, after reasonable inquiry, any prior or present owner, tenant or subtenant of any of the Property has, other than as set forth in subsections (a) and (b) of this Section or as may have been remediated in accordance with Laws and Regulations,
(i) used, treated, stored, transported or disposed of any material amount of flammable explosives, polychlorinated biphenyl compounds, heavy metals, chlorinated solvents, cyanide, radon, petroleum products, methane, radioactive materials, pollutants, hazardous materials, hazardous wastes, hazardous, toxic, or regulated substances or related materials, as defined in CERCLA, RCRA, CWA, CAA, TSCA AND Title III, and the regulations promulgated pursuant thereto, and in all other Environmental Regulations applicable to the Company, any of the Property or the business operations conducted by the Company thereon (collectively, "Hazardous Materials") on, from or beneath any of the Property, (ii) pumped, spilled, leaked, disposed of, emptied, discharged or released (hereinafter collectively referred to as "Release") any material amount of Hazardous Materials on, from or beneath any of the Property, or (iii) stored any material amount of petroleum products at its Property in underground storage tanks.

        (b) Excluded from the representations and warranties in subsection (a) hereof with respect to Hazardous Materials are those Hazardous Materials in those amounts ordinarily found in the inventory of or used in the maintenance of a water furnishing company, the use, treatment, storage, transportation and disposal of which has been and shall be in compliance with all Laws and Regulations.

        (c) The Company has not received any notice from any insurance company which has issued a policy with respect to any of the Property or from the applicable state or local government agency responsible for insurance standards (or any other body exercising similar functions) requiring the performance of any repairs, alterations or other work, which repairs, alterations or other work have not been completed on any of the Property. Notwithstanding the foregoing, the Company acknowledges that it has undertaken, at the request of the Fountain Hills Fire District, to study (i) alternative means of storing chlorine gas used in connection with its operations, and (ii) alternative means of conducting such operations in order to discontinue the use of chlorine gas. The Company has not received any notice of default or breach which has not been cured under any covenant, condition, restriction, right-of-way, reciprocal easement agreement or other easement affecting its Property which is to be performed or complied with by it.

        Section 5.20. Environmental Compliance.

        (a) The Company shall not use or permit any of the Property or any part thereof to be used to generate, manufacture, refine, treat, store, handle, transport or dispose of, transfer, produce or process Hazardous Materials, except, and only to the extent, if necessary to maintain the improvements on any of the Property and then, only in compliance with all Environmental Regulations, and any state equivalent laws and regulations, nor shall it permit, as a result of any intentional or unintentional act or omission on its part or by any tenant, subtenant, licensee, contractor, employee and agent, the storage, transportation, disposal or use of Hazardous Materials or the Release or threat of Release of Hazardous Materials on, from or beneath any of the Property or onto any other property excluding, however, those Hazardous Materials in those amounts ordinarily found in the inventory of or used in the maintenance of water furnishing facilities. Upon the occurrence of any Release or threat of Release of Hazardous Materials, the Company shall promptly commence and perform, or cause to be commenced and performed promptly, without cost to the Issuer, all investigations, studies, sampling and testing, and all reasonable remedial, removal and other actions necessary to properly address all Hazardous Materials so released, on, from or beneath any of the Property or other property, in compliance with all Environmental Regulations. Notwithstanding anything to the contrary contained herein, underground storage tanks shall only be permitted subject to compliance with subsection (d) and only to the extent necessary to maintain the improvements on any of the Property.

        (b) The Company shall comply with, and shall cause its tenants, subtenants, licensees, contractors, employees and agents to comply with, all Environmental Regulations, and shall keep all of the Property free and clear of any Liens imposed pursuant thereto (provided, however, that any such Liens, if not discharged, may be bonded). The Company shall cause each tenant under any lease, and use its best efforts to cause all of such tenant's subtenants, agents, licensees, employees and contractors to comply with all Environmental Regulations with respect to the Property; provided, however, that notwithstanding that a portion of this covenant is limited to the Company's use of its best efforts, the Company shall remain solely responsible for ensuring such compliance and such limitation shall not diminish or affect in any way the Company's obligations contained in subsection (c) hereof as provided in subsection (c) hereof. Upon receipt of any notice from any Person with regard to the Release of Hazardous Materials on, from or beneath any of the Property, the Company shall give written notice thereof within a reasonable time to the Trustee and the Bond Insurer.

        (c) The Company shall defend, indemnify and hold harmless each Indemnified Party, the Bondholders and the Bond Insurer, its partners, depositors and each of its and their employees, agents, officer, directors, trustees, successors and assigns, for, from and against any claim, demands, penalties, fines, reasonable attorneys' fees (including, without limitation, attorneys' fees incurred to enforce the indemnification contained in this
Section 5.20, consultants' fees, investigation and laboratory fees, liabilities, reasonable settlements, after the Company's failure to defend (five (5) Business Days' prior notice of which the Indemnified Party or the Bond Insurer, as appropriate, shall have delivered to the Company), court costs, damages, losses, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, occurring in whole or in part, arising out of, or in any way related to: (i) the presence, disposal, Release, threat of Release, removal, discharge, storage or transportation of any Hazardous Materials on, from or beneath any of the Property, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials,
(iii) any lawsuit brought or threatened, reasonable settlement reached, after the Company's failure to defend (five (5) Business Days' prior notice of which the Indemnified Party or the Bond Insurer, as appropriate, shall be delivered to the Company), or governmental order relating to Hazardous Materials on, from or beneath any of the Property, (iv) any violation of Environmental Regulations or subsection (a) or (b), or (e) hereof by it or any of its agents, tenants, employees, contractors, licensees or subtenants, and (v) the imposition of any governmental Lien for the recovery of environmental cleanup or removal costs. To the extent that the Company is strictly liable under any Environmental Regulation, its obligation to the Indemnified Party, Bondholders and the Bond Insurer and the other indemnitees under the foregoing indemnification shall likewise be without regard to fault on its part with respect to the violation of any Environmental Regulation which results in liability to any indemnitee. Its obligations and liabilities under this Section 5.20(c) shall survive any foreclosure of the security interest in the Property or the delivery of any instrument in lieu of foreclosure, and the satisfaction of all Parity Bonds.

        (d) The Company shall conform to and carry out a reasonable program of maintenance and inspection of all underground storage tanks, and shall maintain, repair, and replace such tanks only in accordance with Laws and Regulations, including but not limited to Environmental Regulations.

        Notwithstanding the foregoing, no indemnification herein shall extend to the negligent action, or failure to act, or willful misconduct by the Indemnified Party, the Bondholders or the Bond Insurer.

        Section 5.21. Survival of Representations. All representations of the parties hereto contained herein or in any certificate or other instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, shall survive the execution and delivery hereof and the issuance, sale, and delivery of the Bonds as representations of facts existing as of the date of execution and delivery of the instrument containing such representation.

                               (End of Article V)


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

        The provisions of this Article VI are subject to the provisions of
Section 6.11.

         Section 6.01. Default by the Company.

        (a) Events of Default; Default. "Event of Default" in this Agreement means any one of the events set forth below and "Default" means any event that with the lapse of time or the giving of notice, or both, would be an Event of
Default:

                (i) Debt Service on Bonds. Any principal (including sinking fund installments) of, premium, if any, or interest on any Bond shall not be paid when due, whether at maturity, by acceleration, upon redemption or otherwise. In determining whether debt service payments have been paid for purposes of an Event of Default under this subparagraph (i), no payment from the Bond Insurer shall be taken into account.

                (ii) Payments of Debt Service by the Company. The Company shall fail to make any payment required of it under subsections 3.12(a)(i) and
        (iii) when the same becomes due and payable.

                (iii) Rebate Payments. Any amounts owed to the United States pursuant to Section 3.05 shall not be paid when due.

                (iv) Parity Debt Defaults. An event of default shall occur with respect to any agreement securing Parity Debt and continue beyond any applicable grace period.

                (v) Certain Violation. The Company shall make any distribution to shareholders in violation of Section 5.12(b) hereof.

                (vi) Other Obligations. The Company shall fail to make any other required payment to the Trustee, Bond Insurer or the Issuer under this Agreement, and such failure is not remedied within twenty (20) days after written notice thereof is given by the Issuer, the Bond Insurer or the Trustee to the Company; or the Company shall fail to observe or perform any of its other agreements, covenants or obligations under this Agreement or any Related Bond Document and such failure is not remedied within sixty (60) days after written notice thereof is given by the Issuer, the Bond Insurer or the Trustee to the Company, unless the breach is not curable within sixty (60) days and the Company notifies the Issuer, the Bond Insurer and the Trustee within such sixty (60) days that it is proceeding diligently in its efforts to cure said breach, in which event it shall be an Event of Default if said breach is not cured within ninety (90) days after such notice is given by the Company to the Issuer, the Bond Insurer and the Trustee.

                (vii) Warranties. There shall be a material breach of warranty made herein by the Company as of the date it was intended to be effective and the breach is not cured within sixty (60) days after written notice thereof is given by the Issuer, the Bond Insurer or the Trustee to the Company, unless the breach is not curable within sixty
        (60) days and the Company notifies the Issuer, the Bond Insurer and the Trustee within such sixty (60) days that it is proceeding diligently in its efforts to cure said breach, in which event it shall be an Event of Default if said breach is not cured within ninety (90) days after such notice is given by the Company to the Issuer, the Bond Insurer and the Trustee.

                (viii) Bankruptcy. An Event of Bankruptcy shall occur, provided that, in the event of a filing of an involuntary case in bankruptcy under the United States Bankruptcy Code or the commencement of a proceeding under any other applicable law concerning bankruptcy, insolvency or reorganization against the Company, such event shall not be an Event of Default unless such petition or proceeding remains undismissed for a period of ninety (90) days.

                (ix) Breach of Other Agreements. A breach shall occur (and continue beyond any applicable grace period) with respect to the performance of any agreement securing Additional Indebtedness or other Indebtedness of the Company with an outstanding principal amount of at least equal to twenty percent (20%) of total operating revenues for the Historic Test Period or pursuant to which the same was issued or incurred, so that a holder or holders of such Indebtedness or a trustee or trustees under any such agreement accelerates such Indebtedness; but an Event of Default shall not be deemed to be in existence or to be continuing under this clause (ix) if (A) the Company is in good faith contesting the existence of such breach or event and if such acceleration is being stayed by judicial proceedings, (B) the power of acceleration is not exercised and the power of acceleration ceases to be in effect, or (C) such breach or event is remedied and the acceleration, if any, is wholly annulled. The Company shall notify the Issuer, the Bond Insurer and the Trustee of any such breach or event immediately upon the Company becoming aware of its occurrence and shall from time to time furnish such information as the Issuer, the Bond Insurer or the Trustee may reasonably request for the purpose of determining whether a breach or event described in this clause (ix) has occurred and whether such power of acceleration has been exercised or continues to be in effect.

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


        (b) Waiver. If the Trustee determines that an Event of Default has been cured before the entry of any final judgment or decree with respect to it, the Trustee, with written consent of the Bond Insurer, shall, subject to Section 6.02(b), waive the Event of Default and its consequences, including any acceleration, by written notice to the Company.

        (c) Notice. Under the circumstances set forth in Section 7.01(g), the Trustee shall give prompt written notice of all Events of Default to the Bond Insurer. The Trustee shall give written notice by first class mail to the Company and the Holders of Parity Debt, of all Events of Default known to the Trustee, unless such Events of Default have been cured within 30 days after the occurrence thereof. Such notices shall be mailed no later than 60 days following notice thereof to the Trustee of any such Event of Default.

        Section 6.02. Remedies Upon Events of Default.

        (a) Acceleration. If an Event of Default occurs and is continuing, the Trustee may, with the consent of Ambac Assurance, and shall, at the direction of Ambac Assurance or 25% of the Bondholders with the consent of Ambac Assurance, by written notice to the Issuer, the Company and Ambac Assurance, declare the principal of the Bonds to be immediately due and payable, whereupon that portion of the principal of the Bonds thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in this Agreement or in the Bonds to the contrary notwithstanding.

        Such acceleration shall be automatic upon the occurrence of the Event of Default described in paragraph (vii) of subsection 6.01(a).

        If an Event of Default occurs and is continuing, the Trustee shall accelerate the Bonds for payment (if not previously accelerated as provided herein) on a date not less than 10 days after the Trustee's receipt of money from the Bond Insurer upon the written direction of the Bond Insurer and the concurrent deposit by the Bond Insurer with the Trustee of sufficient money to pay all principal and interest due and payable upon such acceleration.

        The Trustee shall give or cause to be given notice of acceleration of the Bonds by first-class mail to the Bondholders and of such date for payment upon acceleration, at least 8 days before such date for payment. The Trustee shall not be required to make payment to the Owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

        (b) Annulment of Acceleration. At any time after the principal of the Parity Debt shall have been so declared to be due and payable and before the entry of final judgment or decree on any suit, action or proceeding instituted on account of such default, if (i) the Company has paid or caused to be paid or deposited with the Trustee (or with respect to Additional Parity Indebtedness, the representative of the holder thereof), moneys sufficient to pay all matured installments of interest and interest on unpaid installments of interest and principal and interest and principal or redemption prices then due (other than the principal then due only because of such declaration) of all Parity Debt Outstanding; (ii) the Company has paid or caused to be paid

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
or deposited with the Trustee moneys sufficient to pay the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee and any paying agents in connection therewith; (iii) all other amounts then payable by the Company hereunder and under any Supplemental Agreement shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee or other representative of the holders of Additional Parity Indebtedness; and (iv) every Event of Default (other than a default in the payment of the principal of such Parity Indebtedness then due only because of such declaration) shall have been remedied, then the Trustee shall annul such declaration and its consequences with respect to any Parity Debt or portions thereof not then due by its terms. No such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

        (c) Court Proceedings; Mortgage. Upon the occurrence and continuance of any Event of Default, the Trustee may, and upon the written request of the Holders of not less than 25% in aggregate principal amount of the Parity Debt Outstanding, together with indemnification of the Trustee to its satisfaction therefor, shall proceed forthwith to protect and enforce its rights and the rights of such Holders by such suits, actions or proceedings as the Trustee, being advised by counsel, shall deem expedient, including but not limited to:

                (i) enforcement of the right of the Holders to collect and enforce the payment of amounts due or becoming due under the Parity Debt;

                (ii) suit upon all or any part of the Parity Debt;

                (iii) civil action to enjoin any acts or things, which may be unlawful or in violation of the rights of the Holders of Parity Debt; and

                (iv) enforcement of any other right of the Holders of Parity Debt conferred by law or hereby.

        Upon occurrence of any Event of Default as defined in the Mortgage, the Trustee may, and upon written request of holders of not less than 25% in aggregate principal amount of the Parity Debt, together with indemnification of the Trustee to its reasonable satisfaction therefor, shall proceed to exercise such remedies under the Mortgage as directed by such holders or, in the absence of such direction, as the Trustee, being advised by counsel, shall deem expedient.

        Notwithstanding anything else herein to the contrary, the Trustee shall have no obligation to institute or conduct any proceedings to realize on the Mortgage, to take any action regarding any activity or condition on the Mortgaged Property, or to exercise any remedy provided for or described herein or in the Mortgage upon the occurrence of any Event of Default if the Trustee, after investigation, reasonably determines that to do so may expose the Trustee to the risk of liability under any federal, state or local law, regulation or requirement now or hereafter in effect relating to human health or safety, or the protection of the environment. Such investigation shall constitute no active participation in any activity or condition on the Mortgaged Property. Failure to exercise any remedy provided for or described herein shall not waive the authority of the Trustee to exercise such remedy in its discretion at a later time.

        (d) Payment of Parity Debt on Default. The Company covenants that in case any Event of Default under Section 6.01(a)(i), (ii), (iii), (iv) or (v) shall occur, upon demand of the Trustee, it will pay to the Trustee, for the benefit of the holders of the Parity Debt, the whole amount that then shall have become due and payable on all such Parity Debt for principal or interest, or both, as the case may be, with interest upon the overdue principal and installments of interest (to the extent permitted by law) at the rate of interest provided in the applicable Parity Debt; and, in addition thereto, such further amount (to the extent permitted by law) as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses incurred by the Trustee other than as a result of its negligence or bad faith.

        Section 6.03. Application of Moneys after Default. Proceeds from the exercise of the rights and remedies of the Trustee under subsection 6.02(c) and
(d) with respect to any Collateral, after payment or reimbursement of the reasonable fees and expenses of the Trustee and the Issuer in connection therewith, including reasonable attorneys fees, shall be applied (without consideration of application of Debt Service Reserve Fund for payment of the Bonds and any other security for a particular series of Parity Debt) as follows:

        (a) Subject to (d) below, unless the principal of all Outstanding Parity Debt and any holders of Permitted Encumbrances which by their terms are on a parity with the holders of Parity Debt (collectively "Permitted Parity Obligations") shall have become or have been declared due and payable:

        First: To the payment to the persons entitled thereto of all installments of interest then due on Permitted Parity Obligations in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon to the persons entitled thereto, without any discrimination or preference; and

        Second: To the payment to the persons entitled thereto of the unpaid principal installments of any Permitted Parity Obligations which shall have become due, whether at maturity or by call for redemption, in the order of their due dates, and if the amounts available shall not be sufficient to pay in full all Permitted Parity Obligations due on any date, then to the payment thereof ratably, according to the amounts of principal installments due on such date, to the persons entitled thereto, without any discrimination or preference.

        (b) Subject to (d) below, if the principal of all Outstanding Permitted Parity Obligations shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon Permitted Parity Obligations without preference or priority of principal over interest or of interest over principal, or of any installment of interest, or of any Permitted Parity Obligations over any other Permitted Parity Obligations, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference.

        (c) If the principal of all Outstanding Permitted Parity Obligations shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all Outstanding Permitted Parity Obligations shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

        (d) Notwithstanding the provisions of Section 6.03(a) and (b) above, the payment of the Permitted Parity Obligations is subject, as provided in this subsection (d), to the rights of holders of Liens on the Collateral that are prior to the Liens of the Permitted Parity Obligations. If the Trustee reasonably believes that prior Liens exist (without regard to whether such, prior Liens constitute Permitted Encumbrances), the Trustee may withhold payments until the relative rights of the claimants are determined. If the rights to Collateral of holders of Liens that do not constitute Permitted Encumbrances intervene in priority between the Liens and rights of the holders of the Permitted Parity Obligations granted under this Agreement or the documents creating the Collateral, then the Trustee shall itself or shall employ an accountant to perform the following calculations (and upon which the Trustee may conclusively rely): (i) calculate the ratio (the "Distribution Ratio") of
(I) the aggregate amount payable on the Permitted Parity Obligations in accordance with (a) or (b) above, as applicable, to (II) the proceeds then available for distribution with respect to the Permitted Parity Obligations and the amount available for distribution (by the Trustee or otherwise) to the holders of intervening prior Liens known to the Trustee; and (ii) distribute such proceeds as follows; (A) first, the Holders of the Permitted Parity Obligations whose Lien or right to Collateral is superior to the intervening Liens shall be paid a sum determined by multiplying the amount calculated in accordance with Section 6.03(a) or (b), as applicable, times the Distribution Ratio; (B) second, the Holders of the Permitted Parity Obligations whose Liens or rights are inferior to intervening prior Liens shall be paid the difference between the sum determined by multiplying the amount calculated in accordance with Section 6.03(a) or (b), as applicable, times the Distribution Ratio, less the amount payable to holders of intervening prior Liens subject to any order of a court enters against the Trustee.

        If the intervening Lien constitutes a Permitted Encumbrance that pursuant to Section 5.17 may be prior to rights of Holders of all Parity Debt, then the Trustee shall distribute such proceeds as follows: (A) first, the Trustee shall calculate the Distribution Ratio using only the aggregate proceeds available for distribution to the holders of Parity Debt, and (B) second, the Holders of all Parity Debt shall be paid an amount equal to the aggregate proceeds available to Holders of Parity Debt and, multiplied by the Distribution Ratio calculated in accordance with (A).

        To illustrate the application of (d), assume the following: $15 million Bonds outstanding, $10 million Additional Parity Debt issued after the Bonds, $1 million of Liens that are prior to such Additional Parity Debt and that do not constitute Permitted Encumbrances, $20 million proceeds available for distribution and the Parity Debt has been accelerated. Under these assumptions, the Distribution Ratio (ignoring any interest payable) is 80% (20 (divided by)
25). Distribution of $20 million proceeds would be as follows: (1) the holder of the Bonds would share $12 million ($15m x 80%); (2) holders of intervening Lien prior to Additional Parity Debt would get $1m; and (3) holders of Additional Parity Debt would get $7m (($10m x 80%) - $1m).

        If, however, the $1 million intervening Lien constituted a Permitted Encumbrance that may be prior to rights of holders of Parity Debt, then the holder of the intervening Permitted Encumbrance would receive $1 million (so long as such proceeds were derived from Property subject to such prior Permitted Encumbrances), and the Distribution Ratio would be calculated with respect to the remaining proceeds of $19 million. Ignoring any interest payable, the Distribution Ratio would then be 76% (19 (divided by) 25). Distribution of the $19 million remaining proceeds would then be as follows: (1) the holder of Bonds would share the $11.4 million ($15m x 76%); and (2) holders of Additional Parity Debt would share the $7.6 million ($10m x 76%).

        Whenever moneys are to be applied pursuant to this Section, the Trustee shall fix the date (which shall be the first of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give or cause to be given notice of such payment, by fast-class mail, to the holders of Parity Debt at least 8 days before such date. The Trustee shall not be required to make payment to the Owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid. Any surplus thereof shall be paid to the Company as directed by an Officer's Certificate.

        Section 6.04. Remedies Cumulative. The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery. The failure to insist upon a strict performance of any of the obligations of the Company or of the Issuer or to exercise any remedy for any violation thereof shall not be taken as a waiver for the future of the right to insist upon strict performance or of the right to exercise any remedy for the violation.

        Section 6.05. Performance of the Company's Obligations. If the Company shall fail to pay or perform any obligation under this Agreement, the Trustee may pay or perform such obligation in its own name or in the Company's name and is hereby irrevocably appointed the Company's attorney-in-fact for such purpose. Unless an Event of Default exists, the Trustee shall give at least five (5) Business Days' notice to the Company before taking action under this Section, except that in the case of emergency as reasonably determined by the Trustee or the Holders of at least a majority in principal amount of the Outstanding Bonds, it may act on lesser notice or give the notice promptly after rather than before taking the action. The reasonable cost of any such action by the Trustee shall be paid or reimbursed by the Company with interest at the interest rate publicly announced by the Trustee as its prime rate.

        Section 6.06. Holders' Control of Proceedings. If an Event of Default shall have occurred and be continuing, notwithstanding anything herein to the contrary, the Holders of at least 25% in aggregate principal amount of Parity Debt shall, with the consent of the Bond Insurer, have the tight, at any time, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding to be taken in connection with the enforcement of the terms and conditions hereof or, to the extent permitted by law, for the appointment of a receiver or any other proceedings hereunder, provided that such direction is not in conflict with any applicable law or the provisions hereof (including indemnity to the Trustee as provided herein) and provided further that nothing in this Section shall impair the right of the Trustee in its discretion to take any other action hereunder which it may deem proper and which is not inconsistent with such direction by Holders of the Parity Debt.

        Section 6.07. Remedies Subject to Provision of Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this instrument or the provisions hereof invalid or unenforceable under the provisions of any applicable law.

        Section 6.08. Limitation on Suits by Holders. No Holder of any Outstanding Parity Debt has any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or, to the extent permitted by law, for the appointment of a receiver or trustee, or for any other remedy hereunder unless all of the following conditions are satisfied:

                (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                (b) the Holders of not less than 25% in aggregate principal amount of Outstanding Parity Debt shall have made written request to the Trustee to institute proceedings in respect of such Event of Default is its own name as Trustee hereunder;

                (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Parity Debt.

It being understood and intended that no one or more Holders of Outstanding Parity Debt shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other such Holders of Outstanding Parity Debt, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Outstanding Parity Debt.

        Notwithstanding any other provisions in this Agreement, including
Section 6.11, the right of a holder of any Parity Debt to receive payment of the principal of and interest on such Parity Debt, on or after the respective due dates expressed is such Parity Debt, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

        Section 6.09. Waiver of Certain Defenses. The Company hereby waives, to the extent permitted by law, any right to claim that any payment made pursuant to this Agreement is a "fraudulent conveyance" or "fraudulent transfer" pursuant to the fraudulent conveyance provisions of State law or that any such payment is a "voidable preference" or a "fraudulent transfer" under the Federal Bankruptcy Code.

        Section 6.10. Opportunity to Cure. Any other provision of this Agreement notwithstanding, no event described in subsections (a)(iv), (v), (vi), (vii) and
(viii) of Section 6.01 hereof shall constitute an Event of Default until the following conditions shall have been satisfied:

                (a) All notices required under Section 6.01 shall have been given to the Company;

                (b) The Company shall not have cured such default within the required cure period; and

                (c) As to the events described in subsections (a)(vii) and
        (viii) of Section 6.01, the Company shall have failed to deposit with the Trustee within fifteen days of the Company's receipt of the required written notice, the amount sufficient to pay the amount then owed with respect to such Indebtedness or judgment, writ or warrant.

        If the Company shall take the actions described in subsections (b) and
(c) of this Section 6.10 within the period required, then the default shall be deemed to have been cured and no Event of Default shall result therefrom.

        Section 6.11. Right of Bond Insurer Upon an Event of Default. Subject to
Section 10.01, but otherwise notwithstanding anything in this Agreement to the contrary, upon the occurrence and continuance of an Event of Default, Ambac Assurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondholders or the Trustee for the benefit of the Bondholders under this Agreement, including, without limitation: (i) the right to accelerate the principal of the Bonds as described in Section 6.02(a) of this Agreement, and (ii) the right to annul any declaration of acceleration in accordance with Section 6.02(b) hereof, and Ambac Assurance shall also be entitled to approve all waivers of Events of Default.

                               (End of Article VI)

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

                                   ARTICLE VII

                                   THE TRUSTEE

        Section 7.01. Rights and Duties of the Trustee.


        (a) Moneys to be Held in Trust. All moneys received by the Trustee under this Agreement shall be held by the Trustee in trust and applied subject to the provisions of this Agreement.

        (b) Accounts. The Trustee shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Issuer and the Company and their representatives duly authorized in writing and shall provide monthly reports of such transactions to the Company.

        (c) Certain Dues and Responsibilities.

                (1) Except during the continuance of an Event of Default:

                (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent corporate trustee would exercise or use under similar circumstances.

                (3) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or breach of trust, except that;

                (i) this subsection shall not be construed to limit the effect of subsection (1) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or with respect to a particular matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, unless it shall be proved that the Trustee was negligent or acted in bad faith or with gross misconduct;

                (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the majority in principal amount of the Outstanding Parity Debt or in connection with an action only relating to Bonds and/or Parity Bonds at the direction of the Holders of a majority thereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                (iv) except for sending notices under Section 6.01(c) and taking actions under Section 10.02, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                (4) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        (d) Certain Rights of Trustee. Subject to (c) above:

                (1) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, obligation, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                (2) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate and any action of the Governing Body may be sufficiently evidenced by a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Governing Body and to be in full force and effect on the date of such certification and delivered to the Trustee.

                (3) Whenever, in the administration of this Agreement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate.

                (4) The Trustee may consult with counsel and the written advice of such counsel (unless an Opinion of Counsel or Bond Counsel is required hereunder) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement except actions taken in accordance with Section 10.02 and except for draws under the Bond Insurance Policy under Section 10.02 hereof, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                (7) The Trustee may execute any of the trusts or powers hereunder or perform any dudes hereunder either directly or by or through agents, attorneys, receivers or employees (but shall be answerable therefor only in accordance with the standard specified above), and shall be entitled to the advice of counsel concerning all matters of trust hereof and duties hereunder. The Trustee may in all cases pay such reasonable compensation to any and all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon that opinion or advice.

                (8) The Trustee shall not be responsible for arty recital herein, the Bond Insurance Policy or in the Parity Bonds (except with respect to the certificates of the Trustee endorsed on the Parity Bonds), or for the recording or rerecording, filing or refiling of this Agreement, or for the validity or sufficiency of this Agreement or any other instruments executed in connection herewith (including but not limited to any financing statements), or for the sufficiency of the security for the Parity Bonds issued hereunder or intended to be secured hereby. The Trustee shall not be responsible or liable for any loss or delay suffered in connection with any investment of funds made by it in accordance herewith, including, without limitation, any loss suffered in connection with the sale of any investment pursuant hereto.

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

                (9) The Trustee shall not be accountable for the use of the proceeds of any Parity Bonds after such proceeds are paid or disbursed as provided herein.

                (10) The Trustee may reasonably demand any showings, certificates, reports, opinions, appraisals and other information, and any corporate action and evidence thereof, in addition to that required by the terms hereof, as a condition to the authentication of any Bonds or the taking of any action whatsoever within the purview hereof, if the Trustee reasonably deems it to be desirable for the purpose of establishing the right of the Issuer to the authentication of any Parity Bonds or the right of any Person to the taking of any other action by the Trustee; provided, that the Trustee shall not be required to make that demand. Any action taken by the Trustee pursuant hereto upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the Owner of any Parity Bond shall be conclusive or giving and binding upon all future Owners of the same Parity Bond and upon Parity Bonds issued in exchange therefor or upon transfer or in place thereof.

                (11) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely, in the absence of bad faith, upon a certificate signed on behalf of the Issuer by the Chairman, any Vice-Chairman, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of the Issuer or a certificate signed upon behalf of the Company by an Authorized Officer thereof as sufficient evidence of the facts therein contained, and prior to the occurrence of an Event of Default of which the Trustee has been notified or, is deemed to have notice as provided in subsection (g) of this Section, or subsequent to the waiver, rescission or annulment of such a default as provided in
        Article VI hereof, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate signed on behalf of the Issuer by the Chairman, any Vice-Chairman, the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of the Issuer or a certificate signed upon behalf of the Company by an Authorized Officer thereof to the effect that a resolution in the form therein set forth has been adopted by the Issuer or the Company, as applicable, as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

                (12) The permissive right of the Trustee to do things enumerated herein shall not be construed as a duty, and the Trustee shall not be liable in the performance of its obligations hereunder except for its negligence, willful misconduct or breach of trust.

                (13) All moneys received by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law or by the express terms of this Agreement.

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


        (e) Ownership of Bonds. The Trustee may be or become the owner of or trade in Bonds with the same rights as if it were not the Trustee.

        (f) Surety Bond. The Trustee shall not be required to furnish any bond or surety.

        (g) Notice of Event of Default. The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Event of Default, except Events of Default described is Section 6.01(a)(i), (ii) and (iii), unless the Trustee shall be notified specifically of the Event of Default in a written instrument or document delivered to it by the Company, the Issuer, the Bond Insurer or by the Holders of at least ten percent of the aggregate principal amount of the Outstanding Parity Debt. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no Event of Default, except as noted above.

        Section 7.02. Fees and Expenses of the Trustee: Indemnification. Except to the extent the Trustee has been paid or reimbursed from the Project Fund, the Company shall pay to the Trustee reasonable compensation for its services and pay or reimburse the Trustee (within thirty (30) days after notice) for its reasonable expenses and disbursements, including attorneys' fees, hereunder. Any fees, expenses, reimbursements or other charges which the Trustee may be entitled to receive from the Company hereunder, if not paid when due, shall bear interest at the interest rate publicly announced by the Trustee as its prime rate.

        The Company shall indemnify and save the Trustee and its agents and employees harmless for, from and against any reasonable expenses and liabilities which such person may incur in the exercise of its duties hereunder or under any documents related to the exercise of any duties hereunder and which are not due to its negligence, willful misconduct or breach of trust.

        In addition, the indemnification obligation of the Company hereunder shall not include any loss, liability or expense incurred by the Trustee because the Trustee was held by a court of competent jurisdiction, to have acted in bad faith with respect to any action, omission or judgment described in Sections 7.01(c)(1)(ii), 7.01(c)(3)(ii) and (iii), 7.01(d)(3), 7.01(d)(4), and the first sentence of 7.01(d)(11).

        Section 7.03. Resignation or Removal of the Trustee. The Trustee may resign on not fewer than sixty (60) days' notice given in writing to the Issuer, the Holders, the Bond Insurer and the Company. The Trustee will promptly certify to the Issuer that it has mailed or caused to be mailed such notice to all Holders and such certificate will be conclusive evidence that such notice was given iii the manner required hereby. The Trustee may be removed at any time by written notice from the Bond Insurer or Holders of a majority in principal amount of the Outstanding Parity Debt to the Trustee or, so long as no Event of Default has occurred and is continuing hereunder, by written notice from the Company to the Trustee. No removal or resignation shall take effect until a successor, acceptable to Ambac Assurance, has been appointed.

        Section 7.04. Successor Trustee. Any corporation or association which succeeds to the corporate trust business of the Trustee as a whole or substantially as a whole, whether by sale,

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

merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Trustee under this Agreement, without any further act or conveyance.

        In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed by the Company. The Company shall notify the Holders of the appointment in writing within twenty (20) days from the appointment. The Company will promptly certify to the successor Trustee that it has mailed or caused to be mailed such notice to all Holders and such certificate will be conclusive evidence that such notice was given in the manner required hereby. If no appointment of a successor is made within sixty (60) days after the giving of written notice in accordance with Section 7,03 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Holder may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Any successor Trustee appointed under this Section shall be a trust company or a bank having the powers of a trust company, exercisable in the State, having a capital and surplus of not less than $75,000,000 and be acceptable to Ambac Assurance. Any such successor Trustee shall notify the Issuer and the Company of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder, subject, however, to the terms and conditions herein set forth including, without limitation, the right of the predecessor Trustee to be paid and reimbursed in full for its reasonable charges and expenses (including reasonable fees and disbursements of its counsel) and to indemnification under Sections 7.02 and
8.05 hereof.

                              (End of Article VII)


                                  ARTICLE VIII

                                   THE ISSUER

        SECTION 8.01. Rights and Duties of the Issuer.

        (a) Remedies of the Issuer. Notwithstanding any contrary provision in this Agreement, the Issuer shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Issuer, the members of its Board of Directors, its officers, counsel, financial advisors and agents and for collection or reimbursement from sources other than moneys or property held under this Agreement or subject to the lien hereof. The Issuer may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may

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
recover damages caused by any breach by the Company of its obligations to the Issuer under this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in enforcing such obligations.

        (b) Limitation on Actions. The Issuer shall not be required to monitor the financial condition of the Company and, except as specifically provided herein, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder, The Issuer shall not be required to take notice of any breach or default except when given notice thereof by the Trustee, the Bond Insurer or the Bondholders, as the case may be. The Issuer shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred therein (other than the giving of notice). The Issuer, upon written request of the Bondholders or the Trustee, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Agreement. The Issuer shall be entitled to reimbursement pursuant to Section 8.02.

        (c) Responsibility. The Issuer shall be entitled to the advice of counsel (who may be counsel for any parry or for any Bondholder unless an Opinion of Counsel or Opinion of Bond Counsel is required hereunder) and shall be wholly protected as to any actions taken or omitted to be taken in good faith in reliance on such advice. The Issuer may rely conclusively on any notice, certificate or other document furnished to it hereunder or pursuant to the Bond Purchase Agreement and reasonably believed by it to be genuine. The Issuer shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it because it was reasonably believed to be beyond the discretion or power conferred upon it or taken by it pursuant to any direction or instruction by which it is governed hereunder or omitted to be taken by it by reason of the lack of direction or instruction required for such action hereunder, or be responsible for the consequences of any error of judgment reasonably made by it, and when any payment, consent or other action by the Issuer is called for by this Agreement, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Issuer shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity except by its own directors, officers and employees. No recourse shall be had by the Company, the Trustee or any Bondholder for any claim based on this Agreement or the Bonds against any of the Issuer's directors, officers, counsel, financial advisors or agents unless such claim is based upon the willful dishonesty or intentional violation of law of such person.

        (d) Financial Obligations. The Issuer shall have no liability or obligation with respect to the payment of the purchase price of the Bonds. None of the provisions of this Agreement shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless payable from the revenues pledged hereunder, or the Issuer shall first have been adequately indemnified to its satisfaction against the cost, expense, and liability which may be incurred thereby. The Issuer shall not be under any obligation hereunder to perform any record keeping or to provide any legal services, it being understood that such services shall be performed or provided by the Trustee or the Company. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions expressly contained in this Agreement, in any and every Bond executed, authenticated, and delivered hereunder; provided, however, that (a) the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Company or the Trustee, and (b) the Issuer shall have received the instrument to be executed, and, at the Issuer's option, shall have received from the Company assurance satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument.

        (e) Reliance by Issuer on Pacts or Certificates. Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice, or other instrument furnished to the Issuer or the Trustee as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer.

        (f) Immunity of Issuer's Directors, Officers, Counsel, Financial Advisors, and Agents. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this Agreement, any other Issuer Documents, or in any Bond or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in any agreement, instrument, or certificate executed in connection with the 1997 Project or the issuance and sale of the Bonds, against any Indemnified Party (except for the Issuer and the Trustee), whether by virtue of any Arizona Constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise;
it being expressly agreed and understood that no personal liability whatsoever shall attach to, or be incurred by, any Indemnified Party (except for the Issuer and the Trustee), either directly or by reason of any of the obligations, covenants, promises, or agreements entered into by the Issuer, the Company or the Trustee, or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every Indemnified Party (except for the Issuer and the Trustee), is, by the execution of the Bonds and this Agreement, and as a condition of, and as part of the consideration for, the execution of the Bonds and this Agreement, is expressly waived and released.

        Section 8.02. Expenses of the Issuer. Except to the extent paid or reimbursed from the Project Fund, the Company shall pay or reimburse the Issuer upon demand for all administrative fees and expenses (including, but not limited to, reasonable attorneys' and financial advisory fees and disbursements) charged or incurred by the Issuer in connection with the issuance of the Bonds and all expenses reasonably incurred or advances reasonably made in the exercise of the Issuer's rights or the performance of its obligations hereunder or under the Bond Purchase Agreement. Any fees, expenses, reimbursements or other charges which the Issuer may be entitled to receive from the Company hereunder, if not paid when due, shall bear interest at the rate publicly announced by the Trustee as its prime rate plus 5%.

        Section 8.03. Limitation on Recourse and Liability. No agreements or provisions contained herein, nor any agreement, covenant, or undertaking by the Issuer in connection with the 1997 Project or the issuance, sale, and/or delivery of the Bonds shall give rise to any pecuniary liability of the Issuer or a charge against its general credit, or shall obligate the Issuer financially in any way, except as may be payable from the revenues pledged hereby for the payment of the Bonds and their application as provided in this Agreement. No failure of the Issuer to comply with any term, covenant, or agreement contained in the Bonds, this Agreement, or in any document executed by the Issuer in connection with the 1997 Project or the issuance and sale of the Bonds, shall subject the Issuer to liability for any claim for damages, costs, or other financial or pecuniary charge, except to the extent the same can be paid or recovered from the revenues pledged for the payment of the Bonds or other revenues derived under the Agreement. Nothing herein shall preclude a proper party in interest from seeking and obtaining, to the extent permitted by law, specific performance against the Issuer for any failure to comply with any term, condition, covenant, or agreement herein; provided that no costs, expenses, or other monetary relief shall be recoverable from the Issuer, except as may be payable from the revenues pledged under this Agreement for the payment of the Bonds or other revenue derived under this Agreement. No provision, covenant, or agreement contained herein, or any obligations imposed upon the Issuer, or the breach, thereof, shall constitute an indebtedness of the Issuer within the meaning of any State constitutional or statutory limitation or shall constitute or give rise to a charge against the Issuer's general credit. In making the agreements, provisions, and covenants set forth in this Agreement, the Issuer has not obligated itself, except with respect to the application of the revenues pledged in this Agreement for the payment of the Bonds or other revenues derived under this Agreement.

     The County shall not in any event be liable for the payment of the principal of, premium, if any, or interest on any of the Bonds issued, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or indebtedness by the Issuer, and none of the Bonds of the Issuer of any of its agreements or obligations herein or otherwise shall be construed to constitute an indebtedness of the County within the meaning of any constitutional or statutory provision whatsoever.

     Section 8.04. Unrelated Bond Issues. Prior to the issuance of the Bonds, the Issuer has issued, and subsequent to the issuance of the Bonds the Issuer expects to issue various series of bonds in connection with the financing of other projects (said bonds together with any bonds issued by the Issuer between the date hereof and issuance of the Bonds shall be referred to herein as the "Other Bonds"). Any pledge, mortgage, or assignment made in connection with any Other Bonds shall be protected, and no funds pledged or assigned for the payment of principal, premium, if any, or interest on the Other Bonds shall be used for the payment of principal, premium, if any, or interest on the Bonds. Any pledge, mortgage, or assignment made in connection with the Bonds shall be protected, and no funds pledged or assigned for the payment of the Bonds shall be used for the payment of principal, premium, if any, or interest on the Other Bonds.

Section 8.05. Indemnification.

        (a) The Company will pay, defend, protect, indemnify, and hold harmless each of the Indemnified Parties for, from and against all liabilities, losses, damages, costs, expenses (including, without limitation, legal fees and expenses), causes of action (whether in contract, tort, or otherwise), suits, claims, demands, and judgments of every kind, character and nature whatsoever (collectively referred to herein as the "Liabilities") directly or indirectly arising from or relating to the authorization, issuance, sale or delivery of the Bonds, this Agreement, the 1997 Project or in any way relating to or arising out of the administration of the trust estate or the issuance and sale of the Bonds created pursuant to this Agreement including, but not limited to, the following: (i) any injury to or death of any person or damage to the Property or growing out of or connected with the use, non-use, condition, or occupancy of the Property or any part thereof; (ii) violation of any agreement, covenant or condition of the Company Documents; (iii) violation by the Company of any contract, agreement or restriction relating to the Property, including, without limitation, the ACC Order; (iv) violation of any law, ordinance, or regulation affecting the Property or any part thereof or the ownership, occupancy, or use thereof; (v) the issuance and sale of the Bonds or any of them; and (vi) any statement, information, or certificate furnished by the Company to the Issuer which is misleading, incomplete, untrue, or incorrect in any material respect.

        (b) The Company also agrees to pay, defend, protect, indemnify and hold harmless each of the Indemnified Parties for, from and against the Liabilities directly or indirectly arising from or relating to (i) any errors or omissions of any nature whatsoever contained in any legal proceedings or other official representation or inducement made by the Issuer or the County pertaining to the Bonds (provided, however, nothing in this subsection shall be deemed to provide the Issuer with indemnification for the Issuer's omissions or misstatements contained in the official statement under the captions "the Issuer" or "Litigation" as it relates to the Issuer) and (ii) any fraud or misrepresentations or omissions contained in the proceedings of the Issuer or the County relating to the issuance of the bonds or pertaining to the financial condition of the Company which, if known to the Original Purchaser and the investors initially purchasing the Bonds from the Original Purchaser, might be considered a material factor in such person's decision to purchase the Bonds.

        (c) Provided, however, that nothing in subsections (a) and (b) shall be deemed to provide indemnification to the Indemnified Parties with respect to liabilities arising from the fraud, gross negligence, or willful misconduct of the Indemnified Parties and, in the case of the Trustee, its officers, agents, attorneys and employees, also successfully alleged to have arisen from the negligence or breach of trust of the Trustee, its officers, agents, attorney or employees.

        (d) Any party entitled to indemnification hereunder shall, notify the Company in writing of the existence of any claim, demand or other matter to which the Company's indemnification obligation applies and shall give the Company a reasonable opportunity to defend the same at its own expense and with counsel satisfactory to such Indemnified Party; provided that the Indemnified Parties shall at all times also have the right to participate in the defense of such action. If the Indemnified Party is advised in an opinion of counsel that there may be legal defenses available to it which are different from or in addition to those available to the Company, or if the Company shall, after notice and within a period of time necessary to preserve any and all defenses to any claim asserted, fail to assume the defense or to employ counsel for that purpose satisfactory to the indemnified party, the indemnified party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf of, for the account of, and at the risk of, the Company, and the

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
Company shall be responsible for the reasonable fees, costs, and expenses of the Indemnified Party in conducting its defense.

        (e) Each of the Indemnified Parties, other than the Issuer and the Trustee, shall be considered to be intended third party beneficiaries of this Agreement. Nothing in this Agreement shall confer any right upon any person other than the parties hereto and the specifically designated third party beneficiaries of this Agreement.

        Section 8.06. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants for the benefit of the Trustee, the Bond Insurer and the Company as follows:

        (a) The Issuer is a nonprofit corporation designated as a political subdivision of the State, created and existing under the Arizona Constitution and laws of the State;

        (b) The Issuer has found and hereby declares that the issuance of the Bonds to assist the refunding of the outstanding portion of the 1985 Bonds, the financing of the 1997 Project and the financing of certain operating expenses associated with the 1997 Project is in furtherance of the public purposes set forth in the Act;

        (c) In order to refund the outstanding portion of the 1985 Bonds, finance the costs of the 1997 Project, and the refinancing of certain operating expenses associated with the 1997 Project in an amount estimated by the Company, the Issuer has duly authorized the execution, delivery, and performance on its part of the Bond Purchase Agreement and this Agreement;

        (d) To accomplish the foregoing, the Issuer proposes to issue the Bonds immediately following the execution and delivery of this Agreement. The date, denomination or denominations, interest rate or rates, maturity schedule, redemption provisions and other pertinent provisions with respect to the Bonds are set forth in this Agreement;

        (e) The Issuer makes no representation or warranty that the amount of the Loan will be adequate or sufficient to refund the outstanding portion of the 1985 Bonds, to finance the 1997 Project and to refinance certain operating expenses associated with the 1997 Project or that the 1997 Project will be adequate or sufficient for the purposes of the Company; and

        (f) The Issuer has not pledged, assigned, or granted, and will not pledge, assign, or grant any of its rights or interest in or under this Agreement for any purpose other than as provided for in this Agreement.

                              (End of Article VIII)

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                                   ARTICLE IX

                                 THE BONDHOLDERS

        Section 9.01. Action by Bondholders. Any requests, authorization, direction, notice, consent, waiver or other action provided pursuant to this Agreement to be given or taken by Bondholders may be contained in and evidenced by one or more writings of substantially the same tenor signed by the requisite number of Bondholders or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Issuer or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable.

        The fact and date of the execution by any Bondholder or its attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Issuer or to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which the Trustee purports to act, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondholder may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.

        The ownership of bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registration books.

        Any request, consent or vote of the Bondholder of any Bond shall bind all future Bondholders of such Bond. Bonds owned or held by or for the account of the Issuer or the Company shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondholders.

                               (End of Article IX)


                                    ARTICLE X

                                THE BOND INSURER

        Section 10.01. Provisions Regarding the Bond Issurer. All provisions herein regarding rights, consents, approvals, directions, appointments or requests by Ambac Assurance or the Bond Insurer shall be deemed to not require or permit such consents, approvals, directions, appointments or requests by Ambac Assurance or the Bond Insurer and shall be read as if Ambac Assurance or the Bond Insurer were not mentioned therein during any time in which (a)

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Ambac Assurance or the Bond Insurer is in default in its obligation to make payments under the Bond Insurance, (b) Ambac Assurance or the Bond Insurance shall at any time for any reason cease to be valid and binding on Ambac Assurance or the Bond Insurer, or shall be declared to be null and void, or the validity or enforceability of any provision thereof is being contested by Ambac Assurance or the Bond Insurer or any governmental agency or authority, or if Ambac Assurance or the Bond Insurer is denying further liability or obligation under Ambac Assurance or the Bond Insurance, (c) a petition has been filed and is pending against Ambac Assurance or the Bond Insurer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and has not been dismissed within 90 days after such filing, (d) Ambac Assurance or the Bond Insurer has filed a petition, which is still pending, in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consented to the filing of any petition against it under any such law or (e) the Bonds are no longer Outstanding and any amounts due or to become due to Ambac Assurance or the Bond Insurer have been paid in full; provided, however, that any rights of Ambac Assurance or the Bond Insurer arising as a result of a payment made pursuant to the Bond Insurance Policy shall continue to exist and be unaffected by any limitations on rights of Ambac Assurance or the Bond Insurer set forth in or arising as a result of this Section 10.01.

        Section 10.02. Claims Upon the Bond Insurance Policy. As long as the Bond Insurance Policy shall be in full force and effect, subject to Section
10.01 hereof, the Issuer, the Trustee and any Paying Agent agree to comply with the following provisions:

        (a) at least one (1) day prior to all Interest Payment Dates the Trustee or Paying Agent, if any, will determine whether there will be sufficient funds in the Funds to pay the principal of or interest on the Bonds on such Interest Payment Date. If the Trustee or Paying Agent, if any, determines that there will be insufficient funds in such Funds, the Trustee or Paying Agent, if any, shall so notify Ambac Assurance. Such notice shall specify the amount of the anticipated deficiency, the Bonds to which such deficiency is applicable and whether such Bonds will be deficient as to principal or interest, or both. If the Trustee or Paying Agent, if any, has not so notified Ambac Assurance at least one (1) day prior to an Interest Payment Date, Ambac Assurance will make payments of principal or interest due on the Bonds on or before the first (1st) day next following the date on which Ambac Assurance shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

        (b) the Trustee or Paying Agent, if any, shall, after giving notice to Ambac Assurance as provided in (a) above, make available to Ambac Assurance and at Ambac Assurance's direction, to the United States Trust Company of New York, as insurance trustee for Ambac Assurance or any successor insurance trustee (the "Insurance Trustee"), the Register maintained by the Trustee or Paying Agent, if any, and all records relating to the Funds maintained under this Agreement.

        (c) the Trustee or Paying Agent, if any, shall provide Ambac Assurance and the Insurance Trustee with a list of registered owners of Bonds entitled to receive principal or interest payments from Ambac Assurance under the terms of the Bond Insurance Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of Bonds entitled to receive full or partial interest payments from Ambac Assurance and (ii) to pay principal upon Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial principal payments from Ambac Assurance.

        (d) the Trustee or Paying Agent, if any, shall, at the time it provides notice to Ambac Assurance pursuant to (a) above, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from Ambac Assurance (i) as to the fact of such entitlement, (ii) that Ambac Assurance will remit to them all or a part of the interest payments next coming due upon proof of Bondholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from Ambac Assurance, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of Ambac Assurance) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, if any, and (iv) that should they be entitled to receive partial payment of principal from Ambac Assurance, they must surrender their Bonds for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Bonds the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

        (e) in the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on a Bond which has become Due for Payment (as defined in the Bond Insurance Policy) and which is made to a Bondholder by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time Ambac Assurance is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac Assurance to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to Ambac Assurance its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

        (f) in addition to those rights granted Ambac Assurance under this Agreement, Ambac Assurance shall, to the extent it makes payment of principal of or interest on the Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Bond Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note Ambac Assurance's rights as subrogee on the Register maintained by the Trustee or Paying Agent, if any, upon receipt from Ambac Assurance of proof of the payment of interest thereon to the registered owners of the bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note Ambac Assurance's rights as subrogee on the Register maintained by the Trustee or Paying Agent, if any, upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

        Section 10.03. Indemnification. The Company hereby agrees to protect, indemnify, pay and save the Bond Insurer harmless for, from and against any and all claims, demands, liabilities, damages, losses, costs, charges, fees and expenses (including reasonable attorneys' fees) which the Bond Insurer may, other than as a result of fraud, misrepresentation, negligence or willful misconduct of the Bond Insurer or failure of the Bond Insurer to comply with its payment obligations under the Bond Insurance Policy, incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Bond Insurance Policy, (ii) any breach by any party thereto or hereto of any representation or warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or any Related Bond Documents, and the pursuit of any remedies thereunder, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) the holding or owning by the Bond Insurer or its nominee of any Bond, (iv) involvement in any legal suit, investigation, proceeding, inquiry or action as to which the Bond Insurer is involved as a consequence, direct or indirect, of its issuance of the Bond Insurance Policy, its holding or owning of any Bond, the holding or owning of any Bond by its nominee, or any other event or transaction contemplated by any of the foregoing. The Bond Insurer reserves the right to charge a reasonable fee as a condition to executing any amendment, waiver or consent proposed in respect of this Agreement or any Related Bond Document.

        Section 10.04. Information to and Rights of Bond Insurer. While the Bond Insurance Policy is in effect, the Company or the Trustee, as appropriate, shall furnish to Ambac Assurance (to the attention of the Surveillance Department, unless otherwise indicated):

         (g) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and, if then prepared, annual report of the Company;

         (h) a copy of any notice to be given to the registered owners of the Bonds, including, without limitation, notice of any redemption of or defeasance of Bonds, acrd any certificate rendered pursuant to this Agreement relating to the security for the Bonds; and

         (i)    such additional information it may reasonably request.

        The Trustee or the Company, as appropriate, shall notify Ambac Assurance of any failure of the Company to provide relevant notices, certificates, reports and other like materials required under this Agreement.

        The Company will permit Ambac Assurance to discuss the affairs, finances and accounts of the Company or any information Ambac Assurance may reasonably request regarding the security for the Bonds with appropriate officers of the Company. The Trustee or Company, as appropriate, will permit Ambac Assurance to have access to the Property and have access to and to make copies of all books and records relating to the Bonds at any reasonable time.

        Ambac Assurance shall have the right to direct an accounting at the Company's expense, and the Company's failure to comply with such direction within thirty (30) days after receipt of written notice of the direction from Ambac Assurance shall be deemed a default hereunder; provided, however, that if compliance cannot occur within such period, then such period will be extended so long as compliance is begun within such period and diligently pursued, but only if such extension would not materially adversely affect the interests of any registered owner of the Bonds.

        Notwithstanding any other provisions of this Agreement, the Trustee or the Company, as appropriate, shall immediately notify Ambac Assurance if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default hereunder.

        Ambac Assurance shall be a recipient of all filings made and/or notices given pursuant to the Continuing Disclosure Agreement.

        Section 10.05. Consent of Bond Insurer.

        (a) Any provision of this Agreement expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance hereunder without the prior written consent of Ambac Assurance.

        (b) Unless otherwise provided in a section of this Agreement, Ambac Assurance's consent shall be required in addition to Bondholder consent, when required, for the following purposes: (i) execution and delivery of any amendment, supplement, change to or modification of this Agreement (other than pursuant to Section 11.01(a)(3)); (ii) removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent in accordance with Sections 7.04 and 3.14 hereof, respectively, or otherwise; and
(iii) initiation or approval of any action not described in (i) or (ii) above which requires Bondholder consent.

        (c) Any reorganization or liquidation plan with respect to the Company must be acceptable to Ambac Assurance. In the event of any reorganization or liquidation, Ambac Assurance shall have the right to vote on behalf of all Bondholders who hold Ambac Assurance insured bonds absent a default by Ambac Assurance under the applicable Bond Insurance Policy insuring such Bonds.

                               (End of Article X)

                                   ARTICLE XI

                                  MISCELLANEOUS

        Section 11.01. Amendment.

        (a) This Agreement may be amended by the Company, the Trustee and the Issuer, with the prior written consent of the Bond Insurer (exclusive of amendments described in (3) below) but without Holder consent for any of the following purposes and the Bond Insurer and Trustee agree not to unreasonably withhold their consent to such amendments for such purposes upon the request of the Company, and the Issuer, the Bond Insurer and Trustee may rely upon an Opinion of Counsel that such amendment is permitted without consent of the Holders under this subparagraph (a):

        (1) to add to the covenants and agreements of the Company or to surrender or limit any right or power of the Company;

        (2) to cure any ambiguity or defect, or to add provisions which are not inconsistent therewith and which do not, in the judgment of the Trustee, materially impair the security for the Parity Debt;

        (3) to provide for the issuance and establish the terms and provisions of additional Parity Debt, and provide for all other matters in connection with the issuance of Parity Debt, including, without limitation, provisions relating to, or required by the issuer of, any Credit Facility applicable to Parity Debt which is issued in accordance with Section 5.13 and 5.17 hereof, provided that no such amendment shall have a material adverse effect upon the security for the Bonds other than that implicit in the authorization of Parity Debt and shall not affect the restrictions applicable to the issuance of Parity Debt under Section
5.13 hereof;

        (4) to amend the provisions of Section 3.05 as permitted therein;

        (5) to permit the transfer of Bonds from one Depository to another and the succession of Depositories and to permit the withdrawal of Bonds issued to a Depository for use in a Book-Entry System and the issuance of replacement Bonds in fully registered form to other than a Depository;

        (6) to permit the Trustee to comply with any duties imposed upon it by law;

        (7) to achieve compliance of this Agreement with any applicable federal securities or tax law;

        (8) to provide for the appointment of a successor trustee or co-trustee pursuant to the terms of Article VII; and

        (9) to maintain or obtain a rating on Parity Debt from Moody's or S&P.

        (b) In addition, this Agreement may be amended by the parties with the consent of the Bond Insurer but without Holder consent to modify, amend, change or remove any covenant, agreement, term or provision of the Agreement other than a modification of the type described in subsection (c) requiring the unanimous written consent of the affected Bondholders; provided that: (1) at the time of the proposed amendment the Bonds are rated by S&P or Moody's, and written notice of the substance of such proposed amendment is given by the Company not less than thirty days prior to the date such amendment is to take effect to any such rating agency that has rated the Bonds, and (2) the Company provides (i) evidence satisfactory to the Trustee that the ratings on the Bonds shall not be lowered or withdrawn by either S&P or Moody's as a result of such proposed amendment; or (ii) if the Bonds are then rated by either S&P or Moody's in one of their three highest rating categories, that the ratings on the Bonds will not be lowered to a rating category less than one of the three highest categories as a result of such proposed amendment; or (iii) with respect to the Bonds, if after written notice has been given to S&P and Moody's, and neither S&P nor Moody's has responded to such notice within thirty days of delivery, then (A) a Consultant's opinion or report is delivered to the Trustee prior to the date such amendment is to take effect, to the effect that the proposed amendment is consistent with then current industry standards for comparable utilities and demonstrating that the ratio of Income Available for Debt Service for the Historic Test Period to highest Annual Debt Service for the current or any future Fiscal Year immediately after the effective date of such proposed amendment is not less than 1.5, assuming the maximum implementation (or such lower implementation certified to the Trustee by the Company as being a reasonable basis for assumption) by the Company of the proposed amendment if the proposed amendment or supplement is to a provision of the Agreement that contains a quantitative restriction or covenant; or (H) a Consultant's opinion or report is delivered to the Trustee prior to the date such amendment is to take effect, to the effect that the proposed amendment is consistent with then current industry standards for comparable utilities and demonstrating that the average of the projected Debt Service Coverage Ratios for the two full Fiscal Years immediately after the effective date of such proposed amendment or supplement will be greater than the average of the Debt Service Coverage Ratios for such period had the proposed amendment not been implemented assuming the maximum implementation (or such lower implementation certified to the Trustee by the Company as being a reasonable basis for assumption) by the Company of the proposed amendment if the proposed amendment is to a provision of the Agreement that contains a quantitative restriction or covenant; or (C) a Consultant's opinion or report is delivered to the Trustee prior to the date such amendment is to take effect that the proposed amendment is consistent with then current industry standards for comparable utilities and demonstrating that (1) the average of the projected Debt Service Coverage Ratios for the two full Fiscal Years immediately after, the effective date of such proposed amendment will not be less than 1.5, and (a) the average of the projected Debt Service Coverage Ratios for the two full Fiscal Years immediately after the effective date of such proposed amendment will not be more than thirty-five percent lower than the average of the Debt Service Coverage Ratios had the proposed amendment not been implemented, assuming with respect to the projections made under (1) and (2) the maximum implementation (or such lower implementation certified to the Trustee by the Company as being a reasonable basis for assumption) by the Company of the proposed amendment if the proposed amendment is to a provision of the Agreement that contains a quantitative restriction or covenant. No amendment of this Agreement may be made pursuant to this paragraph unless there shall also be delivered to the Trustee an Opinion of Bond Counsel to the effect that under then existing law the execution of the amendment contemplated in this paragraph, in and of itself, would not adversely affect the validity of the Bonds or the exclusion from gross income under Section 103 of the Code of interest paid on the Bonds. No amendment may be made in accordance with this paragraph unless the Bonds are rated by S&P or Moody's at the time such amendment is sought to be made. If the requirements of this paragraph have been met, neither the Trustee nor the Issuer shall withhold their consent to an amendment requested by the Company; however, the Issuer, acting through its Board of Directors, and Trustee may withhold their consent to any amendment which it reasonably determines affects the rights or responsibilities of the Issuer and Trustee.

        (c) Except as provided in the foregoing subparagraphs (a) and (b), this Agreement may be amended only with the written consent of the Holders of a majority in principal amount of the affected Outstanding Parity Debt; provided, however, that no amendment of this Agreement may be made without the unanimous written consent of the affected Bondholders (in addition to the Bond Insurer) for any of the following purposes; (1) to extend the maturity of any Bond including any sinking fund redemption date therefor; (2) to reduce the principal amount or interest rate of any Bond; (3) to make any Bond redeemable other than in accordance with its terms; (4) to create a preference or priority of any Bond or Bonds over any other Bond or Bonds; or (5) to reduce the percentage of the Bonds required to be represented by the Bondholders giving their consent to any amendment.

        The Bond Insurer shall be deemed to be the Holder of all Bonds for purposes of giving the consents required under this subsection (c) of this Agreement, other than consent to any amendment described in clauses (1) through
(S) hereof.

        When the Trustee determines that the requisite number of consents have been obtained for an amendment which requires Holder consent, it shall, within ninety (90) days, file a certificate to that effect in its records and mail, or cause to be mailed, notice to the Holders. The Trustee will promptly certify to the Issuer that it has mailed or caused to be mailed such notice to all Holders and such certificate will be conclusive evidence that such notice was given in the manner required hereby. A consent to an amendment may be revoked by a notice given by the Holder and received by the Trustee prior to the Trustee's certification that the requisite consents have been obtained. Notwithstanding any other provision of this Agreement, in determining whether the rights of the Bondholders will be adversely affected by any action taken pursuant to the terms and provisions of this Agreement, the Trustee shall consider the effect on the Bondholders as if there were no Bond Insurance Policy.

        The Bond Insurer shall be provided with a full original transcript of all proceedings relating to the execution of any amendatory or supplemental Trust Agreement.

        Section 11.02. Successors and Assign. The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.

        Section 11.03. Notices. Unless otherwise expressly provided, all notices, demands, requests, approvals and consents provided for in this Agreement of or to the Issuer, the Trustee, the Bond Insurer and the Company shall be in writing, including bank wire, Telex or similar writing, and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or delivered during business hours as follows:

        (i) to the Issuer at The Industrial Development Authority of the County of Maricopa, c/o Kutak Rock, 3300 North Central Avenue, 16th Floor, Phoenix, Arizona 85012, Attention: Charles W. Lotzar;

        (ii) to the Trustee at Bank One, Arizona, NA, Corporate Trust Services, AZ1-1128, 201 N. Central Avenue, Phoenix, Arizona 85004;

        (iii) to the Company at Chaparral City Water Company, 12021 Panorama Drive, Fountain Hills, Arizona 85269, Attention: Robert Laak, with a copy to the Company at 5847 San Felipe, Suite 2600, Houston, Texas 77057, Attention: Erik Eriksson; and

        (iv) to the Bond Insurer at Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Surveillance Department.

or as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondholder shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondholder at the address shown on the registration books maintained by the Trustee. A Bondholder may direct the Trustee to change its address as shown on the registration books by written notice to the Trustee.

        Notice hereunder may be waived prospectively or retroactively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

        Section 11.04. Business Days. Except as otherwise required herein, if this Agreement requires any party to act on a specific day and such day is not a Business Day, such party need not perform such act until the next succeeding Business Day, and such act shall be deemed to have been performed on the day required.

        Section 11.05. Agreement Not for the Benefit of Other Parties; Bond Insurer is Third Party Beneficiary. Except as set forth in Section 5.20 and
Article VIII hereof, nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuer, the Company, the Trustee, Ambac Assurance, the Paying Agent, if any, and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and all covenants; stipulations, promises and agreements in this Agreement contained by and on behalf of the Issuer or the Company shall be for the sole and exclusive benefit of the Issuer, the Company, the Trustee, Ambac Assurance, the Paying Agent, if any, and the registered owners of the Bonds.

        To the extent that this Agreement confers upon or gives or grants to Ambac Assurance (individually or as Bond Insurer) any right, remedy or claim under or by reason of this Agreement, Ambac Assurance is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

        Section 11.06. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

        Section 11.07. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

        Section 11.08. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

        Section 11.09. Governing Law. This instrument shall be governed by the laws of the State of Arizona.

        Section 11.10. Suspension of Publications or Mail. If, because of the temporary or permanent suspension of publication of any newspaper or financial journal, the suspension of delivery of first-class mail or, for any other reason, the Trustee shall be unable to publish in a newspaper or financial journal or mail first-class any notice required to be published or mailed by the provisions of this Agreement, the Trustee shall give such notice in such other manner as in the judgment of the Trustee shall most effectively approximate such publication or mailing thereof, and the giving of such notice in such manner shall be deemed for all purposes of this Agreement to be in compliance with the requirement for the publication or mailing thereof.

        Except as otherwise provided herein, for all purposes of this Agreement, anything required to be mailed shall be deemed mailed upon the deposit of the item with the U.S. Postal Service, first-class postage paid and addressed to the addressee and the giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

        Section 11.11. Conflict of Interest. To the extent A.R.S. Section 38-511 is applicable, all parties acknowledge that this Agreement is subject to cancellation without penalty or further obligation by the Issuer pursuant to A.R.S. Section 38-511, as amended, the provisions of which are incorporated herein. All parties represent that to the best of their knowledge, the parties are not in violation of A.R.S. Section 38-511 as of the date hereof. The Trustee and the Company each covenant not to employ as an employee, an agent or, with respect to the subject matter of this Agreement, a consultant, any person significantly involved in initiating, negotiating, securing, drafting or creating this Agreement on behalf of the Issuer within 3 years from execution of this Agreement, unless a waiver of A.R.S. Section 38-511 is provided by the Board of Directors of the Issuer.

        Section 11.12. Continuing Disclosure. The Company acknowledges and agrees that the Issuer is not an "obligated person" (as defined in the Continuing Disclosure Agreement) with respect to the Bonds and represents that the Company is the only obligated person with respect thereto. The Issuer and the Trustee hereby acknowledge the entry by the Company into the Continuing Disclosure Agreement under which the Company has assumed certain obligations for the benefit of the Holders and beneficial owners of the Bonds. The Company agrees to perform its obligations under the Continuing Disclosure Agreement. Notwithstanding any other provision of this Agreement, any failure by the Company to comply with any provision of the Continuing Disclosure Agreement shall not be a failure or a default, or an Event of Default, under this Agreement.

                  [Remainder of page left blank intentionally.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the date first above written,

                                      THE INDUSTRIAL DEVELOPMENT AUTHORITY OF
                                      THE COUNTY OF MARICOPA



                                      /s/ ROBERT K. WEXLER
                                      ------------------------------------------
                                      By: Robert K. Wexler
                                      Title: President



                                      CHAPARRAL CITY WATER COMPANY


                                      /s/ Erik Eriksson, Jr.
                                      ------------------------------------------
                                      By: ERIK ERIKSSON, JR.
                                         ---------------------------------------
                                      Title:        ASSISTANT SECRETARY
                                            ------------------------------------

                                      BANK ONE, ARIZONA, NA, as Trustee


                                      /s/ D. D. Melendez
                                      ------------------------------------------
                                      By: D. D. Melendez
                                         ---------------------------------------
                                      Title:   Vice President
                                            ------------------------------------

                                   SCHEDULE A



                              EXISTING ENCUMBRANCES






1. Any action, by the Maricopa County Assessor and/or Treasurer, altering the current or prior tax assessment, subsequent to the date of the Policy of Title Insurance.


2. Taxes for the second half of 1997, a lien, payable on or before March 1, 1998 and delinquent May 1, 1998.

3. Mineral rights, water rights, reservations and exclusions as contained is the Patent conveying said land.

4.      Inclusion within the following Special Districts:

        A. FOUNTAIN HILLS SANITARY DISTRICT

        B. FOUNTAIN HILLS FIRE DISTRICT

        C. FOUNTAIN HILLS ROAD DISTRICTS 9, 10 & 11

        D. NO FENCE DISTRICT NO. 62

        E. McDOWELL MOUNTAIN IRRIGATION AND DRAINAGE

5. The Right of Entry to prospect for, mine and remove all minerals in said land, as reserved in Patent to said land, as limited by Public Law 87-754 of the 87th Congress (76 Stat. 750) withdrawing said land from entry, a copy of which is recorded in Docket 6286, page 61. (Parcel Nos. 4, 5, 6. 7, 8, 9 and 10)

6. Covenant running with the land regarding special road districts recorded March 15, 1971 in Docket 8578, pages 707 through 715. (Affects all)

                                                         Continued an next Page

                                                                STEWART TITLE
                                                               GUARANTY COMPANY

7. Covenant running with land regarding special flood control districts recorded July 13, 1971 in Docket 545, page 553. (Affects all)

8. Restrictions contained in instrument recorded July 15, 1971 in Docket 8821, pages 72 through 120, except that any restrictions based upon race, color, or religion are unenforceable.

9. Easements shown on the recorded plate in Book 149 of Maps, page 3; Book 155 of Maps, page 11, Book 164 of Maps, page 12; Book 164 of Maps, pages 41, 43 and 44; Book 373 of Maps, page 42; Book 156 of Maps, Page 45; Book 387 of Maps, page 30 and Book 142 of Maps, page 10.

10. Easement and rights incident thereto for cable television and related facilities as set forth in instrument recorded February 1, 1972 in Docket 9213, pages 469 through 472. (Affects all).

11. Easement and rights incident thereto for electric lines as set forth in instrument recorded March 22, 1972 in Docket 9317, pages 390 and 391. (Affects Parcels 9 and 10)

12. Restrictions contained in instrument recorded May 19, 1972 in Docket 9446, pages 963 through 965, except that any restrictions based upon race, color, or religion are unenforceable. (Affects Parcel 8)

13. Easement and rights incident thereto for communication and related facilities as set forth in instrument recorded March 15, 1973 in Docket 10045, pages 225 through 228. (Affects Parcels 6, 7, 9 and 10)

14. Restrictions contained in instrument recorded July 17, 1973 in Docket 10225, pages 789 through 791 and amended January 12, 1978 in Docket 12650, page 1335, except that any restrictions based upon race, color, or religion are unenforceable. (Affects Parcel 5)

15. Restrictions contained in instrument recorded September 5, 1973 in Docket 10298, pages 618 through 621, except that any restrictions based upon race, color, or religion are unenforceable. (Affects Parcel 3)

16. Restrictions contained in instrument recorded September 5, 1973 in Docket l0298, pages 642 through 645, except that any restrictions based upon race, color, or religion are unenforceable. (Affects Parcel 1)

                                                    Continued on next page

                                                                STEWART TITLE
                                                               GUARANTY COMPANY

17. The Right of Entry to prospect for, mine and remove the gas, coal and minerals in said land, as implied by the reservation of same, all as set forth in Deeds recorded October 17, 1977 in Docket 12489, pages 876 (Parcel 1), 877 (Parcel 2); 879 (Parcel 3); 881 (Parcel 4); 883 (Parcel
        5); 884 (Parcel 6); 886 (Parcel 7); 888 (Parcel 8); 892 (Parcel 9); 894
        (Parcel 10) and thereafter the right of surface entry to a depth of 100 feet was relinquished by instrument recorded September 15, 1980 in Docket 14688, pages 133 through 138 affecting Parcel Nos. 1, 3 and 8.

18. Easement and rights incident thereto for electric lines as set forth in instrument recorded June 24, 1980 in Docket 14502, page 593. (Affects Parcel 1)

19. Easement and rights incident thereto for electric lines as set forth in instrument recorded October 29, 1981 in Docket 15610, page 806. (Affects Parcel 6)

20. The Rights of Entry to prospect for, mine and remove the oil, gases and other hydrocarbon substances, coal, stone, metals, minerals, fossils and fertilizers of every name and description, together with all uranium, thorium, or any other material which is or may be determined to be peculiarly essential to the production of fissionable materials, and all underground water in said land, as implied by reservation of the same, in instruments recorded February 25, 1985 at Recorders No. 85-079357 (Parcel 11); Recorders No. 85-079358 (Parcel 12) and Recorders No. 85-079359 (Parcel 13).

21. Easement and rights incident thereto for underground electrical facilities as set forth in instrument recorded October 9, 1987 at Recorders No. 87-625979, (Affects Parcel 4)

22. Easement and rights incident thereto for underground electrical facilities as set forth in instrument recorded October 17, 1995 at Recorders No. 95-0633235 and re-recorded December 27, 1995 at Recorders No. 95-0797077. (Affects Parcel 5)

23. Discrepancies, conflicts in boundary lines, shortage in area, encroachments or any other facts which a correct survey would disclose, and which are not shown by the public records.

24. Covenants, conditions and restrictions, easements, charges, assessments and other obligations contained in instrument recorded January 6, 1989 at Recorders No. 89-007564; Amended at Recorders No. 89-564872 and thereafter a Declaration of Annexation recorded at Recorders No. 94-0855305. (Affects Fountain Hills Final Plat 513 in Book 387 of Maps, page 30)

                                                    Continued on next page

                                                                STEWART TITLE
                                                               GUARANTY COMPANY

25. Restrictions contained in instrument recorded December 14, 1972 in Docket 9881, page 443 and recorded June 37, 1974 in Docket 10716, page 731, exempt that any restrictions based upon race, color, or religion are unenforceable. (Affects Fountain Hills Final Plat 302 in Book 156 of Maps, page 45)

36. Restrictions contained in instrument recorded February 16, 1972 in Docket 9243, page 850 and thereafter as Addendum recorded April 6, 1993 at Recorders No. 93-0204469, except that any restrictions based upon race, color, or religion are unenforceable. (Affects Fountain Hills Final Plat 204 in Book 142 of Maps, page 10)


                                                                STEWART TITLE
                                                               GUARANTY COMPANY

                                   SCHEDULE B

                        FORM OF PROJECT FUND REQUISITION


                STATEMENT NO.___ REQUESTING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.09 OF THE LOAN AND TRUST AGREEMENT DATED AS OF DECEMBER 1, 1997 AMONG THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF MARICOPA, CHAPARRAL CITY WATER COMPANY AND HANK ONE, ARIZONA, NA

               Pursuant to Section 3.09 of the Loan and Trust Agreement (the "Agreement") among The Industrial Development Authority of the County of Maricopa (the "Issuer"), Chaparral City Water Company (the "Company") and Hank One, Arizona, NA, as trustee (the "Trustee"), dated as of December 1, 1997, the undersigned Authorized Officer of the Company hereby requests and authorizes the Trustee, as depository of the Project Fund created by the Agreement, to pay to the Company or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys deposited in the Project Fund the aggregate sum of $ to pay such persons) or to reimburse the Company in full, as indicated in the Disbursement Schedule, for the advances, payments and expenditures ~ made by it in connection with the items listed in the Disbursement Schedule.

               In connection with the foregoing request and authorization, the undersigned hereby certifies that:

                       (a) Each item for which disbursement is requested
               hereunder is properly payable out of the Project Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from said Project Fund.

                       (b) Each such item is or was necessary in connection with
               the construction, installation, equipment or improvement of the 1997 Project, as defined in the Agreement, or costs related thereto as permitted by the Agreement,

                       (c) Each item for which disbursement is requested
               hereunder, and the cost for each such item, is as described in the information statement Form 8038 filed by the Issuer in connection with the issuance of the Series 1997A Bonds (as defined in the Agreement), as required by Section 149(e) of the Code; provided that if any such item is not as described in that information statement, attached hereto is the additional information required to be submitted herewith in accordance with
               Section 3,09 of the Agreement.

                      (d) This statement and all exhibits hereto, including the
               Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

                (e) This statement constitutes the approval of the Company of each disbursement hereby requested and authorized.

This________ day of___________,________.




                              ------------------------------------------
                              Authorized Officer

                                DISBURSEMENT SCHEDULE


TO STATEMENT NO._____ REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.09 OF THE LOAN AND TRUST AGREEMENT DATED AS OF DECEMBER 1, 1997 AMONG THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF MARICOPA, CHAPARRAL CITY WATER COMPANY AND BANK ONE, ARIZONA, NA.


 PAYEE                             AMOUNT                              PURPOSE
 -----                             ------                              -------

                                   SCHEDULE C

                          CREDIT FACILITY REQUIREMENTS


        In the event the Company desires to obtain a credit instrument to fulfill the Debt Service Reserve Fund Requirement in lieu of funding such Debt Service Reserve Fund Requirement with cash or Permitted Investments, the following requirements shall be fulfilled to the satisfaction of the Bond
Insurer:

        1. A surety bond or insurance policy issued to the Trustee by a company licensed to issue an insurance policy guaranteeing the timely payment of debt service on the Bonds (a "municipal bond insurer") may be deposited in the Debt Service Reserve Fund to meet the Debt Service Reserve Fund Requirement if the claims paying ability of the issuer thereof shall be rated "Am" and "Aaa" by S&P and Moody's, respectively.

        2. A surety bond or insurance policy issued to the Trustee by an entity other than a municipal bond insurer may be deposited in the Debt Service Reserve Fund to meet the Debt Service Reserve Fund Requirement if the form and substance of such instrument and the issuer thereof shall be approved by the Bond Insurer.

        3. An unconditional irrevocable letter of credit issued to the Trustee by a bank may be deposited in the Debt Service Reserve Fund to meet the Debt Service Reserve Fund Requirement if the issuer thereof is rated at least "AA" by S&P. The letter of credit shall be payable in one or more draws upon presentation by the Trustee of a sight draft accompanied by its certificate that it then holds insufficient funds to make a required payment of principal or interest on the Bonds. The letter of credit shall be for a term of not less than three years. The issuer of the letter of credit shall be required to notify the Trustee, not later than 12 months prior to the stated expiration date of the letter of credit, as to whether such expiration date shall be extended, and if so, shall indicate the new expiration date.

        If such notice indicates that the expiration date shall not be extended, the Company shall deposit in the Debt Service Reserve Fund an amount sufficient to cause the cash or Permitted Investments on deposit in the Debt Service Reserve Fund, together with any other qualifying Credit Facility, to equal the Debt Service Reserve Fund Requirement on all outstanding Bonds, such deposit to be paid in equal installments on at least a semi-annual basis over the remaining term of the letter of credit, unless such letter of credit is replaced by a Credit Facility meeting the requirements in any of 1, 2 or 3 above. The letter of credit shall permit a draw in full not less than two weeks prior to the expiration or termination of such letter of credit if the letter of credit has not been replaced or renewed. The Trustee is hereby directed to draw upon such letter of credit prior to its expiration or termination unless an acceptable replacement is in place or the Debt Service Reserve Fund is fully funded in its required amount.

        4. The use of any Credit Facility shall be subject to receipt of an Opinion of Counsel of the issuer thereof (addressed to the Issuer, the Trustee and the Bond Insurer) as to the due authorization, execution, delivery and enforceability of such instrument in accordance with its terms, subject to applicable laws affecting creditors' rights generally, and, in the event the issuer of such Credit Facility is not a domestic entity, an opinion of foreign counsel in form and substance satisfactory to the Bond Insurer. In addition, the use of an irrevocable letter of credit shall be subject to receipt of an Opinion of Counsel (addressed to the Issuer, the Trustee and the Bond Insurer) to the effect that payments under such letter of credit would not constitute avoidable preferences under Section 547 of the U.S. Bankruptcy Code or similar state laws with avoidable preference provisions in the event of the filing of a petition for relief under the U.S. Bankruptcy Code or similar state laws by or against the Issuer or the Company (or any other account party under the letter of credit).

        5. The obligation to reimburse the issuer of a Credit Facility for any fees, expenses, claims or draws upon such Credit Facility shall be subordinate to the payment of debt service on the Bonds. The right of the issuer of a Credit Facility to payment or reimbursement of its fees, expenses, claims or draws may be on a parity with the cash replenishment of the Debt Service Reserve Fund. The Credit Facility shall provide for a revolving feature under which the amount available thereunder will be reinstated to the extent of any reimbursement of draws or claims paid. If the revolving feature is suspended or terminated for and reason, the right of the issuer of the Credit Facility to reimbursement will be subordinated to cash replenishment of the Debt Service Reserve Fund to an amount equal to the difference between the full original amount available under the Credit Facility and the amount then available for further draws or claims. If (a) the issuer of a Credit Facility becomes insolvent or (b) the issuer of a Credit Facility defaults in its payment obligations thereunder or (c) the claims-paying ability of the issuer of the insurance policy or surety bond falls below "A+" by S&P or "A1" by Moody's or
(d) the rating of the issuer of the letter of credit falls below "A+" by S&P or "A1" by Moody's, then the obligation to reimburse the issuer of the Credit Facility shall be subordinate to the cash replenishment of the Debt Service Reserve Fund.

        6. If (a) the revolving reinstatement feature described in the preceding paragraph is suspended or terminated or (b) the rating of the claims paying ability of the issuer of the surety bond or insurance policy falls below "A+" by S&P or "Al" by Moody's or (c) the rating of the issuer of the letter of credit falls below "A+" by S&P or "A1 " by Moody's, the Company shall either (i) deposit into the Debt Service Reserve Fund an amount sufficient to cause the cash or Permitted Investments on deposit in the Debt Service Reserve Fund to equal the Debt Service Reserve Fund Requirement on all outstanding Bonds, such amount to be paid over the ensuing five years in equal installments deposited at least semi-annually or (ii) replace such Credit Facility with a surety bond, insurance policy or letter of credit meeting the requirements in any of (1), (2) or (3) above within six months of such occurrence.

        7. Where applicable, the amount available for draws or claims under the Credit Facility may be reduced by the amount of cash or Permitted Investments deposited in the Debt Service Reserve Fund pursuant to clause (i) of the preceding subparagraph 6.

        8. If the Company chooses the above described alternatives to a cash-funded Debt Service Reserve Fund, any amounts owed by the Company to the issuer of such credit instrument as a result of a draw thereon or a claim thereunder, as appropriate, shall be included in any calculation of Long-Term Indebtedness Service Requirement, Annual Debt Service and maximum Annual Debt Service under Sections 5.13 and 5.14 of the Agreement.

        9. The Trustee is required to ascertain the necessity for a claim or draw upon the Credit Facility and to provide notice to the issuer of the Credit Facility in accordance with its terms not later than three days (or such longer period as may be necessary depending on the permitted time period for honoring a draw under the Credit Facility) prior to each Interest Payment Date.

        10. Cash on deposit in the Debt Service Reserve .Fund shall be used (or investments purchased with such cash shall be liquidated and the proceeds applied as required) prior to any drawing on any Credit Facility. If and to the extent that more than one Credit Facility is deposited in the Debt Service Reserve Fund, drawings thereunder and repayments of costs associated therewith shall be made on a pro rata basis, calculated by referee to the maximum amounts available thereunder.

                                   SCHEDULE D

                                COSTS OF ISSUANCE




 Payee                                                                              Amount
 -----                                                                              ------
 Kutak Rock (Issuer's Counsel)                                                    $ 16,000
 Kutak Rock (Issuer's Counsel Expenses)                                              1,000
 Squire, Sanders & Dempsey L.L.P. (Bond Counsel)                                    75,000
 Bank One, Arizona, NA (Trustee Initial & 1st Yr. Admin.)                            5,000
 Jennings, Strauss & Solomon, P.L.C. (Trustee Counsel)                               1,000
 Kutak Rock (Blue Sky)                                                               2.000
 Banc One Capital Corporation (Preliminary & Final Official Statement)               3,750
 Banc One Capital Corporation (Underwriter)                                        111,500
 Banc One Capital Corporation for Lewis & Roca LLP (Underwriter Counsel)             7,500
 Banc One Capital Corporation for Kutak Rock (Disclosure Counsel)                   25,000
 Banc One Capital Corporation for Kutak Rock (Disclosure Counsel Expenses)           5,000
 Banc One Capital Corporation (Bond Clearance/CUSIP/IPSA)                            4,460
 Stewart Title (Title Insurance)                                                     8,635
 Stewart Title (Title Recording)                                                        27
 Banc One Capital Corporation for Standard & Poor's (Rating Agency)                  6,000
 Arthur Andersen                                                                     5,000
 Bank One, Arizona, NA (Miscellaneous)                                               5,000

                                   SCHEDULE E

                           DESCRIPTION OF 1997 PROJECT


        The 1997 Project is expected to be undertaken within the entire area covered by the Company's certificate of convenience and necessity as approved by the Arizona Corporation Commission on April 20, 1971 (the "Service Area"). The Company's Service Area covers approximately 12,000 acres which encompass all of the Town of Fountain Hills as well as selected parcels located within unincorporated Maricopa County and the City of Scottsdale. The Service Area includes all of the master planned community known as Fountain Hills. The 1997 Project is expected to encompass a comprehensive capital improvements program for the Company that will include the construction of new reservoir and distribution lines necessary to accommodate the continued growth in the Company Service Area population as well as the replacement of equipment and those distribution lines, constructed as part of the Company's initial system, which have reached the end of their useful lives.

        Without limiting the foregoing, portions of the 1997 Project include the following items, together with related and ancillary equipment and work, constituting portions of the Company's water service system, to be installed or performed within the Service Area:

CAP Filtration Expansion:

        The Central Arizona Project ("CAP") water filtration expansion work includes a 5 million gallon per day clarifier/filter treatment system which will service the current demands, and a portion of the future demands, of the Service Area. This addition is expected to bring the Company's total treatment capacity for CAP water to approximately 10 million gallons per day. This expansion will also include a 200,000 gallon clear well which is being sized for the projected buildout population of the Service Area.

CAP Solids Disposal Expansion:

        In connection with the expansion of the CAP water filtration plant, enhancements to the plant's filter backwash water system are required. The existing solids disposal facilities consists of a 150,000 gallon decant tank and a settling pond. This portion of the 1997 Project will include the design and construction of a second matching decant tank and necessary improvements to the settling pond to meet the needs of the expanded filter system.

Direct Zone 2 Pumping Project:

        This portion of the 1997 Project includes the design and installation of a high-service pumping station and associated piping, so that finished water from the water filtration plant may be transmitted directly into pressure zone 2 of the Service Area.

Reservoir #7, pressure zone 2:

        This portion of the 1997 Project includes a 1.25 million gallon above-ground welded steel storage tank which will service pressure zone 2 of the Service Area. The installation is needed to meet the current and projected demand of the southwest area of the zone.

Computer System Upgrade:

        This will include upgrades to the software and hardware of the accounting, billing, telemetric and customer servicing computer systems.

Water Meter Replacement Program:

        The water meter replacement program would replace old, inoperable and unreadable meters. It is anticipated that the Company will replace approximately 1,200 meters.

Service and Distribution Line Replacement Program:

        Service Lines:

        The replacement of approximately 3,600 residential unit service lines is a portion of the 1997 Project. This portion will include material and installation work including design, labor, material, pavement replacement and other items. The existing lines, which were made of a polyethylene material, are being replaced with copper lines, which are expected to be better capable of withstanding pressure and temperature changes within the water system.

        Distribution Lines:

        The replacement of approximately 35,500 linear feet of 4 inch distribution lines is another portion of the 1997 Project. The existing lines, made of a PVC material, are being replaced by an improved, thicker walled PVC material better capable of withstanding pressure and temperature changes within the water system.

Vehicle Replacement:

        The 1997 Project is expected to include the periodic replacement of five half ton and over trucks, with varying necessary attachments.

Hydrant Replacement:

        The Company expects to replace approximately 80 hydrants as a portion of the 1997 Project.

        Miscellaneous portions of the 1997 Project will include, but not be limited to, the following:

        (a) Various office equipment replacement/additions.

        (b) Office renovation/expansion required in connection with other portions of the 1997 Project.

        (c) New maintenance building within the Service Area. This building is expected to be a metal storage facility designed to store various equipment and materials used in the operations of the Company.

        (d) Disinfection system upgrade.

        (e) Equipment additions/replacements as reasonably needed by the Company are expected to include, but not be limited to, a backhoe, compressors, valve exercisers, meter read data loggers, compactors, replacement valves, well equipment, generators, controls and other electrical gear, and other water system equipment as needed in the operations of the water system.



                           DESCRIPTION OF 1985 PROJECT


        The "1985 Project" consisted of various portions of a potable water treatment, transmission and distribution system, which included the acquisition, construction and equipping of a 9,000 gallon per minute pump station, 23,500 lineal feet of 24-inch diameter mortar lined and coated steel pipe, a 3.5 million gallon steel reservoir and water treatment plant and an interconnecting pipeline from the treatment plant to the then existing distribution systems of the Company to be used for the transportation, treatment and storage of Central Arizona Project water.

                                    EXHIBIT I

                            FORM OF SERIES 1997A BOND


Registered No.


THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF MARICOPA

                      WATER SYSTEM IMPROVEMENT REVENUE BOND
                     (CHAPARRAL CITY WATER COMPANY PROJECT)
                                  SERIES 1997A

REGISTERED OWNER: CEDE & CO., as nominee of The Depository            CUSIP:
                  Trust Company

PRINCIPAL AMOUNT:                                                     DOLLARS

INTEREST PAYMENT DATES: June 1 and December 1, commencing June 1, 1998

INTEREST RATE PER ANNUM: _____%
MATURITY DATE: December 1, ____
DATE OF THIS BOND: December 1, 1997

        The Industrial Development Authority of the County of Maricopa (the "Issuer"), for value received, promises to cause to be paid to the Registered Owner of this Bond, or registered assigns, but solely from the money to be provided under the Agreement (defined below), upon presentation and surrender hereof, in lawful money of the United States of America, the Principal Amount on the Maturity Date, unless paid earlier as provided below, with interest from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Date of this Bond, until paid in full at the Interest Rate, payable on each Interest Payment Date.

        THE BONDS AND THE INTEREST THEREON ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER PAYABLE EXCLUSIVELY FROM REVENUES AND RECEIPTS UNDER THE AGREEMENT. THE BONDS DO NOT CONSTITUTE A DEBT OR A LOAN OF CREDIT OR A PLEDGE OF THE FULL FAITH AND CREDIT OR TAXING POWER OF THE ISSUER, MARICOPA COUNTY, OR OF THE STATE OF ARIZONA, OR OF ANY POLITICAL SUBDIVISION THEREOF, WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION AND SHALL NEVER CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE STATE OF ARIZONA OR MARICOPA COUNTY, ARIZONA. THE BONDS SHALL NOT CONSTITUTE, DIRECTLY OR INDIRECTLY, OR CONTINGENTLY OBLIGATE OR OTHERWISE CONSTITUTE A GENERAL OBLIGATION OF OR A CHARGE AGAINST THE GENERAL CREDIT OF THE STATE OF ARIZONA, MARICOPA COUNTY,

ARIZONA, OR THE ISSUER, BUT SHALL BE A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES DESCRIBED HEREIN AND IN THE AGREEMENT, BUT NOT OTHERWISE. THE ISSUER HAS NO TAXING POWER.

        Interest on this Bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. From and after the date on which this Bond becomes due, any unpaid principal will bear interest at the same rate until paid or duly provided for.

        The principal of and premium, if any, on this Bond are payable to the Registered Owner hereof upon presentation of this Bond at the designated corporate trust office of Bank One, Arizona, NA, or its successor as the Trustee and Paying Agent (the "Trustee"), and as provided below may be paid by wire transfer to any account in the United States of America if written instructions satisfactory to the Trustee in its sole discretion are delivered to the Trustee upon or prior to the presentation of this Bond. Interest on this Bond is payable by check or draft mailed by the Trustee to the Registered Owner, determined as of the close of business on the applicable record date, at its address as shown on the registration books, or, at the option of any such Registered Owner who owns at least $1,000,000 in principal amount of Bonds, as hereinafter defined, by wire transfer to any account in the United States if written instructions satisfactory to the Trustee in its sole discretion are delivered to the Trustee at its designated corporate trust office not later than five Business Days prior to the applicable record date.

        The record date for payment of interest is the fifteenth day of the month preceding the Interest Payment Date. With respect to overdue interest or interest payable on redemption of this Bond other than on an Interest Payment Date or interest on any overdue amount, the Trustee may establish a special record date. The Trustee will mail notice of a special record date to the Bondholders at least 10 days before the special record date.

        This Bond is one of a series of bonds consisting of the Issuer's $7,600,000 Water System Improvement Revenue Bonds (Chaparral City Water Company Project), Series 1997A (the "Bonds") issued pursuant to Title 35, Chapter 5, Arizona Revised Statutes (as amended from time to time, the "Act") and secured by a Loan and Trust Agreement (as amended from time to time in accordance with its terms, the "Agreement"), dated as of December 1, 1997, among Chaparral City Water Company (the "Company"), the Issuer and the Trustee. Pursuant to the Agreement, the Company has agreed to repay the borrowing in the amounts and at the times necessary to enable the Issuer to cause to be paid the principal of, premium, if any, and interest on the Bonds. The Company has secured its obligations under the Agreement by a Deed of Trust from the Company for the benefit of the Trustee, dated of even date herewith (the "Mortgage"). Reference is hereby made to the Agreement for a description of the funds pledged and for the provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Company, the Issuer, the Trustee and the Bondholders, including conditions upon which Additional Parity Indebtedness may be secured on a parity with the Bonds under the Agreement and the Mortgage, the order of payments in the event of insufficient funds and restrictions on the rights of the Bondholders to bring suit, provisions for providing for the payments of the Bonds and conditions which must be satisfied before the Bonds are considered no longer Outstanding under the Agreement. The Agreement and the Mortgage may be amended to the extent and in the manner provided therein.

        In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this Bond together with accrued interest may, and, under certain circumstances, must, be declared due and payable in the manner and with the effect provided in the Agreement.

        The Registered Owner of each Bond has only those remedies provided in the Agreement.

        If the specified date for any payment hereon shall be a date other than a Business Day, then such payment may be made on the next Business Day without additional interest and with the same force and effect as if made on the specified date for such payment.

        "Business Day" shall mean a day on which banks located in the city in which the principal corporate offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

        The Bonds maturing after December 1, 2007 are redeemable pursuant to the Agreement prior to maturity beginning on December 1, 2007 at the written direction of the Company, as a whole at any time, or in part on any Interest Payment Date, at the following prices expressed in percentages of their principal amount, plus accrued interest to the redemption date:


               Period During Which Redeemed                         Redemption Price
               ----------------------------                         ----------------
          December 1, 2007 to November 30, 2008                            102%
          December 1, 2008 to November 30, 2009                            101%
          December 1, 2009 and thereafter                                  100%


        The Bonds maturing on December 1, 2011 are subject to mandatory redemption at a redemption price equal to 100% of the Bonds redeemed, plus accrued interest to the redemption date, on each December 1, commencing December 1, 2008, from sinking fund installments in each of the years and in the amounts as follows:


                         YEAR                                    Principal Amount
                         ----                                    ----------------
                         2008                                        $255,000
                         2009                                         265,000
                         2010                                         280,000
                         2011*                                        200,000


*    final maturity

        The Bonds maturing on December 1, 2022 are subject to mandatory redemption at a redemption price equal to 100 of the Bonds redeemed, plus accrued interest to the redemption date, on each December 1, commencing December 1, 2012, from sinking fund installments in each of the years and in the amounts as follows:


                       YEAR                                    Principal Amount
                       ----                                    ----------------
                       2011                                          $ 95,000
                       2012                                           310,000
                       2013                                           330,000
                       2014                                           345,000
                       2015                                           365,000
                       2016                                           385,000
                       2017                                           405,000
                       2018                                           425,000
                       2019                                           450,000
                       2020                                           475,000
                       2021                                           500,000
                       2022*                                          525,000

* final maturity

        In the event of a partial redemption of Bonds within a maturity, whether through optional redemption or extraordinary optional redemption, the amount of future mandatory sinking fund redemptions will be reduced as specified by the Company to take into account such partial redemption.

        The Bonds are subject to extraordinary optional redemption, in whole at any time or in pro rata part on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Bonds redeemed, plus accrued interest to the redemption date, upon the occurrence of damage to or destruction or taking of the Property as provided in the Agreement.

        If less than all of the outstanding Bonds are to be called for redemption, the Bond (or portions thereof) to be redeemed will be redeemed in the maturities designated by the Company and, if less than an entire maturity is redeemed, the Bonds to be redeemed within such maturity will be selected by the Trustee by lot or in any customary manner as determined by the Trustee. Redemption shall be in denominations of $5,000 or any integral multiple thereof, provided that Bonds must remain in authorized denominations after redemption.

        In the event this Bond (or any portion thereof) is selected for redemption, notice will be mailed no more than 45 nor fewer than 30 calendar days prior to the redemption date to the Registered Owner. Failure to mail notice to the owner of any other Bond or any defect in the notice to such owner shall not affect the redemption of this Bond.

        The Trustee shall give notice of any redemption of this Bond as provided above to the Registered Owner at its address shown on the registration books maintained by the Trustee. A certificate of the Trustee shall conclusively establish the mailing of any such notice for all purposes. Notice of redemption having been duly mailed, this Bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption, interest on this Bond (or such portion) will no longer accrue.

        This Bond is transferable by the Registered Owner, in person or by its attorney duly authorized in writing, at the designated corporate trust office of the Trustee, upon surrender of this Bond to the Trustee for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. This Bond may also be exchanged at the designated corporate trust office of the Trustee for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Trustee will not be required to make an exchange or transfer of this bond (i) if this Bond (or any portion thereof) has been selected for redemption, (ii) during the 10 days preceding any date fixed for selection for redemption if this Bond (or any portion thereof) is eligible to be selected for redemption, or (iii) during the period of 15 days preceding any Interest Payment Date.

        The Bonds are initially to be issued in book entry form in the denominations of $5,000 and integral multiples of $5,000.

        The Issuer, the Trustee, and the Company may treat the Registered Owner as the absolute owner of this Bond for all purposes, notwithstanding any notice to the contrary.

        No recourse under or upon any obligation, covenant, or agreement or in any Bond, or under any judgment obtained against the Issuer, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, shall be had for the payment of the principal of or premium, if any, or interest on this Bond against any director, officer, counsel, financial advisor or agent, as such, past, present, or future, of the Issuer, either directly or through the Issuer, or any successor to the Issuer, and all liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such director, officer, counsel, financial advisor or agent, as such, is hereby expressly waived and released as a condition of and consideration for the execution of the Agreement and the issue of such Bonds.

        The County of Maricopa, Arizona shall not in any event be liable for the payment of the principal of, premium, if any, or interest on any of the Bonds issued, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or indebtedness by the Issuer, and none of the Bonds of the Issuer issued or any of its agreements or obligations herein or otherwise shall be construed to constitute an indebtedness of Maricopa County, Arizona within the meaning of any constitutional or statutory provision whatsoever.

        This Bond shall not be entitled to any security or benefit under the Agreement or be valid until the Certificate of Authentication has been signed by the Trustee.

        It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special limited obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

        IN WITNESS WHEREOF, The Industrial Development Authority of the County of Maricopa has caused this Bond to be executed in its name by the manual or facsimile signature of its authorized officers.

                              THE INDUSTRIAL DEVELOPMENT AUTHORITY
                               OF THE COUNTY OF MARICOPA


                              By:  Robert K. Wexler
                                   President


Attest: Myra L.T. Jefferson
        Secretary/Treasurer

                          Certificate of Authentication

        This bond is one of the Bonds described in the Loan and Trust Agreement referred to herein.

                                            BANK ONE, ARIZONA, NA, as Trustee

 Date of
 Authentication:                            By
                ---------------------         --------------------------------
                                              Authorized Signature

                                  Legal Opinion

        The following is a true copy of the text of the opinion rendered to the Issuer by Squire, Sanders & Dempsey L.L.P. in connection with the issuance of the Bonds. That opinion is dated as of and premised on the transcript of proceedings examined and the law in effect on the date of the original delivery of the Bonds. A signed copy is on file in the office of the Trustee.

                              The Industrial Development Authority,
                              of the County of Maricopa.



                              Myra L.T. Jefferson
                              Secretary/Treasurer



The Industrial Development Authority
  of the County of Maricopa
Phoenix, Arizona


        We have examined the transcript of proceedings (the "Transcript") relating to the issuance by The Industrial Development Authority of the County of Maricopa (the "Issuer") of its $7,600,000 Water System Improvement Revenue Bonds (Chaparral City Water Company Project), Series 1997A (the "Series 1997A Bonds") and its $1,320,000 Water System Refunding Revenue Bonds (Chaparral City Water Company Project), Series 1997B (the "Series 1997B Bonds" and together with the Series 1997A Bonds, the "Bonds"), both dated as of December 1, 1997, pursuant to the provisions of Title 35, Chapter 5 of the Arizona Revised Statutes, as amended. The Series 1997A Bonds are being issued to pay a portion of the costs of acquiring, constructing, improving and equipping certain water furnishing facilities (the "1997 Project") to be owned and operated by Chaparral City Water Company (the "Company"). The Series 1997B Bonds are being issued to refund certain outstanding bonds issued by the Issuer in 1985 to finance a portion of the costs of certain water furnishing facilities (the "1985 Project") owned and operated by the Company. The 1997 Project and the 1985 Project are more particularly described in the Loan and Trust Agreement, dated as of December 1, 1997 (the "Agreement"), by and among the Issuer, the Company and Bank One, Arizona, NA, as trustee (the "Trustee"). The documents in the Transcript examined include an executed counterpart of the Agreement. We have also examined a conformed copy of a Bond of each series.

        Based on such examination, we are of the opinion that, under existing law:

        1. The Bonds and the Agreement are legal, valid, binding and enforceable in accordance with their respective terms subject to bankruptcy laws and other laws affecting creditors' rights and to the exercise of judicial discretion.

        2. The Bonds constitute special, limited obligations of the Issuer, and the principal of and premium, if any, and interest (collectively, "debt service") on the Bonds are payable by the Issuer solely from the revenues to be derived by the Issuer under the Agreement and the other security pledged and assigned by the Agreement to secure that payment, including the payments required to be made by the Company under the Agreement. The Bonds and the payment of debt service are not secured by any obligation or pledge of any moneys raised by taxation and the Bonds do not represent or constitute a debt or pledge of the faith and credit of the Issuer, the County of Maricopa, the State of Arizona, or any political subdivision thereof.

        3. The interest on the Bonds is excluded from gross income for federal income tax purposes under Section 103(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or its statutory predecessor under the Internal Revenue Code of 1954, as amended (the "1954 Code"), except for interest on any Bond for any period during which it is held by a "substantial user" or a "related person" as those terms are used in Section 147(a) of the Code or its statutory predecessor under the 1954 Code. The interest on the Series 1997A Bonds, but not on the Series 1997B Bonds, is an item of tax preference under Section 57 of the Code and, therefore, may be subject to the alternative minimum tax imposed by the Code on individuals and corporations. Interest on the Bonds is exempt from Arizona state income tax. We express no opinion as to any other tax consequences regarding the Bonds.

        Under Code provisions applicable only to corporations (as defined for federal income tax purposes), a portion of the excess of adjusted current earnings (which includes interest on all tax-exempt bonds including the Series 1997B Bonds) over other alternative minimum taxable income may be subject to a corporate alternative minimum tax. Further, interest on the Bonds may be subject to a branch profits tax imposed on certain foreign corporations doing business in the United States and to a tax imposed on excess net passive income of certain S corporations.

        In giving the foregoing opinions, we have assumed and relied upon compliance with the covenants of the Issuer and the Company and the accuracy, which we have not independently verified, of the representations and certifications of the Issuer and of the Company contained in the Transcript. The accuracy of certain of those representations and certifications, and compliance by the Issuer and the Company with certain of those covenants, may be necessary for the interest on the Bonds to be and to remain excluded from gross income for federal income tax purposes and for certain of the other tax effects stated above. Failure to comply with certain requirements subsequent to the date hereof could cause interest on the Bonds to be included in gross income for federal income tax purposes retroactively to the date hereof.

        We have also relied, without independent investigation, upon the opinion of in-house counsel for the Company, contained in the Transcript with respect to all matters relating to the Company contained in the Transcript. We have also assumed for the purposes of this opinion the due authorization, execution and delivery by and the binding effect upon and enforceability against the Trustee of the Agreement.

        We have not been retained to pass upon, and express no opinion concerning, the 1997 Project, the 1985 Project, the Company, including its financial condition or its ability to pay debt service on the Bonds (collectively, "Company Matters"), or any matters describing or concerning the 1997 Project, the 1985 Project, the Company or Company Matters.

        We express no opinion as to the statement printed on the Bonds referring to the municipal bond insurance policy issued by Ambac Assurance Corporation or as to the insurance referred to in that statement.

                                       Respectfully submitted,

                                       SQUIRE, SANDERS & DEMPSEY L. L. P.

                             Statement of Insurance

        Municipal Bond Insurance Policy No. 14546 BE (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee arid a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.


                                   Assignment


        The following abbreviations when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM -     as tenants in common
 TEN ENT -     as tenants by the entireties
 JT TEN -      as joint tenants with right of
               survivorship and not as tenants in common

    UNIF GIFTITRANS MIN ACT -____________Custodian for___________ under
                              (Cust. )                   (Minor)

    Uniform Gifts/Transfers to Minors Act of__________________________
                                                       (State)

    Additional abbreviations may also be used though not in list above.

                UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto _________________________________________________________ whose address is and
______________________________whose social security number (or other federal tax identification number) is

               PLEASE INSERT SOCIAL SECURITY OR OTHER
               IDENTIFYING NUMBER OF TRANSFEREE

               ----------------------------------------------

               ----------------------------------------------

the within Bond and does hereby irrevocably constitute and appoint________________________ as attorney to transfer the said Bond on the books kept for registration thereof, with full power of substitution in the premises.


Date:
     -------------------------------------


                                SIGNATURE(S) GUARANTEED BY:



                                -----------------------------------------------
                                Signature guarantee should be made by an eligible guarantor institution pursuant to S.E.C. Rule 17Ad-15



                                -----------------------------------------------
                                NOTICE: The signature to this assignment must correspond with the name of the Registered Owner as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

                            FORM OF SERIES 1997B BOND


Registered No.


         THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF MARICOPA

                       WATER SYSTEM REFUNDING REVENUE BOND
                     (CHAPARRAL CITY WATER COMPANY PROJECT)
                                  SERIES 1997B

REGISTERED OWNER: CEDE & CO., as nominee of The Depository            CUSIP:
                     Trust Company

PRINCIPAL AMOUNT:                                                     DOLLARS

INTEREST PAYMENT DATES: June 1 and December 1, commencing June 1, 1998

INTEREST RATE PER ANNUM:________%
MATURITY DATE: December 1, ____
DATE OF THIS BOND: December 1, 1997

               The Industrial Development Authority of the County of Maricopa (the "Issuer"), for value received, promises to cause to be paid to the Registered Owner of this Bond, or registered assigns, but solely from the money to be provided under the Agreement (defined below), upon presentation and surrender hereof, in lawful money of the United States of America, the Principal Amount on the Maturity Date, unless paid earlier as provided below, with interest from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Date of this Bond, until paid in full at the Interest Rate, payable on each Interest Payment Date.

               THE BONDS AND THE INTEREST THEREON ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER PAYABLE EXCLUSIVELY FROM REVENUES AND RECEIPTS UNDER THE AGREEMENT. THE BONDS DO NOT CONSTITUTE A DEBT OR A LOAN OF CREDIT OR A PLEDGE OF THE FULL FAITH AND CREDIT OR TAXING POWER OF THE ISSUER, MARICOPA COUNTY, OR OF THE STATE OF ARIZONA, OR OF ANY POLITICAL SUBDIVISION THEREOF, WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION AND SHALL NEVER CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE STATE OF ARIZONA OR MARICOPA COUNTY, ARIZONA. THE BONDS SHALL NOT CONSTITUTE, DIRECTLY OR INDIRECTLY, OR CONTINGENTLY OBLIGATE OR OTHERWISE CONSTITUTE A GENERAL OBLIGATION OF OR A CHARGE AGAINST THE GENERAL CREDIT OF THE STATE OF ARIZONA, MARICOPA COUNTY, ARIZONA, OR THE ISSUER, BUT SHALL BE A SPECIAL LIMITED OBLIGATION OF

THE ISSUER PAYABLE SOLELY FROM THE SOURCES DESCRIBED HEREIN AND IN THE AGREEMENT, BUT NOT OTHERWISE. THE ISSUER HAS NO TAXING POWER.

               Interest on this Bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. From and after the date on which this Bond becomes due, any unpaid principal will bear interest at the same rate until paid or duly provided for.

               The principal of and premium, if any, on this Bond are payable to the Registered Owner hereof upon presentation of this Bond at the designated corporate trust office of Bank One, Arizona, NA, or its successor as the Trustee and Paying Agent (the "Trustee"), and as provided below may be paid by wire transfer to any account in the United States of America if written instructions satisfactory to the Trustee in its sole discretion are delivered to the Trustee upon or prior to the presentation of this Bond. Interest on this Bond is payable by check or draft mailed by the Trustee to the Registered Owner, determined as of the close of business on the applicable record date, at its address as shown on the registration books, or, at the option of any such Registered Owner who owns at least $1,000,000 in principal amount of Bonds, as hereinafter defined, by wire transfer to any account in the United States if written. instructions satisfactory to the Trustee in its sole discretion are delivered to the Trustee at its designated corporate trust office not, later than five Business Days prior to the applicable record date.

               The record date for payment of interest is the fifteenth day of the month preceding the Interest Payment Date. With respect to overdue interest or interest payable on redemption of this Bond other than on an Interest Payment Date or interest on any overdue amount, the Trustee may establish a special record date. The Trustee will mail notice of a special record date to the Bondholders at least 10 days before the special record date.

               This Bond is one of a series of bonds consisting of the Issuer's $1,320,000 Water System Refunding Revenue Bonds (Chaparral City Water Company Project), Series 1997B (the "Bonds") issued pursuant to Title 35, Chapter 5, Arizona Revised Statutes (as amended from time to time, the "Act") and secured by a Loan and Trust Agreement (as amended from time to time in accordance with its terms, the "Agreement"), dated as of December 1, 1997, among Chaparral City Water Company (the "Company"), the Issuer and the Trustee. Pursuant to the Agreement, the Company has agreed to repay the borrowing in the amounts and at the times necessary to enable the Issuer to cause to be paid the principal of, premium, if any, and interest on the Bonds. The Company has secured its obligations under the Agreement by a Deed of Trust from the Company for the benefit of the Trustee, dated of even date herewith (the "Mortgage"). Reference is hereby made to the Agreement for a description of the funds pledged and for the provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Company, the Issuer, the Trustee and the Bondholders, including conditions upon which Additional Parity Indebtedness may be secured on a parity with the Bonds under the Agreement and the Mortgage, the order of payments in the event of insufficient funds and restrictions on the rights of the Bondholders to bring suit, provisions for providing for the payments of the Bonds and conditions which must be satisfied before the Bonds are considered no longer Outstanding under the Agreement. The Agreement and the Mortgage may be amended to the extent and in the manner provided therein.

               In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this Bond together with accrued interest may, and, under certain circumstances, must, be declared due and payable in the manner and with the effect provided in the Agreement.

               The Registered Owner of each Bond has only those remedies provided in the Agreement.

               If the specified date for any payment hereon shall be a date other than a Business Day, then such payment may be made on the next Business Day without additional interest and with the same force and effect as if made on the specified date for such payment.

               "Business Day" shall mean a day on which banks located in the city in which the principal corporate offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

               The Bonds maturing after December 1, 2007 are redeemable pursuant to the Agreement prior to maturity beginning on December 1, 2007 at the written direction of the Company, as a whole at any time, or in part on any Interest Payment Date, at the following prices expressed in percentages of their principal amount, plus accrued interest to the redemption date:


                    Period During Which Redeemed                      Redemption Price
                    ----------------------------                      ----------------
                 December 1, 2007 to November 30, 2008                     102%
                 December 1, 2008 to November 30, 2009                     101%
                 December 1, 2009 and thereafter                           100%


               The Bonds maturing on December 1, 2006 are subject to mandatory redemption at a redemption price equal to 100% of the Bonds redeemed, plus accrued interest to the redemption date, on each December 1, commencing December 1, 1998, from sinking fund installments in each of the years and in the amounts as follows:




                        YEAR                                    Principal Amount
                        ----                                    ----------------
                        1998                                       $30,000
                        1999                                        30,000
                        2000                                        30,000
                        2001                                        30,000
                        2002                                        35,000
                        2003                                        35,000
                        2004                                        35,000
                        2005                                        40,000
                        2006*                                       40,000

* final maturity

               The Bonds maturing on December 1, 2022 are subject to mandatory redemption at a redemption price equal to 100% of the Bonds redeemed, plus accrued interest to the redemption date, on each December 1, commencing December 1, 2007, from sinking fund installments in each of the years and in the amounts as follows:


                        YEAR                                    Principal Amount
                        ----                                    ----------------
                        2007                                        $40,000
                        2008                                         45,000
                        2009                                         45,000
                        2010                                         50,000
                        2011                                         50,000
                        2012                                         55,000
                        2013                                         60,000
                        2014                                         60,000
                        2015                                         65,000
                        2016                                         65,000
                        2017                                         70,000
                        2018                                         75,000
                        2019                                         80,000
                        2020                                         80,000
                        2021                                         85,000
                        2022*                                        90,000

*  final maturity


               In the event of a partial redemption of Bonds within a maturity, whether through optional redemption or extraordinary optional redemption, the amount of future mandatory sinking fund redemptions will be reduced as specified by the Company to take into account such partial redemption.

               The Bonds are subject to extraordinary optional redemption, in whole at any time or pro rata in part on any Interest Payment Date, at a redemption price equal to 100% of the principal amount of the Bonds redeemed, plus accrued interest to the redemption date, upon the occurrence of damage to or destruction or taking of the Property as provided in the Agreement.

               If less than all of the outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed will be redeemed in the maturities designated by the Company and, if less than an entire maturity is redeemed, the Bonds to be redeemed within such maturity will be selected by the Trustee by lot or in any customary manner as determined by the Trustee. Redemption shall be in denominations of $5,000 or any integral multiple thereof, provided that Bonds must remain in authorized denominations after redemption.

               In the event this Bond (or any portion thereof) is selected for redemption, notice will be mailed no more than 45 nor fewer than 30 calendar days prior to the redemption date to the Registered Owner. Failure to mail notice to the owner of any other Bond or any defect in the notice to such owner shall not affect the redemption of this Bond.

               The Trustee shall give notice of any redemption of this Bond as provided above to the Registered Owner at its address shown on the registration books maintained by the Trustee. A certificate of the Trustee shall conclusively establish the mailing of any such notice for all purposes. Notice of redemption having been duly mailed, this Bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption, interest on this Bond (or such portion) will no longer accrue.

               This Bond is transferable by the Registered Owner, in person or by its attorney duly authorized in writing, at the designated corporate trust office of the Trustee, upon surrender of this Bond to the Trustee for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. This Bond may also be exchanged at the designated corporate trust office of the Trustee for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Trustee will not be required to make an exchange or transfer of this Bond (i) if this Bond (or any portion thereof) has been selected for redemption, (ii) during the 10 days preceding any date fixed for selection for redemption if this Bond (or any portion thereof) is eligible to be selected for redemption, or (iii) during the period of 15 days preceding any Interest Payment Date.

               The Bonds are initially to be issued in book entry form in the denominations of $5,000 and integral multiples of $5,000.

               The Issuer, the Trustee, and the Company may treat the Registered Owner as the absolute owner of this Bond for all purposes, notwithstanding any notice to the contrary.

               No recourse under or upon any obligation, covenant, or agreement or in any Bond, or under any judgment obtained against the Issuer, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, shall be had for the payment of the principal of or premium, if any, or interest on this Bond against any director, officer, counsel, financial advisor or agent, as such, past, present, or future, of the Issuer, either directly or through the Issuer, or any successor to the Issuer, and all liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such director, officer, counsel, financial advisor or agent, as such, is hereby expressly waived and released as a condition of and consideration for the execution of the Agreement and the issue of such Bonds.

               The County of Maricopa, Arizona shall not in any event be liable for the payment of the principal of, premium, if any, or interest on any of the Bonds issued, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or indebtedness by the Issuer, and none of the Bonds of the Issuer issued or any of its agreements or obligations herein or otherwise shall be construed to constitute an indebtedness of Maricopa County, Arizona within the meaning of any constitutional or statutory provision whatsoever.

               This Bond shall not be entitled to any security or benefit under the Agreement or be valid until the Certificate of Authentication has been signed by the Trustee.

               It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened
(i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special limited obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

               IN WITNESS WHEREOF, The Industrial Development Authority of the County of Maricopa has caused this Bond to be executed in its name by the manual or facsimile signature of its authorized officers.

                                     THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                       OF THE COUNTY OF MARICOPA


                                     By:  Robert K. Wexler
                                          President


 Attest: Myra L.T. Jefferson
          Secretary/Treasurer

                          Certificate of Authentication

               This bond is one of the Bonds described in the Loan and Trust Agreement referred to herein.

                                            BANK ONE, ARIZONA, NA, as Trustee

 Date of
 Authentication:                            By
                ---------------------         --------------------------------
                                              Authorized Signature


                                  Legal Opinion

               The following is a true copy of the text of the opinion rendered to the Issuer by Squire, Sanders & Dempsey L.L.P. in connection with the issuance of the Bonds. That opinion is dated as of and premised on the transcript of proceedings examined and the law in effect on the date of the original delivery of the Bonds. A signed copy is on file in the office of the Trustee.

                                     The Industrial Development Authority of
                                     the County of Maricopa



                                     Myra L.T. Jefferson
                                     Secretary/Treasurer





The Industrial Development Authority of
  the County of Maricopa
Phoenix, Arizona


               We have examined the transcript of proceedings (the "Transcript") relating to the issuance by The Industrial Development Authority of the County of Maricopa (the "Issuer") of its $7,600,000 Water System Improvement Revenue Bonds (Chaparral City Water Company Project), Series 1997A (the "Series 1997A Bonds") and its $1,320,000 Water System Refunding Revenue Bonds (Chaparral City Water Company Project), Series 1997B (the "Series 19978 Bonds" and together with the Series 1997A Bonds, the "Bonds"), both dated as of December 1, 1997, pursuant to the provisions of Title 35, Chapter 5 of the Arizona Revised Statutes, as amended. The Series 1997A Bonds are being issued to pay a portion of the costs of acquiring,

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

constructing, improving and equipping certain water furnishing facilities (the "1997 Project") to be owned and operated by Chaparral City Water Company (the "Company"). The Series 1997B Bonds are being issued to refund certain outstanding bonds issued by the Issuer in 1985 to finance a portion of the costs of certain water furnishing facilities (the "1985 Project") owned and operated by the Company. The 1997 Project and the 1985 Project are more particularly described in the Loan and Trust Agreement, dated as of December 1, 1997 (the "Agreement"), by and among the Issuer, the Company and Bank One, Arizona, NA, as trustee (the "Trustee"). The documents in the Transcript examined include an executed counterpart of the Agreement. We have also examined a conformed copy of a Bond of each series.

               Based on such examination, we are of the opinion that, under existing law:

               1. The Bonds and the Agreement are legal, valid, binding and enforceable in accordance with their respective terms subject to bankruptcy laws and other laws affecting creditors' rights and to the exercise of judicial discretion.

               2. The Bonds constitute special, limited obligations of the Issuer, and the principal of and premium, if any, and interest (collectively, "debt service") on the Bonds are payable by the Issuer solely from the revenues to be derived by the Issuer under the Agreement and the other security pledged and assigned by the Agreement to secure that payment, including the payments required to be made by the Company under the Agreement. The Bonds and the payment of debt service are not secured by any obligation or pledge of any moneys raised by taxation and the Bonds do not represent or constitute a debt or pledge of the faith and credit of the Issuer, the County of Maricopa, the State of Arizona, or any political subdivision thereof.

               3. The interest on the Bonds is excluded from gross income for federal income tax purposes under Section 103(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or its statutory predecessor under the Internal Revenue Code of 1954, as amended (the "1954 Code"), except for interest on any Bond for any period during which it is held by a "substantial user" or a "related person" as those terms are used in Section 147(a) of the Code or its statutory predecessor under the 1954 Code. The interest on the Series 1997A Bonds, but not on the Series 1997B Bonds, is an item of tax preference under
Section 57 of the Code and, therefore, may be subject to the alternative minimum tax imposed by the Code on individuals and corporations. Interest on the Bonds is exempt from Arizona state income tax. We express no opinion as to any other tax consequences regarding the Bonds.

               Under Code provisions applicable only to corporations (as defined for federal income tax purposes), a portion of the excess of adjusted current earnings (which includes interest on all tax-exempt bonds including the Series 19978 Bonds) over other alternative minimum taxable income may be subject to a corporate alternative minimum tax. Further, interest on the Bonds may be subject to a branch profits tax imposed on certain foreign corporations doing business in the United States and to a tax imposed on excess net passive income of certain S corporations.

               In giving the foregoing opinions, we have assumed and relied upon compliance with the covenants of the Issuer and the Company and the accuracy, which we have not

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

independently verified, of the representations and certifications of the Issuer and of the Company contained in the Transcript. The accuracy of certain of those representations and certifications, and compliance by the Issuer and the Company with certain of those covenants, may be necessary for the interest on the Bonds to be and to remain excluded from gross income for federal income tax purposes and for certain of the other tax effects stated above. Failure to comply with certain requirements subsequent to the date hereof could cause interest on the Bonds to be included in gross income for federal income tax purposes retroactively to the date hereof.

               We have also relied, without independent investigation, upon the opinion of in-house counsel for the Company, contained in the Transcript with respect to all matters relating to the Company contained in the Transcript. We have also assumed for the purposes of this opinion the due authorization, execution and delivery by and the binding effect upon and enforceability against the Trustee of the Agreement.

               We have not been retained to pass upon, and express no opinion concerning, the 1997 Project, the 1985 Project, the Company, including its financial condition or its ability to pay debt service on the Bonds (collectively, "Company Matters"), or any matters describing or concerning the 1997 Project, the 1985 Project, the Company or Company Matters.

               We express no opinion as to the statement printed on the Bonds referring to the municipal bond insurance policy issued by Ambac Assurance Corporation or as to the insurance referred to in that statement.

                                             Respectfully submitted,

                                             SQUIRE, SANDERS & DEMPSEY L.L.P.

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

                             Statement of Insurance

               Municipal Bond Insurance Policy No. 14546 BE (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.


                                   Assignment

               The following abbreviations when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common
 TEN ENT - as tenants by the entireties
  IT TEN - as joint tenants with right of survivorship and not as tenants in common

    UNIF GIFT/TRANS MIN ACT -____________Custodian for___________ under
                              (Cust. )                   (Minor)

    Uniform Gifts/Transfers to Minors Act of__________________________.
                                                    (State)

    Additional abbreviations may also be used though not in list above.

               UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE 8t CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto ____________________________________________________________ whose address is
_________________________ and whose social security number (or other federal tax identification number) is

               PLEASE INSERT SOCIAL SECURITY OR OTHER
               IDENTIFYING NUMBER OF TRANSFEREE

               ----------------------------------------------

               ----------------------------------------------

the within Bond and does hereby irrevocably constitute and appoint ________________________ as attorney to transfer the said Bond on the books kept for registration thereof, with full power of substitution in the premises.


Date:
     -------------------------------------


                                SIGNATURE(S) GUARANTEED BY:



                                -----------------------------------------------
                                Signature guarantee should be made by an eligible guarantor institution pursuant to S.E.C. Rule 17Ad-15



                                -----------------------------------------------
                                NOTICE: The signature to this assignment must correspond with the name of the Registered Owner as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.


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